Table of Contents

As filed with the Securities and Exchange Commission on September 28, 2021

File No. 024-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MAGELLAN GOLD CORPORATION

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

602 Cedar St., Ste. 205

Wallace, ID 83873

(208) 556-1600

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Michael B. Lavigne, CEO

Magellan Gold Corporation

602 Cedar St., Ste. 205

Wallace, ID 83873

(208) 556-1600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Philip Magri, Esq.

Carmel, Milazzo & Feil LLP

55 West 39th Street, 18th Floor

New York, NY 10018

Phone: 212-658-0458

Fax: 646-838-1314

1000	27-3566922
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PART II—INFORMATION REQUIRED IN OFFERING CIRCULAR

PRELIMINARY OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this preliminary Offering Circular is subject to completion or amendment. These shares may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This preliminary Offering Circular shall not constitute an offer to sell or a solicitation of an offer to buy or sell any of these shares in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final Offering Circular or the Offering Statement in which such final Offering Circular was filed may be obtained.

OFFERING CIRCULAR DATED SEPTEMBER 28, 2021

MAGELLAN GOLD CORPORATION

602 Cedar St., Ste. 205

Wallace, ID 83873

(208) 556-1600

Maximum Amount: $3,000,000

Magellan Gold Corporation, a Nevada corporation (the “Company,” “we,” or “our”), is offering up to 3,000,000 (the “Maximum Offering”) units (the “Units”) of the Company for $ [ _____ ] per Unit (the “Offering Price”) on a “best-efforts/no minimum” basis (the “Offering”). Each Unit is comprised of one share (a “Common Share”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company and one-half warrant (the “Warrant”). Only whole Warrants are exercisable. Each whole Warrant entitles the holder to purchase one share of our Common Stock (a “Warrant Share”) for $ [ _____ ] per share (the “Exercise Price”), subject to certain adjustments, from the date of issuance until the second (2nd) anniversary date of the date of issuance. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Shares and the Warrants comprising the Units are immediately separable and will be issued separately in this Offering.

The Company’s Common Stock is listed on the OTCQB under the symbol “MAGE.” For further information, the closing price of our Common Stock on September 27, 2021 was $1.03 per share.

We currently estimate that the Offering Price will be between $0.70 and $1.00 per Unit and the Exercise Price will be between $1.00 and $1.50 per Warrant Share. The Offering Price range and Exercise Price range were determined by management in order to attract investors in this Offering and is based on a discount to the trading price of our Common Stock on the OTC Markets over the past six months, taking into account trading volume, price range, volume weighted average pricing and other factors. The price range also reflects prices at which we believe we can sell such Units in a timely manner, and is not based on book value, assets, earnings or any other recognizable standard of value. Unless otherwise notice, in this Offering Circular, we have assumed an Offering Price of $1.00 per Unit and an Exercise Price of $1.50 per Warrant. The Company will determine the final Offering Price and the Exercise Price after the qualification of the offering statement of which this Offering Circular forms a part, and the Company will sell the Units and Warrants in this Offering at the fixed prices for the duration of the Offering. See “Plan of Distribution.”

We are selling our Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Units either directly to investors or through registered broker-dealers who are paid commissions. The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC registered broker-dealer (“Dalmore”), to provide broker-dealer services in connection with this offering. Dalmore is not required to sell any specific number or dollar amount of Units but will use its “reasonable best efforts” to sell the Units offered. We expect to commence the sale of the Units within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified (the “Qualification Date”) by the Securities and Exchange Commission (the “SEC”). The Offering will terminate on the earlier of (i) the first year anniversary after the Qualification Date; (ii) the date on which the Maximum Offering is sold, or (iii) when the Board of Directors of the Company elects to terminate the offering (in each such case, the “Termination Date”). There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin utilizing the first proceeds we receive from the Offering towards our business strategy, offering expenses, working capital and general corporate purposes, and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. The minimum investment amount for an investor is $500 (500 Units); however, we reserve the right to waive this minimum in the sole discretion of our management.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering, or (ii) the Termination Date.

Investing in our securities involve a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 6 for a discussion of certain risks that you should consider in connection with an investment in our securities.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to the Public	Commissions(1)(2)	Proceeds to Our Company(2)
Per Unit (each Unit Consisting of One Common Share and One Warrant)	$1.00	$0.01	$0.99
Total Minimum	N/A	N/A	N/A
Total Maximum (3)	$3,000,000	$30,000	$2,970,000

(1)	The minimum investment amount for each subscription is 500 Units ($500). The Offering is being made directly to investors by the management of the Company on a “best efforts” basis. We reserve the right to offer the Units through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”).

(2)	The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. Dalmore will also be providing certain administrative and compliance related functions in connection with this offering. See “Plan of Distribution” for details.

(3)	The Units are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings. The Units are only issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum $500 investment per investor. The Total Maximum Offering amounts include the aggregate price and future aggregate potential proceeds of $5,250,000 with respect to the Warrant Shares if all 3,000,000 Units are sold and all 1,500,000 Warrant Shares are sold upon exercise of the Warrants issued in the Offering for $1.50 per Warrant Share. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin utilizing the first proceeds we receive from the Offering towards our business strategy.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular. Sale of our Units will commence on approximately two days after the date the Offering Statement, of which this Offering Circular is a part, is qualified by the U.S. Securities and Exchange Commission.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. As a “smaller reporting company” within the meaning of Rule 405, we are following the Form S-1 disclosure requirements for smaller reporting companies. This Offering Circular is intended to provide the information required by Part I of Form S-1.This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The date of this Offering Circular is ___________, 2021.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Magellan,” “we,” the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Magellan Gold Corporation.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of an Offering Statement that we filed with the Securities and Exchange Commission (the “SEC”) using a continuous offering process. Periodically, we may provide an Offering Circular supplement that would add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. This Offering Circular also includes statistical and other market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations. All references in this Offering Circular to “$” or “dollars” are to United States dollars, unless specifically stated otherwise.

In this Offering Circular, unless the context indicates otherwise, references to the “Company,” “we,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Magellan Gold Corporation, a Nevada corporation.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in risk factors and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

With respect to our mineral exploration business, these forward-looking statements include, but are not limited to, statements regarding the following:

•	the risk factors set forth below under “Risk Factors” starting on page 6 of this Offering Circular;
•	risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions);
•	uncertainties inherent in our exploratory and developmental activities, including risks relating to permitting and regulatory delays;
•	our future business plans and strategies;
•	our ability to commercially develop our mining interests.;
•	changes that could result from our future acquisition of new mining properties or businesses;
•	expectations regarding competition from other companies;
•	effects of environmental and other governmental regulations;
•	the worldwide economic downturn and difficult conditions in the global capital and credit markets; and
•	our ability to raise additional financing necessary to conduct our business.

Forward-looking statements may include estimated mineral reserves and resources which could differ materially from those projected in the forward-looking statements. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include:

•	the risk factors set forth below “Risk Factors” starting on page on page 6;
•	changes in the market prices of precious minerals, including gold; and
•	uncertainties inherent in the estimation of ore reserves.

In addition to the foregoing, the ongoing COVID-19 pandemic poses significant risks and uncertainties in numerous areas, including the availability of labor and materials to explore our mineral interests, risks impacting the cost and availability of insurance and the markets for precious metals. We cannot predict with any certainty the nature and extent of the impact that the pandemic will have on our business plan and operations.

Readers are cautioned not to put undue reliance on forward-looking statements. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

In light of the significant uncertainties inherent in the forward-looking statements made in this Offering Circular, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to reissue this Offering Circular or otherwise make public statements updating our forward-looking statements.

ii

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See “Cautionary Statements Regarding Forward-Looking Statements.”

Company Information

Magellan Gold Corporation was formed and organized on September 28, 2010 under the laws of the State of Nevada. Our headquarters are located at 602 Cedar St., Ste. 205, Wallace, ID 83873 and our telephone number is (208) 556-1600. Our website address is https://www.magellangoldcorp.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Our Business

We are an exploration stage company and our principal business is the acquisition and exploration of mineral resources in Idaho initially, and elsewhere in the future. We have not presently determined whether the property to which we have mining rights contain mineral deposits that are economically recoverable.

Center Star Mine Project

In July 2020, we acquired Clearwater Gold Mining Corporation (“Clearwater”) which owns certain unpatented mining claims in Idaho County, Idaho, including the historic Center Star Gold Mine near Elk City, Idaho (“Center Star Mine”). The Center Star Mine hosts high grade gold mineralization that was discovered in the early 1900’s. There was periodic historic production and development work done under different ownership through the 1980s. With the high-grade gold mineralization present, Magellan will be evaluating the historic mine data to assess the potential to develop a gold resource at Center Star Mine. The project area is located 45 miles from Grangeville, Idaho and near the town of Elk City, Idaho.

Based upon our research, gold mineralization at Center Star Mine is hosted in multiple parallel quartz veins in a banded gneiss1. Like many of the historic mines in the Elk City area, the gold is present in steeply dipping quartz veins. The gold at the Center Star Mine occurs in high grade veins that trend north-easterly and dip steeply to the south east. These veins are present in a 75’ to 100’ wide sheer zone hosting quartz veins and breccia. It is believed the gold bearing veins vary from inches to 20 feet in width and contain gold from 0.35 ounce per ton gold to multi ounce per ton gold based on historic mine data. The property was historically developed by various owners and has had some production history of gold and silver production. The Center Star Mine has not had any exploration or development work conducted in the last 35 years.

Competitive Conditions

Gold is freely sold into the international marketplace with virtually no restrictions. The price of gold is derived largely from a complex interaction of market forces.

1 Gneiss is a common and widely distributed type of metamorphic rock. Gneiss is formed by high-temperature and high-pressure metamorphic processes acting on formations composed of igneous or sedimentary rocks. Orthogneiss is gneiss derived from igneous rock. Paragneiss is gneiss derived from sedimentary rock.

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Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks, which are more fully described in the section titled “Risk Factors” beginning on page 6. These risks include, among others:

Business risks including risks related to:

•	lack of revenue;
•	novel coronavirus;
•	global economy;
•	competition;
•	legal and regulatory proceedings;
•	the nature of mining, mineral exploration and development projects;
•	licenses and permits, laws and regulations
•	environmental risks;
•	title to properties;
•	insurance;
•	key personnel;
dependence on outside parties;
•	limited property portfolio;
•	community relations and license to operate;
•	emerging market risks;
•	additional financings;
•	dilution; and
•	no minimum amount required as a condition of our accepting subscriptions and using the funds raised in this Offering.

Financial and accounting risks including:

•	estimates or judgments relating to critical accounting policies; and
•	failure to develop internal controls.

Going Concern

Our financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since inception, we have funded operations with proceeds from the sale and issuance of equity to investors. Our future viability is largely dependent upon our ability to raise additional capital to finance our operations. Our management expects that future sources of funding may include sales of equity, obtaining loans, or other strategic transactions. Although our management continues to pursue these plans, there is no assurance that we will be successful with this Offering or in obtaining sufficient financing on terms acceptable to us to continue to finance our operations, if at all. These circumstances raise substantial doubt on our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

COVID-19 Pandemic

In December 2019, a novel strain of coronavirus (“COVID-19”) emerged in China. On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The outbreak has now spread to the United States and infections have been reported globally.

The COVID-19 pandemic is rapidly evolving. The information in this Offering Circular is based on data currently available to us and will likely change as the pandemic progresses. As COVID-19 continues to spread throughout areas in which we operate, we believe the outbreak has the potential to have a material negative impact on our operating results and financial condition. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our operators, employees and vendors, and the impact on the Company’s ability to obtain debt and equity financing to fund ongoing exploration activities, all of which are uncertain and cannot be predicted. Given these uncertainties, we cannot reasonably estimate the related impact to our business, operating results and financial condition.

2

We expect the trends highlighted above with respect to the impact of the COVID-19 pandemic to continue and, in some cases, accelerate. The extent of the COVID-19 pandemic’s continued effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, the pace at which jurisdictions across the country re-open and restrictions begin to lift, the availability of government financial support to our business, tenants and operators and whether a resurgence of the outbreak occurs. Due to these uncertainties, we are not able at this time to estimate the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows but it could be material.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock is currently trading on the OTC Markets’ OTCQB tier under the symbol “MAGE.” No market exists for the Warrants underlying the Warrants and none expected to develop.

Implications of Being an Emerging Growth Company

The JOBS Act provides that, so long as a company qualifies as an “emerging growth company,” it will, among other things:

•	be exempted from the provisions of Section 404(b) of the Sarbanes-Oxley Act, requiring its independent registered public accounting firm to provide an attestation report on the effectiveness of its internal control over financial reporting;

•	be exempted from the “say on pay” and “say on golden parachute” advisory vote requirements of the Dodd-Frank Wall Street Reform and Customer Protection Act (the “Dodd-Frank Act”), and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer, and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934; and

•	instead provide a reduced level of disclosure concerning executive compensation, and be exempted from any rules that may be adopted by the Public company Accounting Oversight Board requiring mandatory audit firm rotations, or a supplement to the auditor’s report on the financial statements.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to take advantage of the benefits of this extended transition period and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

It should be noted that notwithstanding our status as an emerging growth company, we would be eligible for these exemptions because of our status as a “smaller reporting company” as defined by the Exchange Act.

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OFFERING SUMMARY

We are offering the Units, the Common Shares and Warrants of which the Units consist of and the underlying Warrant Shares pursuant to Tier 2 of Regulation A of the Securities Act of 1933.

Issuer:	Magellan Gold Corporation, a Nevada corporation

Units Offered:

A maximum of 3,000,000 units (the “Units”) on a “best efforts/no maximum” at an offering price of $1.00 per Unit, each Unit being comprised of:

•      one share of common stock of the Company of the Company, par value of $0.001 per share (the “Common Stock”); and

•     one warrant (a “Warrant”) to purchase 50% of the number of Common Shares underlying the Units (a “Warrant Share”) at an exercise price of $1.50 per share, subject to customary adjustments, from the date of issuance until the second anniversary of such date.

Offering Price Per Unit (range):	$0.70 to $1.00

Minimum Investment:	$500 (500 Units), although the Company reserves the right to accept subscriptions for lesser amounts.

Broker:	We have entered into an agreement with the Dalmore Group, LLC (“Dalmore”), which is acting as our executing broker in connection with each offering. Dalmore is a broker-dealer which is registered with the Commission and will be registered in each state where each offering will be made prior to the launch of such offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with each offering. Dalmore is a member of Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities Investor Protection Corporation, or SIPC.

Common Stock Outstanding before the Offering (1):	11,340,412 shares of Common Stock

Common Stock to be Outstanding after the Offering (1):	14,340,412 shares of Common Stock if the maximum Units are sold, 15,840,412 shares of Common Stock upon exercise of the Warrants if the maximum Units are sold and the maximum Warrant Shares are issued.

Use of Proceeds:	If we sell all of the 3,000,000 Units being offered, and all of the 1,500,000 Warrant Shares underlying the Units being offered, our net proceeds (after deducting fees and commissions and estimated offering expenses) will be approximately $2,710,000. We will use these net proceeds for gold exploration expenses, working capital and general corporate purposes. See “ Use of Proceeds.”

Investor Qualification:

Each investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedures” for further details. The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov

Resale Restrictions:	See “Description of Securities - Resale Restrictions” on page 58.

OTC Symbol:	Our Common Stock is currently trading on the OTC Markets’ OTCQB tier under the symbol “MAGE.” No market exists for the Warrants underlying the Warrants and none expected to develop.

4

Risk Factors:	Investing in our securities involves risks. See the section entitled “Risk Factors” starting on page 6 in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our securities.

(1)	Number of outstanding shares of Common Stock before and after this Offering excludes the following as of June 30, 2021: (i) 200,000 shares of Common Stock authorized for issuance pursuant to the Company’s 2017 Equity Incentive Plan, of which awards for 72,000 are outstanding as of June 30, 2021; (ii) 423,635 shares of Common Stock issuable upon the exercise of outstanding warrants; (iii) 1,283,375 shares issuable upon the conversion of outstanding convertible notes.

5

RISK FACTORS

The following is only a summary of the risks pertaining to our Company. Investment in our securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Offering Circular. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute “forward-looking statements.”

Risks Related to our Business and Industry

We have a going concern opinion from our auditors, indicating the possibility that we may not continue to operate. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.

At June 30, 2021, we had not yet generated any revenues or achieved profitable operations and we have accumulated losses of $17,319,954. Our financial statements have been prepared assuming that we will continue as a going concern. Due to our continuing operating losses and negative cash flows from our operations, the reports of our auditors issued in connection with our consolidated financial statements for the fiscal years ended December 31, 2020 and 2019, contain explanatory paragraphs indicating that the foregoing matters raised substantial doubt about our ability to continue as a going concern. We cannot provide any assurance that we will be able to continue as a going concern. We expect to incur further losses in the development of our business, all of which raises substantial doubt as to our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due.

Uncontrollable events like the COVID-19 pandemic may negatively impact our operations.

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission.

We have no history of and limited experience in mineral production.

We have no history of and limited experience in producing gold or other metals. In addition, our management has limited technical training and experience with exploring for, starting and/or operating a mine. Our management may not be fully aware of many of the specific requirements related to working within this industry. Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Our operations, earnings and ultimate financial success could suffer due to our management’s limited experience in this industry. As a result, we would be subject to all of the risks associated with establishing a new mining operation and business enterprise. We may never successfully establish mining operations, and any such operations may not achieve profitability.

We have no proven or probable reserves.

We are currently in the exploration stage and have no proven or probable reserves, as those terms are defined by the SEC on any of our properties.

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In order to demonstrate the existence of proven or probable reserves under SEC guidelines, it would be necessary for us to advance the exploration of our properties by significant additional delineation drilling to demonstrate the existence of sufficient mineralized material with satisfactory continuity which would provide the basis for a feasibility study which would demonstrate with reasonable certainty that the mineralized material can be economically extracted and produced. We do not have sufficient data to support a feasibility study with regard to the properties, and in order to perform the drill work to support such feasibility study, we must obtain the necessary permits and funds to continue our exploration efforts. It is possible that, even after we have obtained sufficient geologic data to support a feasibility study on the properties, such study will conclude that none of the identified mineral deposits can be economically and legally extracted or produced. If we cannot adequately confirm or discover any mineral reserves of precious metals on the properties, we may not be able to generate any revenues. Even if we discover mineral reserves on the properties in the future that can be economically developed, the initial capital costs associated with development and production of any reserves found is such that we might not be profitable for a significant time after the initiation of any development or production. The commercial viability of a mineral deposit once discovered is dependent on a number of factors beyond our control, including particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as metal prices. In addition, development of a project as significant as the ones we might be planning will likely require significant debt financing, the terms of which could contribute to a delay of profitability.

The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

•	establish ore reserves through drilling and metallurgical and other testing techniques;
•	determine metal content and metallurgical recovery processes to extract metal from the ore; and,
•	design mining and processing facilities.

If we discover ore at the properties, we expect that it would be several additional years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production could change. As a result of these uncertainties, there can be no assurance that our exploration programs will result in proven and probable reserves in sufficient quantities to justify commercial operations.

Even if our exploration efforts at Center Start Gold Mine or other properties we acquire are successful, we may not be able to raise the funds necessary to develop the property.

If our exploration efforts at our Center Start Gold Mine and other prospects are successful, of which there can be no assurance, our current estimates indicate that we may be required to raise substantial external financing to develop and construct the mines. Sources of external financing could include bank borrowings and debt and equity offerings, but financing has become significantly more difficult to obtain in the current market environment. The failure to obtain financing would have a material adverse effect on our growth strategy and our results of operations and financial condition. We currently have no specific plan to obtain the necessary funding and there exist no agreements, commitments or arrangements to provide us with the financing that we may need. There can be no assurance that we will commence production at any of our properties or generate sufficient revenues to meet our obligations as they become due or obtain necessary financing on acceptable terms, if at all, and we may not be able to secure the financing necessary to begin or sustain production at the properties. Our failure to raise needed funding could also result in our inability to meet our future royalty and work commitments under our mineral leases, which could result in a forfeiture of our mineral interest altogether and a default under other financial commitments. In addition, should we incur significant losses in future periods, we may be unable to continue as a going concern, and we may not be able to realize our assets and settle our liabilities in the normal course of business at amounts reflected in our financial statements included or incorporated herein by reference.

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Insurance Risks

The Company’s business is capital intensive and subject to a number of risks and hazards, including environmental pollution, accidents or spills, industrial and transportation accidents, labor disputes, changes in the regulatory environment, natural phenomena (such as inclement weather conditions, earthquakes, pit wall failures and cave-ins) and encountering unusual or unexpected geological conditions. Many of the foregoing risks and hazards could result in damage to, or destruction of the Company’s mineral properties or future processing facilities, personal injury or death, environmental damage, delays in or interruption of or cessation of their exploration or development activities, delay in or inability to receive regulatory approvals to transport their products, or costs, monetary losses and potential legal liability and adverse governmental action. The Company may be subject to liability or sustain loss for certain risks and hazards against which they do not or cannot insure or which it may reasonably elect not to insure. This lack of insurance coverage could result in material economic harm to the Company.

Dependence on Sole Executive Officer and Recruiting Key Personnel

Michael B. Lavigne is the sole executive officer of the Company and is critical to the Company’s success. The loss of Mr. Lavigne would have a materially adverse effect on our business. Also, recruiting qualified personnel as the Company grows is critical to its success. The number of persons skilled in the acquisition, exploration and development of mining properties is limited and competition for such persons is intense. As the Company’s business activity grows, it will require additional key financial, administrative, regulatory and mining personnel as well as additional operations staff. If the Company is not successful in attracting and training qualified personnel, the efficiency of its operations could be affected, which could have an adverse impact on future cash flows, earnings, results of operations and the financial condition of the Company.

Dependence on Outside Parties.

The Company has relied upon consultants, geologists, engineers and others and intends to rely on these parties for exploration and development expertise. Substantial expenditures are required to construct mines, to establish mineral resources and reserves through drilling, to carry out environmental and social impact assessments, to develop metallurgical processes to extract metal from ore and, in the case of new properties, to develop the exploration and plant infrastructure at any particular site. If such parties’ work is deficient or negligent or is not completed in a timely manner, it could have a material adverse effect on the Company.

Limited Property Portfolio

At this time, the Company holds an interest in the Center Start Gold Mine. As a result, unless the Company acquires additional property interests, any adverse developments affecting this property could have a material adverse effect upon the Company and would materially and adversely affect the potential future mineral resource production, profitability, financial performance and results of operations of the Company.

Community Relations and License to Operate

The Company’s relationship with the local communities where it operates is critical to ensure the future success of its existing activities and the potential development and operation of its Center Start Gold Mine. Failure by the Company to maintain good relations with local communities can result in adverse claims and difficulties for the Company. There is also an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. NGOs and civil society groups, some of which oppose resource development, are often vocal critics of the mining industry and its practices, including the use of hazardous substances and the handling, transportation and storage of various waste, including hazardous waste. Adverse publicity generated by such NGOs and civil society groups or others related to the extractive industries generally, or the Company’s operations specifically, could have a material adverse impact on the Company and its reputation. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to the Corporation’s overall ability to advance its projects, which could have a material adverse impact on the Company’s business, results of operations and financial condition.

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Emerging Market Risks.

Emerging market investment generally poses a greater degree of risk than investment in more mature market economies because the economies in the developing world are more susceptible to destabilization resulting from domestic and international developments.

We may not be able to obtain permits required for development Center Start Gold Mine or any other properties we acquire.

In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We will be required to obtain numerous permits for our properties. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. Our efforts to develop the properties may also be opposed by environmental groups. In addition, mining projects require the evaluation of environmental impacts for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic conditions. An Environmental Impact Statement would be required before we could commence mine development or mining activities. Baseline environmental conditions are the basis on which direct and indirect impacts of the properties are evaluated and based on which potential mitigation measures would be proposed. If the properties were found to significantly adversely impact the baseline conditions, we could incur significant additional costs to avoid or mitigate the adverse impact, and delays in the development of properties could result.

Permits would also be required for, among other things, storm-water discharge; air quality; wetland disturbance; dam safety (for water storage and/or tailing storage); septic and sewage; and water rights appropriation. In addition, compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act.

The mining industry is intensely competitive.

The mining industry is intensely competitive. We may be at a competitive disadvantage because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we do. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future. We may also encounter increasing competition from other mining companies in our efforts to locate acquisition targets, hire experienced mining professionals and acquire exploration resources.

Our future success is subject to risks inherent in the mining industry.

Our future mining operations, if any, would be subject to all of the hazards and risks normally incident to developing and operating mining properties. These risks include:

•	insufficient ore reserves;
•	fluctuations in metal prices and increase in production costs that may make mining of reserves uneconomic;
•	significant environmental and other regulatory restrictions;
•	labor disputes; geological problems;
•	failure of underground stopes and/or surface dams;
•	force majeure events; and
•	the risk of injury to persons, property or the environment.

Our future profitability will be affected by changes in the prices of metals.

If we establish reserves, and complete development of a mine, our profitability and long-term viability will depend, in large part, on the market price of gold. The market prices for metals are volatile and are affected by numerous factors beyond our control, including:

•	global or regional consumption patterns;
•	supply of, and demand for, gold and other metals;
•	speculative activities;
•	expectations for inflation; and
•	political and economic conditions.

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The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices could adversely affect our ability to finance the exploration and development of our properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline.

The price of gold may decline in the future. If the price of gold and silver is depressed for a sustained period, we may be forced to suspend operations until the prices increase, and to record asset impairment write-downs. Any continued or increased net losses or asset impairments would adversely affect our financial condition and results of operations.

We are subject to significant governmental regulations.

Our operations and exploration and development activities are subject to extensive federal, state, and local laws and regulations governing various matters, including:

•	environmental protection;
•	management and use of toxic substances and explosives;
•	management of natural resources;
•	exploration and development of mines, production and post-closure reclamation;
•	taxation;
•	labor standards and occupational health and safety, including mine safety; and
•	historic and cultural preservation.

Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of any future operations and delays in the exploration of our properties.

Changes in mining or environmental laws could increase costs and impair our ability to develop our properties.

From time to time the U.S. government may determine to revise U.S. mining and environmental laws. It remains unclear to what extent new legislation or regulations may affect existing mining claims or operations. The effect of any such revisions on our operations cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, such as ours, and such revision could also impair our ability to develop the properties and to explore and develop other mineral projects.

Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

Mining exploration and mining are subject to the potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price.

Environmental regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees.

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To the extent we are subject to environmental liabilities, the settlement of such liabilities or the costs that we may incur to remedy environmental pollution would reduce funds otherwise available to us and could have a material adverse effect on our financial condition and results of operations. If we are unable to fully remedy an environmental problem, it might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy. The environmental standards that may ultimately be imposed at a mine site impact the cost of remediation and may exceed the financial accruals that have been made for such remediation. The potential exposure may be significant and could have a material adverse effect on our financial condition and results of operations.

Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property and injury to persons resulting from the environmental, health and safety impacts of our operations, which could lead to the imposition of substantial fines, remediation costs, penalties and other civil and criminal sanctions. Substantial costs and liabilities, including for restoring the environment after the closure of mines, are inherent in our proposed operations

Some mining wastes are currently exempt to a limited extent from the extensive set of the federal Environmental Protection Agency (“EPA”) regulations governing hazardous waste under the Resource Conservation and Recovery Act (“RCRA”). If the EPA designates these wastes as hazardous under RCRA, we may be required to expend additional amounts on the handling of such wastes and to make significant expenditures to construct hazardous waste disposal facilities. In addition, if any of these wastes causes contamination in or damage to the environment at a mining facility, such facility may be designated as a “Superfund” site under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”). Under CERCLA, any owner or operator of a Superfund site since the time of its contamination may be held liable and may be forced to undertake extensive remedial cleanup action or to pay for the government’s cleanup efforts. Such owner or operator may also be liable to governmental entities for the cost of damages to natural resources, which may be substantial. Additional regulations or requirements are also imposed under the Federal Clean Water Act (“CWA”). The Company considers the current proposed federal legislation relating to climate change and its potential enactment may have future impacts to the Company’s operations in the United States.

In addition, there are numerous legislative and regulatory proposals related to climate change, including legislation pending in the U.S. Congress to require reductions in greenhouse gas emissions. The Company has reviewed and considered current federal legislation relating to climate change and does not believe it to have a material effect on its operations, however, additional regulation or requirements under any of these laws and regulations could have a materially adverse effect upon the Company and its results of operations.

Compliance with CERCLA, the CWA and state environmental laws could entail significant costs, which could have a material adverse effect on our operations.

In the context of environmental permits, including the approval of reclamation plans, we must comply with standards and regulations which entail significant costs and can entail significant delays. Such costs and delays could have a dramatic impact on our operations. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations. We intend to fully comply with all applicable environmental regulations.

We are required to obtain government permits to begin new operations. The acquisition of such permits can be materially impacted by third party litigation seeking to prevent the issuance of such permits. The costs and delays associated with such approvals could affect our operations, reduce our revenues, and negatively affect our business as a whole.

Mining companies are required to seek governmental permits for the commencement of new operations. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. The duration and success of permitting efforts are contingent on many factors that are out of our control. The governmental approval process may increase costs and cause delays depending on the nature of the activity to be permitted, and could cause us to not proceed with the development of a mine. Accordingly, this approval process could harm our results of operations.

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Mineral exploration and development inherently involves significant and irreducible financial risks. We may suffer from the failure to find and develop profitable mineral deposits.

The exploration for and development of mineral deposits involves significant financial risks, which even a combination of careful evaluation, experience and knowledge may not eliminate. Unprofitable efforts may result from the failure to discover mineral deposits. Even if mineral deposits are found, such deposits may be insufficient in quantity and quality to return a profit from production, or it may take a number of years until production is possible, during which time the economic viability of the project may change. Few properties which are explored are ultimately developed into producing mines. Mining companies rely on consultants and others for exploration, development, construction and operating expertise.

Substantial expenditures are required to establish ore reserves, extract metals from ores and, in the case of new properties, to construct mining and processing facilities. The economic feasibility of any development project is based upon, among other things, estimates of the size and grade of ore reserves, proximity to infrastructures and other resources (such as water and power), metallurgical recoveries, production rates and capital and operating costs of such development projects, and metals prices. Development projects are also subject to the completion of favorable feasibility studies, issuance and maintenance of necessary permits and receipt of adequate financing.

Once a mineral deposit is developed, whether it will be commercially viable depends on a number of factors, including: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; government regulations including taxes, royalties and land tenure; land use, importing and exporting of minerals and environmental protection; and mineral prices. Factors that affect adequacy of infrastructure include reliability of roads, bridges, power sources and water supply; unusual or infrequent weather phenomena; sabotage; and government or other interference in the maintenance or provision of such infrastructure. All of these factors are highly cyclical. The exact effect of these factors cannot be accurately predicted, but the combination may result in not receiving an adequate return on invested capital.

Significant investment risks and operational costs are associated with our exploration activities. These risks and costs may result in lower economic returns and may adversely affect our business.

Mineral exploration, particularly for gold, involves many risks and is frequently unproductive. If mineralization is discovered, it may take a number of years until production is possible, during which time the economic viability of the project may change.

Development projects may have no operating history upon which to base estimates of future operating costs and capital requirements. Development project items such as estimates of reserves, metal recoveries and cash operating costs are to a large extent based upon the interpretation of geologic data, obtained from a limited number of drill holes and other sampling techniques, and feasibility studies. Estimates of cash operating costs are then derived based upon anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates of metals from the ore, comparable facility and equipment costs, anticipated climate conditions and other factors. As a result, actual cash operating costs and economic returns of any and all development projects may materially differ from the costs and returns estimated, and accordingly, our financial condition and results of operations may be negatively affected.

Our failure to satisfy the financial commitments under the agreements controlling our rights to explore on our current prospects could result in our loss of those potential opportunities.

We hold all of our mineral interests under agreements and commitments that require ongoing financial obligations, including work commitments. Our failure to satisfy those obligations could result in a loss of those interests. In such an event, we would be required to recognize an impairment of the assets currently reported in our financial statements.

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We are required to obtain government permits to begin new operations. The acquisition of such permits can be materially impacted by third party litigation seeking to prevent the issuance of such permits. The costs and delays associated with such approvals could affect our operations, reduce our revenues, and negatively affect our business as a whole.

Mining companies are required to seek governmental permits for the commencement of new operations. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. The duration and success of permitting efforts are contingent on many factors that are out of our control. The governmental approval process may increase costs and cause delays depending on the nature of the activity to be permitted, and could cause us to not proceed with the development of a mine. Accordingly, this approval process could harm our results of operations.

Any of our future acquisitions may result in significant risks, which may adversely affect our business.

An important element of our business strategy is the opportunistic acquisition of operating mines, properties and businesses or interests therein within our geographical area of interest. While it is our practice to engage independent mining consultants to assist in evaluating and making acquisitions, any mining properties or interests therein we may acquire may not be developed profitably or, if profitable when acquired, that profitability might not be sustained. In connection with any future acquisitions, we may incur indebtedness or issue equity securities, resulting in increased interest expense, or dilution of the percentage ownership of existing stockholders. We cannot predict the impact of future acquisitions on the price of our business or our Common Stock. Unprofitable acquisitions, or additional indebtedness or issuances of securities in connection with such acquisitions, may impact the price of our Common Stock and negatively affect our results of operations.

Our ability to find and acquire new mineral properties is uncertain. Accordingly, our prospects are uncertain for the future growth of our business.

Because mines have limited lives based on proven and probable ore reserves, we may seek to replace and expand our future ore reserves, if any. Identifying promising mining properties is difficult and speculative. Furthermore, we encounter strong competition from other mining companies in connection with the acquisition of properties producing or capable of producing gold. Many of these companies have greater financial resources than we do. Consequently, we may be unable to replace and expand future ore reserves through the acquisition of new mining properties or interests therein on terms we consider acceptable. As a result, our future revenues from the sale of gold or other precious metals, if any, may decline, resulting in lower income and reduced growth.

Corporate and securities laws and regulations are likely to increase our costs.

The Sarbanes-Oxley Act of 2002 (“SOX”), which became law in July 2002, has impacted our corporate governance, securities disclosure and compliance practices. In response to the requirements of SOX, the SEC and major stock exchanges have promulgated rules and listing standards covering a variety of subjects. Compliance with these rules and listing standards are likely to increase our general and administrative costs, and we expect these to continue to increase in the future. In particular, we are required to include the management report on internal control as part of our annual reports pursuant to Section 404 of SOX. We have evaluated our internal control systems in order (i) to allow management to report on our internal controls, as required by these laws, rules and regulations, (ii) to provide reasonable assurance that our public disclosure will be accurate and complete, and (iii) to comply with the other provisions of Section 404 of SOX. We cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact these may have on our operations. Furthermore, there is no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other requirements of SOX, we might become subject to sanctions or investigation by regulatory authorities such as the SEC or FINRA. Any such action may materially adversely affect our reputation, financial condition and the value of our securities, including our Common Stock. SOX and these other laws, rules and regulations have increased legal and financial compliance costs and have made our corporate governance activities more difficult, time-consuming and costly.

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The Company is subject to extensive government regulations and permit requirements.

Operations, development and exploration on the Company’s properties are affected to varying degrees by political stability and government regulations relating to such matters as environmental protection, health, safety and labor, mining law reform, restrictions on production, price controls, tax increases, maintenance of claims, tenure, and expropriation of property. Failure to comply with applicable laws and regulations may result in fines or administrative penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in the Company incurring significant expenditures.

The activities of the Company require licenses and permits from various governmental authorities. The Company currently has been granted the requisite licenses and permits to enable it to carry on its existing business and operations. There can be no assurance that the Company will be able to obtain all the necessary licenses and permits which may be required to carry out exploration, development and mining operations for its projects in the future. The Company might find itself in situations where the state of compliance with regulation and permits can be subject to interpretation and challenge from authorities that could carry risk of fines or temporary stoppage.

Opposition of the Company’s exploration, development and operational activities may adversely affect the Company’s reputation, its ability to receive mining rights or permits and its current or future activities.

Maintaining a positive relationship with the communities in which the Company operates is critical to continuing successful exploration and development. Community support for operations is a key component of a successful exploration or development project. Various international and national laws, codes, resolutions, conventions, guidelines and other materials relating to corporate social responsibility (including rights with respect to health and safety and the environment) may also require government consultation with communities on a variety of issues affecting local stakeholders, including the approval of mining rights or permits.

The Company may come under pressure in the jurisdictions in which it explores or develops to demonstrate that other stakeholders benefit and will continue to benefit from its commercial activities. Local stakeholders and other groups may oppose the Company’s current and future exploration, development and operational activities through legal or administrative proceedings, protests, roadblocks or other forms of public expression against the Company’s activities. Opposition by such groups may have a negative impact on the Company’s reputation and its ability to receive necessary mining rights or permits. Opposition may also require the Company to modify its exploration, development or operational plans or enter into agreements with local stakeholders or governments with respect to its projects, in some cases causing considerable project delays. Any of these outcomes could have a material adverse effect on the Company’s business, financial condition, results of operations and Common Share price.

The title to the Company’s properties could be challenged or impugned.

Although the Company has or will receive title opinions for any properties in which it has a material interest, there is no guarantee that title to such properties will not be challenged or impugned. The Company has not conducted surveys of the claims in which it holds direct or indirect interests and, therefore the precise area and location of the properties may be in doubt. The Company’s properties may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by unidentified or unknown defects. Title insurance is generally not available for mineral properties and the Company’s ability to ensure that it has obtained secure claims to individual mineral properties or mining concessions may be constrained. A successful challenge to the Company’s title to a property or to the precise area and location of a property could cause delays or stoppages to the Company’s exploration, development or operating activities without reimbursement to the Company. Any such delays or stoppages could have a material adverse effect on the Company’s business, financial condition and results of operations.

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Risks Related to Our Stock

We will need, but may be unable to, obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

In the future, we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Shares will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. There can be no assurance that we will be able to generate any investor interest in our securities. If we do not obtain additional financing, our business may never commence, in which case you would likely lose the entirety of your investment in the Company.

Even if this Offering is successful, we will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

The net proceeds from this Offering, excluding potential proceeds from the sale of Warrant Shares upon exercise of all the Warrants, will be up to $2,710,000, after deducting commissions and estimated offering expenses payable by us. We expect that if 50% to 100% of the offered Units are sold in this Offering, the net proceeds will be sufficient to fund our current operations for at least the next twenty-four months, and 18% if only 25% of the Units are sold. However, we may not achieve the maximum sale of Units, and/or our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

You will incur immediate and substantial dilution in the book value of your shares of Common Stock.

You will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this Offering. Assuming all 3,000,000 Units are sold for estimated net proceeds of $2,710,000 (after deducting estimated offering expenses), purchasers of Units in this Offering will experience dilution of approximately $0.81 in net tangible book value of their Shares. See “Dilution.”

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No Minimum Capitalization.

Because this is a “best efforts” offering with no minimum, we will have access to any funds tendered. This means that any investment made could be the only investment in this Offering, leaving the Company without adequate capital to pursue its business plan or even to cover the expenses of this Offering.

We do not have a minimum capitalization, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. We do not have any track record for self-underwritten Regulation A offerings and there can be no assurance the Maximum Offering or any other amount will be sold in this Offering. There is no assurance that we will raise sufficient capital solely from this Offering to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We may terminate this Offering at any time during the Offering Period.

We reserve the right to terminate this Offering at any time, regardless of the number of Units sold. In the event that we terminate this Offering at any time prior to the sale of all of the Units offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

There is no minimum offering amount.

There is no minimum amount the Company needs to raise before it can close on subscriptions and deploy such capital. This means any investment made by an investor will be immediately available to Company. If the Company does not raise the full amount of this Offering, it may not have the capital resources necessary to fund the plans outlined in “Use of Proceeds.” In such event, an investor in this Offering may lose its entire investment.

We may issue Preferred Stock that would have rights that are preferential to the rights of our Common Stock that could discourage potentially beneficial transactions to our Common Stockholders.

We are authorized to issue 25,000,000 shares of “blank check” Preferred Stock under our Articles of Incorporation. Our Board of Directors has the authority to fix and determine the relative rights and preferences of Preferred Stock and to issue Preferred Stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of Preferred Stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our Common Stock.

Of our 25,000,000 shares of “blank check” Preferred Stock, 2,500,000 shares have been designated as Series A Preferred Stock (“Series A Preferred”). Effective June 30, 2021 (the “Conversion Date”), the Company received Notices of Conversion from five (5) of its Series A Convertible Preferred stockholders that they had elected to convert a total of 192,269 shares of Series A Convertible Preferred Stock into an aggregate of 1,922,690 shares of Common Stock and $356,123 in accrued but unpaid dividends on the Series A Shares into an aggregate of 356,123 shares of Common Stock (the “Dividend Shares”). Each share of Series A Convertible Preferred Stock was convertible into ten (10) shares of Common Stock. The conversion price of the Dividend Shares was $1.00 per share. As of June 30, 2021, no shares of Series A Preferred are outstanding.

On September 2020, the Company established a Series B Convertible Preferred Stock (“Series B Preferred”) and authorized an aggregate of 5,000 shares with a par value of $0.001 per share and a stated value of $1,250.00 per share. No shares of Series B Preferred are outstanding but the holders of outstanding Series B Preferred are entitled to receive dividends at the annual rate of 10% based on the stated value per shar and dividends on the share of Series B Preferred shall be cumulative.

Our Series A Preferred and our Series B Preferred have dividends and liquidation preference over our Common Stock which could suppress the value of our Common Stock.

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Our Preferred Stock could deter a change of management and discourage offers to acquire us.

Our Articles of Incorporation authorizes 25,000,000 shares of Preferred Stock without any vote or further action by our stockholders. Our Board of Directors’ authority to issue Preferred Stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve. The issuance of Preferred Stock could make it more difficult for someone to acquire control of us or for our stockholders to remove existing management and might discourage a third party from offering to acquire us, even if a change in control or in management would be beneficial to our stockholders. For example

Over-the-Counter stocks are subject to risks of high volatility and price fluctuation.

We have not applied to have our shares listed on any stock exchange or on the Nasdaq Capital Market, and we do not plan to do so in the foreseeable future. The OTC market for securities has experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as commodity prices and the investment markets generally, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our Common Stock and make it more difficult for investors to sell their shares.

Trading in our securities is on an electronic bulletin board established for securities that do not meet Nasdaq listing requirements. As a result, investors will find it substantially more difficult to dispose of our securities. Investors may also find it difficult to obtain accurate information and quotations as to the price of, our Common Stock.

Our stock price may be volatile and as a result, stockholders could lose all or part of their investment. The value of our shares could decline due to the impact of any of the following factors upon the market price of our Common Stock:

•	failure to meet operating budget;
•	decline in demand for our Common Stock;
•	operating results failing to meet the expectations of securities analysts or investors in any quarter;
•	downward revisions in securities analysts’ estimates or changes in general market conditions;
•	investor perception of the mining industry or our prospects; and
•	general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our Common Stock.

Our management concluded that internal controls over financial reporting were not effective at December 31, 2020. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

In our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, we disclosed that our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2020, using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework (2013), and concluded that our internal control over financial reporting was not effective as of December 31, 2020 due to several material weakness, included a lack of segregation of duties a formal review process that includes multiple levels of review and no independent directors on our board. structure.

In expanding on our cited material weakness, we disclosed that our limited size has prevented us from being able to employ sufficient resources to enable us to have an adequate level of supervision and segregation of duties within our system of internal control.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide financial reports or prevent fraud, our business reputation and operating results could be harmed. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

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Owners of our Common Stock are subject to the “penny stock” rules.

Since our shares are not listed on a national stock exchange or quoted on the Nasdaq Market within the United States, trading in our shares on the OTC market is subject to the extent the market price for our shares is less than $5.00 per share, to a number of regulations known as the “penny stock rules.” The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, and to make a special written determination that the penny stock is a suitable investment for the investor and receive the investor’s written agreement to the transaction. To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for our shares and may severely and adversely affect the ability of broker-dealers to sell our shares, if a publicly traded market develops.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on any shares of our capital stock, and we do not anticipate that we will pay any dividends in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our Board of Directors may deem relevant at that time. If we do not pay cash dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

The market for our Common Stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Common Stock has been historically thinly traded on the OTC Markets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time has been relatively small or non-existent. This situation is attributable to several factors, including the fact that we are a small company that is relatively unknown to stock analysts, stockbrokers, institutional investors, and others in the investment community. Even if we came to such persons’ attention, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until we became more seasoned and viable. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on our share price. We cannot assure you that a broader or more active public trading market for our Common Shares will develop or be sustained or that current trading levels will be maintained.

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The indemnification provisions in our articles of incorporation and bylaws under Nevada law may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees.

Our articles of incorporation contain provisions that eliminate our directors’ liability for monetary damages to our Company and stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. These indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may not recoup.

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Holders of our Common Stock may face significant restrictions on the resale of the Common Stock due to states’ “blue sky” laws or rules.

We intend to offer and sell our securities in this Offering to retail customers in every state in the United States plus the District of Columbia and Puerto Rico. The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a U.S. federal statute, preempts the states from regulating transactions in certain securities, which are referred to as “covered securities.” NSMIA nevertheless allows the states to investigate if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can bar the sale of covered securities in a particular case. The various states and other jurisdictions can impose fines on us or take other regulatory actions against us if we fail to comply with their securities laws. Although we are taking steps to help ensure that we will conduct all offers and sales in this offering in compliance with all blue sky laws, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we do not achieve compliance. See “Description of Securities Offered—Resale Restrictions” section in this Offering Circular.

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USE OF PROCEEDS

The maximum gross proceeds from the sale of our Units in this Offering is $3,000,000 (excluding the proceeds from the issuance of all Warrant Shares upon exercise of Warrants issued in this Offering). The table below sets forth the net proceeds of the Offering, after deducting Offering estimated expenses, including 1% of the total gross proceeds for commissions payable to Dalmore on all the Units being offered, and legal, accounting, printing, marketing, selling and other costs incurred in the Offering. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. We expect from time to time to evaluate the acquisition of businesses and mining assets for which a portion of the net proceeds may be used.

The table below sets forth the net proceeds of the Offering, after deducting Offering estimated expenses if we sell 100%, 75%, 50%, and 25% of the Units in this Offering. All amounts set forth below are estimates and based on the assumed offering price of $1.00 per Unit.

	100%	75%	50%	25%
Gross Proceeds	$3,000,000	$2,250,000	$1,500,000	$750,000

Expenses
Dalmore	$(30,000)	(22,500)	(15,000)	(7,500)
Dalmore Set up Fee	(25,000)	(25,000)	(25,000)	(25,000)
Dalmore Due Diligence Fee	(5,000)	(5,000)	(5,000)	(5,000)
FINRA Fee	(1,400)	(1,400)	(1,400)	(1,400)
Legal	(25,000)	(25,000)	(25,000)	(25,000)
Misc. Expenses*	(203,600)	(136,100)	(98,600)	(56,100)
Total Expenses*	$(290,000)	$(215,000)	$(170,000)	$(120,000)

Net Proceeds*:	$2,710,000	$2,035,000	$1,330,000	$630,000

*Estimated.

The following table represents management’s best estimate of the uses of the net proceeds, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale in this Offering. All amounts set forth below are estimates and based on the assumed offering price of $1.00 per Unit.

	Percentage of Offering Sold
	100%	75%	50%	25%

Road work	$20,000	$20,000	$20,000	$20,000
Upper portal repair	20,000	20,000	20,000	20,000
Sampling and assays	60,000	60,000	60,000	40,000
Drift repair	50,000	50,000	50,000	50,000
Mapping and geological report	25,000	25,000	25,000	25,000
Drilling program	400,000	400,000	400,000	300,000
Drift Development	200,000	100,000	100,000	–
Metallurgical report	10,000	10,000	10,000	–
Equipment	100,000	75,000	50,000	–
New Bridge	75,000	75,000	75,000	–
Bulk sample/limited production	350,000	250,000	200,000	–
Surface trenching and sampling	350,000	250,000	–	–
Acquisition #1	300,000	300,000	–	–
Acquisition #2	300,000	–	–	–
Working Capital	450,000	400,000	320,000	175,000
Total	$2,710,000	$2,035,000	$1,330,000	$630,000

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As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Units offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Units, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The amounts set forth above are our current estimates for such development activities, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering and making short-term interest-bearing investments of the proceeds for capital preservation purposes. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” in this Offering Statement for more information regarding the risks associated with an investment in our securities.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its officers, as described under “Compensation of Directors and Executive Officers” below. The Company may, in its discretion, pay its directors cash compensation and compensate them with the proceeds of the Offering.

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering and reserves the right to change the estimated allocation of net proceeds set forth above.

Although our business does not presently generate any cash, we believe that if we raise the maximum amount in this Offering, that we will have sufficient capital to finance our operations for at least the next 24 months. However, if we do not sell the maximum number of Units offered in this Offering, or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during or after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, interest bearing instruments and United States government securities and including investments in related parties. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses or mining assets, although we have no present commitments or agreements for any specific acquisitions or investments.

DILUTION

At June 30, 2021, an aggregate of 11,340,412 shares of Common Stock are issued and outstanding.

If you purchase Units in this Offering, your ownership interest in our Common Shares will be diluted immediately, to the extent of the difference between the price to the public charged for each Unit in this Offering and the net tangible book value per share of our Common Shares after this Offering.

Our net tangible book value as of June 30, 2021 was $28,947, or $0.00 per share, based on 11,340,412 shares of Common Stock outstanding as of the date of this Offering Circular. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of Common Stock outstanding, all as of the date specified.

If the Maximum Offering, at an assumed offering price of $1.00 per Common Share underlying each Unit, is sold in this Offering, after deducting estimated offering expenses payable by us, our pro forma as-adjusted net tangible book value at June 30, 2021 would be approximately $2,738,947, or $0.19 per share. This amount represents an immediate increase in pro forma net tangible book value of $0.19 per share to our existing stockholders as of the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $0.81 per share to new investors purchasing Units in this Offering at a price of $1.00 per Unit.

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The following table illustrates the approximate per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale in this Offering, after deducting our estimated offering expenses, and assumed Offering Price of $1.00 per Unit:

	100%	75%	50%	25%
Gross Proceeds	$3,000,000	$2,250,000	$1,500,000	$750,000
Expenses	(290,000)	(215,000)	(170,000)	(120,000)
Net Proceeds	$2,710,000	$2,035,000	$1,330,000	$630,000
Offering Price per Common Share	$1.00	$1.00	$1.00	$1.00
Pro forma net tangible book value per share of Common Stock before the Offering	$28,947	$28,947	$28,947	$28,947
Increase per share of Common Stock attributable to investors in this Offering	$0.19	$0.15	$0.11	$0.05
Pro forma net tangible book value per share of Common Stock after the Offering	$2,738,947	$2,063,947	$1,358,947	$658,947
Dilution to investors after the Offering	$0.81	$0.85	$0.89	$0.95

The foregoing tables and calculations exclude: (i) 200,000 shares of Common Stock authorized for issuance pursuant to the Company’s 2017 Equity Incentive Plan, of which awards for 72,00, and assumed Offering Price of $1.00 per Unit0 are outstanding as of June 30, 2021; (ii) 423,635 shares of Common Stock issuable upon the exercise of outstanding warrants: (iii) 1,283,375 shares issuable upon the conversion of outstanding convertible notes and (iv) the Warrant Shares.

PLAN OF DISTRIBUTION

In General

We are offering up to 3,000,000 Units on a best efforts basis at a fixed price of [ _____ ] [$0.07 - $1.00] per Unit, each Unit consisting of one share of Common Stock and one-half warrant (the “Warrant”). Only whole Warrants are exercisable. Each whole Warrant entitles the holder to purchase one share of our Common Stock (a “Warrant Share”) for $ [ _____ ] [$1.10 - $1.50] per share (the “Exercise Price”), subject to certain adjustments, from the date of issuance until the second (2nd) anniversary date of the date of issuance.

We are selling our Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act and we intend to sell the Units either directly to investors or through registered broker-dealers who are paid commissions. We expect to commence the sale of the Units within two calendar days of the date on which the Offering Statement of which this Offering Circular is a part, is qualified by the SEC.

Our directors and officers will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

●	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

●	the person is not at the time of their participation an associated person of a broker-dealer; and

●	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past twelve (12) months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every twelve (12) months.

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The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC (CRD 136352) registered broker-dealer (“Dalmore”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer.

●	Review each investors subscription agreement to confirm such investors participation in the offering, and provide a determination to our company whether or not to accept the use of the subscription agreement for the investor’s participation.

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor.

●	Not provide any investment advice nor any investment recommendations to any investor.

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the company has agreed to pay Dalmore $25,000 in one-time set up fees, consisting of the following:

●	$5,000 advance payment for due diligence fees.

●	$20,000 consulting fee due and payable immediately after FINRA issues a no objection letter.

Dalmore is not required to sell any specific number or dollar amount of Units but will use its “reasonable best efforts” to sell the Units offered.

As of the date of this Offering Circular, we have not entered into any arrangements with any selling agents other than Dalmore to act of the broker/dealer of record, for the sale of the securities hereunder; however, we may engage one or more additional selling agents to sell the securities in the future. If we elect to do so, we will file a supplement to this Offering Circular to identify them. We do not pay promotions fees to third parties; however, we are aware of third party sites highlighting our offering. Statements on these sites should not be considered as coming from the Company and should not be relied upon in considering an investment in the Company. The Company disclaims all liability from claims made on such third party sites.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (a) the date on which the Maximum Offering has been sold, (b) the date which is one year from this Offering being qualified by the SEC or (c) the date on which this Offering is earlier terminated by us, in our sole discretion.

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Pricing of the Offering

Our Common Stock is currently quoted on the OTC Markets’ OTCQB tier under the symbol “MAGE.” Prior to the Offering, there has been a limited public market for our shares of Common Stock. The purchase price of the Units and exercise price of the Warrants underlying the Units were determined by the Board of Directors. The principal factors considered in determining the initial public Offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded Common Stock of generally comparable companies; and
•	other factors deemed relevant by us.

Offering Period and Expiration Date

The Offering will commence within two calendar days after this Offering Circular has been qualified by the SEC. Our Offering will expire on the first to occur of (a) the sale of all 3,000,000 Units offered hereby, (b) the first anniversary of the Qualification Date, or (c) when our Board of Directors elects to terminate the Offering.

Minimum Purchase Requirements

The minimum investment for any investor is $500, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;
(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);
(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;
(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;
(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;
(v)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited
(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or
(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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How to Subscribe

When you decide to subscribe for Units in this Offering, you should go to our website, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement (the form of which is filed as an exhibit to the Offering Statement of which this Offering Circular is a part) and other required documents; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

We will immediately review completed subscriptions for approval and notify subscribers of acceptance by mail. We will immediately return proceeds by mail if the subscription is not accepted.

Acceptance of Subscriptions.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Units, these materials will not give a complete understanding of our company, this offering or the Units and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Units.

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State Blue Sky Information

We intend to offer and sell our securities in this offering to retail customers in every state in the United States plus the District of Columbia and Puerto Rico. In each of the foregoing jurisdictions in which we intend to make offers and sales, we have made notice filings where required in respect of our intentions to make offers and sales there. Investors in the state of Arizona must either be accredited investors within the meaning of Rule 501 under Regulation D under the Securities Act or meet the qualified purchaser definition in Arizona Administrative Code Rule 13.9. Investors in Alabama, Arizona, Florida, New Jersey, North Dakota, Texas and Washington will be required by state law to purchase our securities in this offering through a broker-dealer of record.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a U.S. federal statute, preempts the states from regulating transactions in certain securities, which are referred to as “covered securities”. NSMIA nevertheless allows the states to investigate if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can bar the sale of covered securities in a particular case.

Resale Restrictions

See “Description of Securities Offered—Resale Restrictions” section in this Offering Circular.

Foreign Restrictions on Purchase of Shares

We have not taken any action to permit a public offering of the securities offered hereby outside the United States or to permit the possession or distribution of this Offering Circular outside the United States. Our securities may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of our securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this offering and the distribution of this Offering Circular in the jurisdictions outside the United States relevant to them.

Transfer Agent and Warrant Registrar

The Company’s transfer agent is EQ Shareowner Services with offices located at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 and a website at equiniti.com/us. We will not issue certificates evidencing the Common Shares in physical or paper form. Instead, our Common Shares will be recorded and maintained on our stockholder register. We will issue each investor a physical Warrant agreement, the form of which is filed as an exhibit to the Offering Statement of which this Offering Circular is a part.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that management believes is relevant for an assessment and understanding of our results of operations and financial condition. This information should be read in conjunction with our audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and unaudited financial statements include din our Quarterly Report on Form 10-Q filed for the fiscal quarter ended June 30, 2021. We use the terms “Magellan,” “we,” “our,” and “us” to refer to Magellan Gold Corporation.

Forward-Looking Statements

Some of the information presented in this section constitutes “forward-looking statements.” These forward-looking statements include, but are not limited to, statements that include terms such as “may,” “will,” “intend,” “anticipate,” “estimate,” “expect,” “continue,” “believe,” “plan,” or the like, as well as all statements that are not historical facts. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from current expectations. Although we believe our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from expectations.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

We use the terms “Magellan,” “we,” “our,” and “us” to refer to Magellan Gold Corporation.

COVID-19 Pandemic

In December 2019, a novel strain of coronavirus (“COVID-19”) emerged in China. On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The outbreak has now spread to the United States and infections have been reported globally.

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The COVID-19 pandemic is rapidly evolving. The information in this Annual Report is based on data currently available to us and will likely change as the pandemic progresses. As COVID-19 continues to spread throughout areas in which we operate, we believe the outbreak has the potential to have a material negative impact on our operating results and financial condition. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our operators, employees and vendors, and the impact on the Company’s ability to obtain debt and equity financing to fund ongoing exploration activities, all of which are uncertain and cannot be predicted. Given these uncertainties, we cannot reasonably estimate the related impact to our business, operating results and financial condition.

We expect the trends highlighted above with respect to the impact of the COVID-19 pandemic to continue and, in some cases, accelerate. The extent of the COVID-19 pandemic’s continued effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, the pace at which jurisdictions across the country re-open and restrictions begin to lift, the availability of government financial support to our business, tenants and operators and whether a resurgence of the outbreak occurs. Due to these uncertainties, we are not able at this time to estimate the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows but it could be material.

Overview

We were incorporated on September 28, 2010, in Nevada. Our principal business is the acquisition and exploration of mineral properties in the United States. We have not presently determined whether the properties to which we have mineral rights contain mineral reserves that are economically recoverable.

We have only had exploration and project development operations to date and we rely upon the sale of our securities and borrowings from officers, directors and other significant investors to fund our operations, as we have not generated any revenue.

Magellan entered into a stock purchase agreement to acquire Clearwater Gold Mining Corporation (“Clearwater”) which owns certain unpatented mining claims in Idaho County. Idaho that includes the historic Center Star Gold Mine near Elk City, Idaho. The Center Star Mine hosts high grade gold mineralization that was discovered in the early 1900’s. There was periodic historic production and development work done under different ownership through the 1980s. With the high-grade gold mineralization present, Magellan will be evaluating the historic mine data to assess the potential to develop a gold resource at Center Star. The project area is located 45 miles from Grangeville, Idaho and near the town of Elk City, Idaho.

In consideration for 100% of the issued and outstanding shares of Clearwater, Magellan has agreed to pay its sole stockholder 1,000,000 shares of Magellan common stock and $150,000. The 1,000,000 shares will be issued (i) 250,000 shares at closing (ii) 250,000 shares at the time the Center Mine receives its permit to reopen the main portal of the mine, (iv) 250,000 shares at the point the main portal has been reopened and (iv) 250,000 shares two years from the closing concurrent with the pay-off of the secured promissory note. The cash consideration of $25,000 will be paid within 30 days of closing and the balance of $125,000 to be evidenced by a secured promissory note due in two years. The Note will be secured by the Clearwater shares and assets. Magellan has issued 750,000 of the 1,000,000 shares and has paid $12,500 of the required $25,000 payment.

Effective March 31, 2020, we divested our subsidiary holding all of our international assets and plan to advance our Idaho gold project towards resource definition and eventual development, and possibly to acquire additional mineral rights and conduct additional exploration, development and permitting activities. Our mineral lease payments, permitting applications and exploration and development efforts will require additional capital. We rely upon the sale of our securities as well as advances and loans from executive management and significant stockholders to fund our operations as we have not generated any significant revenue.

Effective March 31, 2020 the Company entered into an Agreement to Accept Collateral in Full Satisfaction of Obligations (the “Agreement”) with certain holders of Promissory Notes (the “Lenders”) due December 31, 2019 (the “Notes”) in the aggregate principal amount of $1.05 million. The Company is indebted under the Notes to the Lenders and the Company’s obligations to the Lenders are secured by a Stock Pledge and Security Agreement covering 100 shares of common stock of Magellan Acquisition Corporation and one (1) share of MV2 (the “Collateral”) held under a Collateral Agent Agreement. Magellan Acquisition Corp. and MV2 own the SDA Mill and El Dorado prospect in Nayarit, Mexico. The Notes matured on December 31, 2019 and remain unpaid and in default. The Lenders have accelerated the Company’s indebtedness. Pursuant to terms set forth in the Agreement, the Lenders have agreed to accept the Collateral in full satisfaction of the Notes and unconditionally and irrevocably waive any entitlement or right to receive payment of (i) the initial 10% Financing Fee included in the principal amount of the Notes, (ii) the 5% Rollover Fee agreed to in an Allonge and Modification Agreement. The effective date of the Agreement was March 31, 2020.

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On July 21, 2020, the Company entered into a Stock Purchase agreement with Tri Power Resources, LLC to sell 1,000 shares representing 100% ownership of Gulf+Western Industries, Inc (“Gulf+Western”) to Tri Power in consideration for the return and cancellation of 50,000 shares of the Company’s Series A Preferred Stock with a stated value of $10 per share. John Gibbs, a majority stockholder in the Company, is the Managing Member and Chief Executive Officer of Tri Power Resources, LLC

As a result of these agreements, the assets, liabilities and operations of the Gulf+Western, MAC and MV2 have been reflected as discontinued operations in the Company’s consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows and consolidated statements of other comprehensive income (loss) for the periods presented.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation, including the discontinued operations presentation resulting from the disposition of the Company’s Gulf+Western, MAC and MV2 operations in 2020.

Results of Operations

The Three Months Ended June 30, 2021 Compared to the Three Months Ended June 30, 2020

	Three months ended June 30,
	2021	2020

Operating expenses:
General and administrative expenses	$531,550	$123,580
Total operating expenses	531,550	123,580

Operating loss	(531,550)	(123,580)

Other income (expense):
Interest expense	(84,893)	(74,241)
Other income	–	26,980
Loss on settlement of liabilities	–	(765,659)
Loss on conversion of debt	–	(1,309,588)
Loss on change in derivative liability	(16,491)	–
Total other expense	(101,384)	(2,122,508)

Net loss from continuing operations	(632,934)	(2,246,088)

Net loss from discontinued operation	–	(566)

Net loss	$(632,934)	$(2,246,644)

Operating Expenses

During the three months ended June 30, 2021, our total operating expenses included general and administrative expenses of $531,550 as compared to $123,580 during the three months ended June 30, 2020. The $407,970 increase is primarily associated with increases in investor relations, officer compensation, stock-based compensation.

Other Income (Expense)

During the three months ended June 30, 2021, total other expense was $101,384 as compared to $2,122,508 during the three months ended June 30, 2020. The $2,021,124 change were mainly related to the loss on settlement of liabilities and loss on conversion of debt.

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Discontinued Operations

The net loss from discontinued operations during the three months ended June 30, 2020 totaled $556. Net loss from discontinued operations represents the Mexico operations and Gulf+Western that were disposed of in 2020.

The Six Months Ended June 30, 2021 Compared to the Six Months Ended June 30, 2020

	Six months ended June 30,
	2021	2020

Operating expenses:
General and administrative expenses	$1,250,987	$293,565
Total operating expenses	1,250,987	293,565

Operating loss	(1,250,987)	(293,565)

Other income (expense):
Interest expense	(148,494)	(148,973)
Other income	–	26,980
Loss on settlement of liabilities	–	(765,659)
Loss on conversion of debt	–	(1,309,588)
Loss on change in derivative liability	(7,392)	–
Total other expense	(155,886)	(2,197,240)

Net loss from continuing operations	(1,406,873)	(2,490,805)

Net loss from discontinued operation	–	(30,249)

Net loss	$(1,406,873)	$(2,521,054)

Operating Expenses

During the six months ended June 30, 2021, our total operating expenses included general and administrative expenses of $1,250,987 as compared to $293,565 during the six months ended June 30, 2020. The $957,422 increase is primarily associated with increases in investor relations, officer compensation, stock-based compensation.

Other Income (Expense)

During the six months ended June 30, 2021, total other expense was $155,886 as compared to $2,197,240 during the six months ended June 30, 2020. The $2,041,354 change were mainly related to the loss on settlement of liabilities and loss on conversion of debt.

Discontinued Operations

The net loss from discontinued operations during the six months ended June 30, 2020 totaled $30,249. Net loss from discontinued operations represents the Mexico operations and Gulf+Western that were disposed of in 2020.

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The Fiscal Year Ended December 31, 2020 and Compared to the Fiscal Year Ended December 31, 2019

	Years ended December 31,
	2020	2019

Operating expenses:
General and administrative expenses	$1,175,110	$1,008,917
Total operating expenses	1,175,110	1,008,917

Operating loss	(1,175,110)	(1,008,917)

Other income (expense):
Interest expense	(424,858)	(526,273)
Other income	26,980	–
Loss on extinguishment of debt	–	(3,151,314)
Loss on settlement of liabilities	(2,110,047)	–
Change in derivative liability	–	12,457
Total other income expense	(2,507,925)	(3,665,130)

Net loss from continuing operation	(3,683,035)	(4,674,047)

Net loss from discontinued operation	(31,599)	(461,753)

Net loss	$(3,714,634)	$(5,135,800)

Operating Expenses

During the year ended December 31, 2020, our total operating expenses included general and administrative expenses of $1,175,110 as compared to $1,008,917 during the year ended December 31, 2019. The $166,193 increase is primarily associated with increases in investor relations, stock based compensation and legal fees offset with decreases in travel expenses

Other Income (Expenses)

Interest expense for the year ended December 31, 2020 and 2019 totaled $424,858 and $526,273, respectively. The decrease in interest expense is related to the conversion of debt to equity during the year ended December 31, 2020.

Loss on settlement of liabilities for the year ended December 31, 2020 totaled $2,110,047. The loss on settlement was a result of settlement of convertible debt and advances for common shares and warrants during the year ended December 31, 2020.

Loss on extinguishment of debt for the year ended December 31, 2019 totaled $3,151,314. The loss on extinguishment of debt was a result of settlement of debt on September 30, 2019, which is discussed in detail in the footnotes.

Other income for the year ended December 31, 2020 of $26,980 was related to the NVX option and Small Business Administration Economic Injury Disaster Loan Grant.

Discontinued Operations

The net loss from discontinued operations during the years ended December 31, 2020 and 2019 totaled $31,599 and $461,753, respectively. Net loss from discontinued operations represent the Mexico operations and Gulf+Western that were disposed of in March 2020 and July 2020, respectively. The $430,154 change is due to the limited operations of the Mexico and Gulf+Western assets in 2020.

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Liquidity and Capital Resources

At June 30, 2021, we had not yet generated sufficient revenues or achieved profitable operations and we have accumulated losses of $17,319,954. We expect to incur further losses in the development of our business, all of which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due.

Historically, we have funded our operations through the sale of equity and debt securities and from loans from our executive officers. At June 30, 2021, we had $177,099 in cash on hand. We currently do not have enough capital to fund our operations for the next 12 months.

We have significantly limited financial resources and our plan to enter the gold mining business cannot be funded with our existing resources. We believe these cumulative factors raise doubt about our ability to continue as a going concern. As a result of our decision to enter gold exploration and mining production market we expect to incur significantly higher costs and our resources are insufficient to cover those expected costs without raising capital. We do not consider our available cash and current assets to be sufficient to meet our future business plans without additional sources of liquidity. Without additional revenues, working capital loans, or equity investment, there is substantial doubt as to our ability to continue operations.

We believe these conditions have resulted from the inherent risks associated with emerging growth companies. Such risks include, but are not limited to (i) uncertainty of gold and mineral production, (ii) changes in commodity prices at levels sufficient to cover our costs and provide a return for investors, (iii) our ability to attract additional capital in order to finance growth, and (iv) being able to successfully compete with other comparable companies in Colombia and the surrounding region that have substantially more financial resources than us.

We believe that our capital resources are insufficient for ongoing operations, with minimal current cash reserves, particularly given the resources necessary to expand our business. We will likely require considerable amounts of financing to make any significant advancement in our business strategy. There is presently no agreement in place that will guarantee financing for us, and we cannot assure you that we will be able to raise any additional funds, or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be substantially dilutive to current stockholders. Lack of additional funds will materially affect our business and may cause us to substantially curtail or even cease operations. Consequently, you could incur a loss of your entire investment in our business.

Going Concern

Our financial statements have been prepared on a going concern basis which assumes that the Company will continue in operations for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Realization values may be substantially different from carrying values as shown and the financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

The Company’s future viability depends upon the acquisition and financing of mineral exploration or other projects. If the mineral projects are to be successful, additional funds will be required for development and, if warranted, to place them into commercial production. The sources of future funds presently available to the Company is through the issuance of common shares. The ability of the Company to arrange such financing will depend, in part, on prevailing market conditions as well as the business performance of the Company. These events and conditions indicate the existence of a material uncertainty that may cast significant doubt on the Company’s ability to continue as a going concern. There can be no assurance that the Company will be successful in its efforts to arrange the necessary financing, if needed, on terms satisfactory to the Company. If additional financing is arranged through the issuance of shares, control of the Company may change, and stockholders may suffer significant dilution.

During the six months ended June 30, 2021, the Company entered into a debt agreement to borrow $200,000 and received $175,000 in cash proceeds. Additionally, the Company received $287,000 of proceeds from the exercise of warrants.

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During the year ended December 31, 2020, the Company sold $285,000 of Series 2020A 8% Unsecured Convertible Notes with a maturity date of November 30, 2020. The purchase price of the Note is equal to the principal amount of the Note. The Series 2020A Notes are convertible into shares of Common Stock at a conversion price of $0.50 during the life of the Note. The lenders were issued 142,500 common stock warrants with an exercise price of $0.50 per share for a term of 5 years.

During the year ended December 31, 2019, the Company raised $30,000 through the sale of 30,000 units at a price of $1.00 per unit. Each unit consists of one share of common stock and four common stock warrants. Two of the warrants expire on May 8, 2019 and are exercisable at $2.00. The other two warrants expire on August 8, 2019 and are exercisable at $3.00. In April 2019 the warrants expiring on May 8, 2019 were extended until May 28, 2019 and the exercise price was reduced to $1.00 per share. As of May 31, 2019 these warrants were extended to July 31, 2019. On July 31, 2019, these warrants were extended to October 31, 2019 and expired unexercised.

Effective March 31, 2020 the Company entered into an Agreement to Accept Collateral in Full Satisfaction of Obligations (the “Agreement”) with certain holders of Promissory Notes (the “Lenders”) due December 31, 2019 (the “Notes”) in the aggregate principal amount of $1.05 million. The Company is indebted under the Notes to the Lenders and the Company’s obligations to the Lenders are secured by a Stock Pledge and Security Agreement covering 100 shares of common stock of Magellan Acquisition Corporation and one (1) share of MV2 (the “Collateral”) held under a Collateral Agent Agreement. Magellan Acquisition Corp. and MV2 own the SDA Mill and El Dorado prospect in Nayarit, Mexico. The Notes matured on December 31, 2019 and remain unpaid and in default. The Lenders have accelerated the Company’s indebtedness. Pursuant to terms set forth in the Agreement, the Lenders have agreed to accept the Collateral in full satisfaction of the Notes and unconditionally and irrevocably waive any entitlement or right to receive payment of (i) the initial 10% Financing Fee included in the principal amount of the Notes, (ii) the 5% Rollover Fee agreed to in an Allonge and Modification Agreement. The effective date of the Agreement was March 31, 2020.

On July 21, 2020, the Company entered into a Stock Purchase agreement with Tri Power Resources, LLC to sell 1,000 shares representing 100% ownership of Gulf+Western Industries, Inc (“Gulf+Western”) to Tri Power in consideration for the return and cancellation of 50,000 shares of the Company’s Series A Preferred Stock with a stated value of $10 per share. John Gibbs, a majority stockholder in the Company, is the Managing Member and Chief Executive Officer of Tri Power Resources, LLC.

During the year ended December 31, 2019, the Company sold $135,000 of Series 2019A 10% Unsecured Convertible Notes. The purchase price of the Note is equal to the principal amount of the Note. The Series 2019A Notes are convertible into shares of Common Stock at a conversion price of $1.00 during the life of the Note. The lenders were issued 100,000 common stock warrants with an exercise price of $2.00 per share. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature and relative fair value of the warrants as a debt discount and additional paid in capital in August and December 2019. The $135,000 debt discount is amortized over the term of the loan. The Notes will accrue interest at the rate of 10% per annum, payable quarterly in arrears. The Notes mature twelve (12) months from the date of issue. The maturity date can be extended at the option of the Company for an additional one (1) year.

Additionally, the Company received $514,955 of proceeds from advances from related and third parties, of which $345,450 was settled with the issuance Series A Preferred Stock in September 2019.

The proceeds from this Offering, excluding potential proceeds from the sale of Warrant Shares upon exercise of all the Warrants, will be up to $2,250,000 before deducting offering expenses payable by us. We expect that if we sell 50% to 100% of the offered Units are sold in this Offering, the net proceeds will be sufficient to fund our current operations for at least the next 24 months, and 18 months if we sell 25% of the offering Units.

If we do not raise sufficient capital in this Offering to fund our operations or pursue our business strategy, we anticipate that additional funding will be in the form of additional loans from officers, directors or significant stockholders, or equity financing from the sale of our common stock but cannot assure that any future financings will occur.

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Cash Flows

A summary of our cash provided by and used in operating, investing and financing activities is as follows:

	Six Months Ended June 30,
	2021	2020

Net cash used in operating activities from continuing operations	$(198,359)	$(61,848)
Net cash used in operating activities from discontinued operations	–	(50,141)
Net cash used in operating activities	(198,359)	(111,989)

Net cash used in investing activities from continuing operations	(36,727)	–
Net cash used in investing activities from discontinued operations	–	–
Net cash used in investing activities	(36,727)	–

Net cash provided by financing activities from continuing operations	412,185	96,716
Net cash provided by financing activities from discontinued operations	–	–
Net cash provided by financing activities	412,185	96,716

Effect of foreign currency exchange	–	68,636

Net change in cash and cash equivalents	177,099	53,363
Cash beginning of period	–	167
Cash end of period	$177,099	$53,530

At June 30, 2021, we had $177,099 in cash and a $1,120,748 working capital deficit. This compares to cash of $0 and a working capital deficit of $1,476,062 at December 31, 2020.

Net cash used in operating activities from continuing operations during the six months ended June 30, 2021 was $198,359 and was mainly comprised of our $1,406,873 net loss during the period, adjusted by a non-cash charges of $1,099,902 of stock compensation, loss on change in derivative liability of $7,392 and accretion of discounts on notes payable of $115,583. In addition, it reflects changes in operating assets and liabilities of $14,363.

Net cash used in investing activities from continuing operations during the six months ended June 30, 2021 was $36,727 and was comprised of development costs.

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During the six months ended June 30, 2021, net cash provided by financing activities from continuing operations was $412,185 comprised of $175,000 proceeds from convertible debt from third parties, $287,000 proceeds from exercise of warrants, $605 proceeds on advances from third parties, offset by $30,420 payments on advances from third parties and $20,000 payments on advances from related parties.

	Fiscal Years Ended December 31,
	2020	2019

Net cash used in operating activities from continuing operations	$(136,803)	$(221,970)
Net cash used in operating activities from discontinued operations	(51,491)	(207,034)
Net cash used in operating activities	(188,294)	(429,004)

Net cash used in investing activities from continuing operations	(113,828)	–
Net cash used in investing activities from discontinued operations	–	(75,000)
Net cash used in investing activities	(113,828)	(75,000)

Net cash provided by financing activities from continuing operations	233,319	457,246
Net cash provided by financing activities from discontinued operations	–	–
Net cash used in financing activities	233,319	457,246

Effect of foreign currency exchange	68,636	42,489

Net change in cash and cash equivalents	(167)	(4,269)
Cash and cash equivalents beginning of period	167	4,436
Cash and cash equivalents end of period	$–	$167

At December 31, 2020, we had a $1,476,062 working capital deficit. This compares to cash of $167 and a working capital deficit of $2,494,426 at December 31, 2019.

Net cash used in operating activities from continuing operations during the year ended December 31, 2020 was $136,803 and was mainly comprised of our $3,683,035 net loss during the year, adjusted by a non-cash charges of $2,153,183 for loss on settlement of liabilities, $634,921 of stock compensation and accretion of discounts on notes payable of $346,781. In addition, it reflects changes in operating assets and liabilities of $411,347.

Net cash used in operating activities from continuing operations during the year ended December 31, 2019 was $221,970 and was mainly comprised of our $4,674,047 net loss during the year, adjusted by a non-cash charges of $12,457 gain on investment, $3,259,365 for loss on extinguishment of debt, $423,399 of stock compensation and accretion of discounts on notes payable of $210,445. In addition, it reflects changes in operating assets and liabilities of $571,325.

Net cash used in operating activities from discontinued operations of during the years ended December 31, 2020 and 2019 of $51,491 and $207,034, respectively, are related to the disposal of the Mexico and Gulf+Western operations.

Net cash used in investing activities from continuing operations during the year ended December 31, 2020 was $113,828 and was comprised of cash payments of $101,328 in development costs and $12,500 for mineral rights for Clearwater Mining Corporation.

Net cash used in investing activities from discontinued operations during the year ended December 31, 2019 was $75,000 related to the disposal of Mexico operations.

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Net cash provided by financing activities from continuing operations during the year ended December 31, 2020 was $233,319 comprised $38,500 proceeds from the sale of common stock and warrants, $235,000 proceeds from convertible debt from third parties, $60,000 proceeds from convertible debt from related parties, $45,830 proceeds from advances from related parties, $20,000 proceeds on advances from third parties, offset by $10,000 payments on convertible notes from third parties and $156,011 payments on advances from related parties.

Net cash provided by financing activities from continuing operations during the year ended December 31, 2019 was $457,246 comprised $30,000 proceeds from the sale of common stock and warrants, $135,000 proceeds from convertible debt from third parties, $482,455 proceeds from advances from related parties, $32,500 proceeds on advances from third parties, offset by $222,709 payments on advances from related parties.

Off Balance Sheet Arrangements

We do not have and have never had any off-balance sheet arrangements.

Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

Our consolidated financial statements include our accounts and the accounts of our 100% owned subsidiary, Clearwater Gold Mining Corporation and M Gold Royalty. All intercompany transactions and balances have been eliminated. Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the period presented.

We make our estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. We believe that our significant estimates, assumptions and judgments are reasonable, based upon information available at the time they were made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

Fair Value of Financial Instruments

We value our financial assets and liabilities using fair value measurements. Our financial instruments primarily consist of cash and cash equivalents, accounts payable, accrued liabilities, amounts due to related parties and notes payable to related parties. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amount of cash and cash equivalents, accounts payable, accrued liabilities, notes payable to related parties and other amounts due to related parties approximates fair value because of the short-term nature of these financial instruments.

Concentrations of Credit Risk

Our financial instruments which potentially subject us to credit risk are our cash. We maintain our cash at reputable financial institutions and currently, we are not exposed to significant credit risk.

Cash and Cash Equivalents

We consider all amounts on deposit with financial institutions and highly liquid investments with an original maturity of three months or less to be cash equivalents at the date of purchase.

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Notes Payable – Related Parties

Notes payable to related parties are classified as current liabilities as the note holders either have the ability to control the repayment dates of the notes or the notes are due within twelve months of the balance sheet date.

Net Loss per Common Share

We compute basic net loss per common share by dividing our net loss attributable to common stockholders by our weighted-average number of common shares outstanding during the period. Computation of diluted net loss per common share adds the weighted-average number of potential common shares outstanding to the weighted-average common shares outstanding, as calculated for basic net loss per share, except for instances in which there is a net loss. For the six months ended June 30, 2021 and 2020, potential common shares associated with convertible notes payable and outstanding warrants to purchase common stock have been omitted from the net loss per common share computation as they are anti-dilutive due to the net loss for these periods.

Stock-based Compensation

The Company measures the cost of employee services received in exchange for an award of equity instruments (share-based payments, or SBP) based on the grant-date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the SBP award—the requisite service period (vesting period). For SBP awards subject to conditions, compensation is not recognized until the performance condition is probable of occurrence. The grant-date fair value of share options is estimated using the Black-Scholes-Merton option-pricing model. The Company adopted ASU 2018-07 which aligns the accounting for share-based payment awards issued to employees and nonemployees.

Recently Adopted Accounting Standards

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

BUSINESS

General

The Company was formed and organized on September 28, 2010 under the laws of the State of Nevada. We are an exploration stage company and our principal business is the acquisition and exploration of mineral resources in Idaho initially, and elsewhere in the future. We have not presently determined whether the property to which we have mining rights contain mineral deposits that are economically recoverable.

The Company’s head office is located at 602 Cedar Street, Suite 205, Wallace, Idaho 83873.

Center Star Mine Project

Background

Effective July 1, 2020, Magellan entered into a stock purchase agreement to acquire Clearwater Gold Mining Corporation (“Clearwater”) which owns certain unpatented mining claims in Idaho County. Idaho that include the historic Center Star Gold Mine near Elk City, Idaho. The Center Star Mine hosts high-grade gold mineralization that was discovered in the early 1900’s. There was periodic historic production and development work done under different ownership through the 1980s. With the high-grade gold mineralization present, Magellan will be evaluating the historic mine data to assess the potential to develop a gold resource at Center Star. The project area is located 45 miles from Grangeville, Idaho and near the town of Elk City, Idaho.

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In consideration for 100% of the issued and outstanding shares of Clearwater, Magellan has agreed to pay its sole stockholder 1,000,000 shares of Magellan Common Stock and $150,000 in cash. Of the 1,000,000 shares, 750,000 shares have been issued and 250,000 shares will be issued two years from the closing concurrent with the pay-off of the secured promissory note. The cash consideration of $25,000 was paid and the balance of $125,000 is evidenced by a secured promissory note due in two years. The Note is secured by the Clearwater shares and assets.

Based upon our research, gold mineralization at Center Star Mine is hosted in multiple parallel quartz veins in a banded gneiss. Like many of the historic mines in the Elk City area the gold is present in steeply dipping quartz veins. The gold at the Center Star Mine occurs in high-grade veins that trend north-easterly and dip steeply to the south-east. These veins are present in a 75’ to 100’ wide sheer zone hosting quartz veins and breccia. It is believed the gold bearing veins vary from inches to 20 feet in width and contain gold from.35 ounce per ton gold to multi ounce per ton gold based on historic mine data. The property was historically developed by various owners and has had some production history of gold and silver production. The Center Star Mine has not had any exploration or development work conducted in the last 35 years.

The BLM Mining Claims

The following table contains a description of our BLM unpatented mining claims which comprise the Center Star Mine:

Center Star Unpatented Mining Claims
Claim Name	BLM Serial No.
DORE 3	IMC 200 854
DORE 4	IMC 200 855
DORE 5	IMC 200 856
DORE 6	IMC 200 857
DORE 7	IMC 231 494
DORE 8	IMC 231 495
DORE 9	IMC 231 496
DORE 10	IMC 231 499
DORE 13	IMC 200 864
DORE 14	IMC 200 865
DORE 15	IMC 200 866
DORE 16	IMC 200 867
DORE 17	IMC 200 868
DORE 18	IMC 200 869
DORE 19	IMC 231 498
DORE 20	IMC 231 499
DORE 21	IMC 200 872
DORE 22	IMC 200 873
DORE 23	IMC 200 874
DORE 24	IMC 200 875
DORE 25	IMC 200 876
DORE 26	IMC 231 500
DORE 27	IMC 231 501
DORE 28	IMC 231 502
DORE 29	IMC 231 503
DORE 30	IMC 231 504
DORE 31	IMC 231 505
DORE 32	IMC 231 506
DORE 33	IMC 231 507
DORE 34	IMC 231 508
DORE 35	IMC 231 509

The following topographical map shows the location of the BLM claims

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PB 53
P E R C E
Star
Mountain
PB 59

Mercator Projection
WGS84
USNG Zone 11TPL
CALTOPO

0.5 1.0 1.5 2.0 km

0.1 0.2 0.3 0.4 0.5 0.6 0.7 0.8 0.9 1.0 1.1 1.2 mi

Scale 1:18001 1 inch = 1500 feet

N MN

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Unpatented Mining Claims: The Mining Law of 1872

Except for the Langtry Property, our mineral rights consist of leases covering “unpatented” mining claims created and maintained in accordance with the U.S. General Mining Law of 1872, or the “General Mining Law.” Unpatented mining claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law that supplement the General Mining Law. Also, unpatented mining claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining claims. We have not filed a patent application for any of our unpatented mining claims that are located on federal public lands in the United States and, under possible future legislation to change the General Mining Law, patents may be difficult to obtain.

Location of mining claims under the General Mining Law, is a self-initiation system under which a person physically stakes an unpatented mining claim on public land that is open to location, posts a location notice and monuments the boundaries of the claim in compliance with federal laws and regulations and with state location laws, and files notice of that location in the county records and with the BLM. Mining claims can be located on land as to which the surface was patented into private ownership under the Stockraising Homestead Act of 1916, 43 U.S.C. §299, but the mining claimant cannot injure, damage or destroy the surface owner’s permanent improvements and must pay for damage to crops caused by prospecting. Discovery of a valuable mineral deposit, as defined under federal law, is essential to the validity of an unpatented mining claim and is required on each mining claim individually. The location is made as a lode claim for mineral deposits found as veins or rock in place, or as a placer claim for other deposits. While the maximum size and shape of lode claims and placer claims are established by statute, there are no limits on the number of claims one person may locate or own. The General Mining Law also contains provision for acquiring five-acre claims of non-mineral land for millsite purposes. A mining operation typically is comprised of many mining claims.

The holder of a valid unpatented mining claim has possessory title to the land covered thereby, which gives the claimant exclusive possession of the surface for mining purposes and the right to mine and remove minerals from the claim. Legal title to land encompassed by an unpatented mining claim remains in the United States, and the government can contest the validity of a mining claim. The General Mining Law requires the performance of annual assessment work for each claim, and subsequent to enactment of the Federal Land Policy and Management Act of 1976, 43 U.S.C. § 1201 et seq., mining claims are invalidated if evidence of assessment work is not timely filed with BLM. However, in 1993 Congress enacted a provision requiring payment of $140 per year claim maintenance fee in lieu of performing assessment work, subject to an exception for small miners having less than 10 claims. No royalty is paid to the United States with respect to minerals mined and sold from a mining claim.

The General Mining Law provides a procedure for a qualified claimant to obtain a mineral patent (i.e., fee simple title to the mining claim) under certain conditions. It has become much more difficult in recent years to obtain a patent. Beginning in 1994, Congress imposed a funding moratorium on the processing of mineral patent applications which had not reached a designated stage in the patent process at the time the moratorium went into effect. Additionally, Congress has considered several bills in recent years to repeal the General Mining Law or to amend it to provide for the payment of royalties to the United States and to eliminate or substantially limit the patent provisions of the law.

Mining claims are conveyed by deed, or leased by the claimant to the party seeking to develop the property. Such a deed or lease (or memorandum of it) needs to be recorded in the real property records of the county where the property is located, and evidence of such transfer needs to be filed with BLM. It is not unusual for the grantor or lessor to reserve a royalty, which as to precious metals often is expressed as a percentage of net smelter returns.

Location, History and Geology of our Property

Center Star Mine

The property, Center Star Mine, is located near Elk City, Idaho on the south side of the Clearwater River about 42 miles southeast of Grangeville, Idaho in Section 26 and 35 of Township 29 N, Range 7 E.B.M. in the Ten Mile Mining District. The property consists of 31 unpatented lode claims totaling 620 acres. The Company owns 100% of the property.

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Access to the property is gained by a paved state highway connecting Grangeville and Elk City. A good mountain road approximately 5 miles in length extends from the highway to the mine. The mountain road is of a sufficient quality to transport equipment and materials to the mine. The road is typically snowed in during certain winter months but could be maintained to allow for year-round access.

The Center Star Mine is located in an area that currently has significant interest from other junior exploration companies, as shown in the map below:

History

The Center Star deposit was discovered by Jim Murphy, a pocket hunter, who found rich float in the gulch below the mine. Herman Brown and later Charles Tiedeman acquired interests in the property. These men did the first development work on the property by first trenching on the hillsides and then driving the Murphy crosscut. They encountered a mineralized zone about 30 feet wide which contained veins of varying width and which averaged from 0.8 to 1 ounce of gold per ton. In 1915, Tiedeman installed a 1-stamp mill and milled some ore from the Murphy crosscut but he netted only about a 50% recovery. About 1917, an interested party including one Mr. Weiss drove a crosscut into the ore zone about 100 feet below the Murphy level and did some drifting. Here they found the ore contained more sulfides with an increase of silver and copper. H. L. Day and associates on their own account did additional exploratory work in 1930 and 1931 which included the sinking of an incline winze to a depth of 150 feet. Because there was no road to or mill on the property plus the fact that the price of gold was only $20.00 an ounce, Mr. Day abandoned the project in 1931.

In 1934, Mr. and Mrs. M. F. Ward of Lewiston, Idaho acquired an option on the property and built the present road to the mine. In 1938 they purchased a 1/ 3 interest in the property and financed the construction of the mill and other buildings. During the period 1939 to 1942, Messrs. Ward and William Walker leased the remaining two-thirds interest in the mine from Brown and Tiedeman.

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The first production of concentrates from this mill was made late in 1939 and was continued on a limited basis until the Gold Closing Order L-208 forced the stoppage of operations in 1942. During this period there was considerable development work done.

During a roughly 33-month time frame from 1939 to 1942 the mine produced about 5,000 ounces of gold and 6,000 ounces of silver.

In 1946 and 1947, Mr. and Mrs. Ward purchased the remaining 2/3 interest in the claims and continued to maintain the property. Except for 1959-1960 when about $5,000.00 worth of concentrates were produced there has been no other production since 1946. Following Mr. Ward’s death in November 1958, a rehabilitation and modernization program was planned by Mrs. Ward with the assistance of Harold C. Lynch.

In 1961, the Center Start Gold Mine, Inc was incorporated, and the property was acquired from Mrs. Genevieve (Ward) Lynch.

In 1968, Center Star Gold Mines, Inc. completed a public Offering and the Center Star Mine was reactivated. Also, in 1968 a 6,800-foot power line was constructed and put into operation bringing electric power to the site.

From 1968 to 1970 the underground workings were advanced an additional 500 feet. In 1971 the Center Mine was placed on standby awaiting more favorable gold prices.

In 1980 the Center Star Mine was reopened. Between 1980 and 1981 the Center Star completed a $500,000 mine renovation, sampling and drilling program. Over 2,000 samples were taken from various areas of the mine and the drill program resulted in defining an ore block estimated at 30,000 tons with grades between 0.46 and 0.63 ounces to the ton.

At some point between 1983 and 1984, the Center Star was once a gain placed on standby due to low gold prices.

In 1985, mill and equipment and several buildings on the property were removed and salvaged.

At some point between 1986 and 1987, the property was acquired by Mariner Explorations, Inc. Mariner Explorations did an extensive sapling and mapping of the area on the property adjacent to existing working.

At some point subsequent to Mariner Explorations surface exploration work, the property was acquired by Gregory Schifrin, who sold the property to Magellan Gold in 2020.

Power and Water

Power to the mine site will initially be provided by a diesel generator and a diesel compressor. In 1968 the mine site was connected to a 3-phase electrical power line. The power line is no longer operable but can be replaced in the future.

Water to the site is available from a year-round mountain stream that should be adequate to meet the properties’ needs.

Geology

The Center Star Mine is located in Idaho about midway between Golden and Elk City. It appears to be in the Central Idaho Belt series and is in the Ten Mile Mining District. The mine area is composed of banded Pre-Cambrian Belt gneisses and schists. The general area has been faulted; intrusions of granite dikes and hornblendite sills are prominent.

The following composite level map shows the extent of known historical workings at the mine:

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The country rock is well-banded quartz biotite gneiss. Near quartz intrusions the country rock is highly silicified and in fractured zones is brecciated. The regional trend of the county rock foliation is approximately north and south.

A series of faults and brecciated zones cuts through the country rock. The general trend of the faulted areas is approximately north 70 degrees east and dips 40 degrees or more to the southeast.

Quartz follows faulted zones, forming elongated veins and is also found as a replacement of gneiss. However, gneissic banding is preserved in the quartz and the wall rock is not easily distinguished from the quartz in the replacement zones. These zones show a gradation from quartz to gneissic banded quartz to silicified gneiss, to gneiss. Along some faults, gouge and brecciated wall rock is more than two feet thick. Quartz usually shows more brecciation than silicified gneiss. Quartz is also greatly shattered in the fractured zones.

Sulfides are disseminated in the vein quartz and silicified wall rock and fill small fractures and shattered zones. The most abundant of these are pyrite and chalcopyrite. However, galena and sphalerite are commonly exposed in brecciated zones of quartz and wall rock.

The ore is found as irregular and generally elongated bodies following faults which strike approximately N 70 degrees E. A shear zone 100 feet wide, extending from about 240 feet in the Weiss tunnel contains all the ore to be seen in the present mine workings. A series of faults parallel each other within this zone. The country rock, surrounding the shear zone, is composed of schist and gneiss. Intrusions of granite cutting the country rock are exposed in the Weiss tunnel. The schists and gneisses grade into silicified rock at the contact of the shear zone.

Drifting followed quartz veins which vary in thickness from one inch to 10 feet, averaging about five feet. The quartz veins pinch and swell throughout their exposed length with alternate brecciation. Gouge of varying thickness follows both walls of the quartz veins. Brecciation of the quartz and silicification of the gneisses and schists presumably took place at the time of later faulting and fracturing. Later quartz introduction apparently occurred periodically; this later quartz contains most of the sulfides and gold. Quartz in some zones grades gradually into silicified all rock; in these zones no contact can be established between silicified wall rock and quartz. However, quartz veinlets were observed extending into the wall rock. These veinlets contain sulfides and some gold.

No Proven or Probable Mineral Reserves/Exploration Stage Company

We are considered an exploration stage company under SEC criteria since we have not demonstrated the existence of proven or probable mineral reserves at any of our properties. In Industry Guide 7, the SEC defines a “reserve” as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Proven or probable mineral reserves are those reserves for which (a) quantity is computed and (b) the sites for inspection, sampling, and measurement are spaced so closely that the geologic character is defined and size, shape and depth of mineral content can be established (proven) or the sites are farther apart or are otherwise less adequately spaced but high enough to assume continuity between observation points (probable).

Mineral Reserves cannot be considered proven or probable unless and until they are supported by a feasibility study, indicating that the mineral reserves have had the requisite geologic, technical and economic work performed and are economically and legally extractable.

We have not completed a feasibility study with regard to all or a portion of any of our properties to date. Any mineralized material discovered or extracted by us should not be considered proven or probable mineral reserves. As of the date of this Offering Circular, none of our mineralized material met the definition of proven or probable mineral reserves. We expect to remain an exploration stage company for the foreseeable future, even though we were extracting and processing mineralized material. We will not exit the exploration stage until such time, if ever, that we demonstrate the existence of proven or probable mineral reserves that meet the guidelines under SEC Industry Guide

Our Exploration Process

Our exploration program is designed to acquire, explore and evaluate exploration properties in an economically efficient manner. We have not at this time identified or delineated any mineral reserves on any of our properties.

We expect our exploration work on a given property to proceed generally in three phases. Decisions about proceeding to each successive phase will take into consideration the completion of the previous phases and our analysis of the results of those phases.

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The first phase is intended to determine whether a prospect warrants further exploration and involves:

•	researching the available geologic literature;
•	interviewing geologists, mining engineers and others familiar with the prospect sites;
•	conducting geologic mapping, geophysical testing and geochemical testing;
•	examining any existing workings, such as trenches, prospect pits, shafts or tunnels;
•	digging trenches that allow for an examination of surface vein structures as well as for efficient reclamation, contouring and re-seeding of disturbed areas; and,
•	analyzing samples for minerals that are known to have occurred in the test area.

Subject to obtaining the necessary permits in a timely manner, the first phase can typically be completed on an individual property in several months at a cost of less than $200,000.

The second phase is intended to identify any mineral deposits of potential economic importance and would involve:

•	examining underground characteristics of mineralization that were previously identified;
•	conducting more detailed geologic mapping;
•	conducting more advanced geochemical and geophysical surveys;
•	conducting more extensive trenching; and
•	conducting exploratory drilling.

Subject to obtaining the necessary permits in a timely manner, the second phase can typically be completed on an individual property in nine to 12 months at a cost of less than $1 million. None of our properties has reached the second phase.

The third phase is intended to precisely define depth, width, length, tonnage and value per ton of any deposit that has been identified and would involve:

•	drilling to develop the mining site;
•	conducting metallurgical testing; and
•	obtaining other pertinent technical information required to define an ore reserve and complete a feasibility study depending upon the nature of the particular deposit, the third phase on any one property could take one to five years or more and cost well in excess of $1 million. None of our properties has reached the third phase.

We intend to explore and develop our properties ourselves, although our plans could change depending on the terms and availability of financing and the terms or merits of any joint venture proposals.

Our Exploration Plans

Past exploration, development and production on the property has identified a number of ore bodies and targets for future exploration. Potential for additional mineralization is very good as known veins and ore bodies appear to be open in all directions. We will use known mineralization areas from previous geological reports to identify exploration targets.

We are developing a geological mapping, with rock sampling and assaying programs that will focus on taking samples from previously sampled high-grade areas to test and verify historical geological reports. Successful completion of the mapping and sampling program will help guide a drilling program to better define historically reported ore blocks and resource estimates.

Subject to securing the necessary, we have budgeted $500,000 for exploration work over the next 6 to 12 months. Comprising of $150,000 for sampling, assaying, mapping and computer modeling and $300,000 for diamond drilling, assaying and mapping.

We anticipate the exploration program will be supervised by Gregory Schifrin, a director of the company.

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Marketing

All of our mining operations, if successful, will produce gold or silver in doré form or a concentrate that contains gold or silver.

We plan to market our refined metal and doré to credit worthy bullion trading houses, market makers and members of the London Bullion Market Association, industrial companies and sound financial institutions. The refined metals will be sold to end users for use in electronic circuitry, jewelry, silverware, and the pharmaceutical and technology industries. Generally, the loss of a single bullion trading counterparty would not adversely affect us due to the liquidity of the markets and the availability of alternative trading counterparties.

We plan to refine and market its precious metals doré and concentrates using a geographically diverse group of third party smelters and refiners. The loss of any one smelting and refining client may have a material adverse effect if alternate smelters and refiners are not available. We believe there is sufficient global capacity available to address the loss of any one smelter.

Competitive Conditions

The mining business is competitive in all phases of exploration, development and production. We compete with a number of other exploration and mining companies in the search for, and acquisition of, mineral properties or the raising of capital, many of whom have greater financial resources. As a result of this competition, we may be unable to acquire attractive mineral properties in the future on terms it considers acceptable or raise additional capital. We also compete for financing with other resource companies, many of whom have greater financial resources and/or more advanced properties. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to us.

Our ability of to acquire properties or raising additional capital largely depends on its success in exploring and developing its present properties and on its ability to select, acquire and bring to production suitable properties or prospects for mineral exploration and development. We may compete with other exploration and mining companies for the procurement of equipment and for the availability of skilled labor. Factors beyond our control may affect the marketability of minerals we mine or discover.

Government Regulation

General

Our activities are and will be subject to extensive federal, state and local laws governing the protection of the environment, prospecting, mine development, production, taxes, labor standards, occupational health, mine safety, toxic substances and other matters. The costs associated with compliance with such regulatory requirements are substantial and possible future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development and continued operation of our properties, the extent of which cannot be predicted. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards and regulations which may entail significant costs and delays.

Although we are committed to environmental responsibility and believe we are in substantial compliance with applicable laws and regulations, amendments to current laws and regulations, more stringent implementation of these laws and regulations through judicial review or administrative action or the adoption of new laws could have a materially adverse effect upon our results of operations.

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Federal Environmental Laws

Certain mining wastes from extraction and beneficiation of ores are currently exempt from the extensive set of Environmental Protection Agency (“EPA”) regulations governing hazardous waste, although such wastes may be subject to regulation under state law as a solid or hazardous waste. The EPA has worked on a program to regulate these mining wastes pursuant to its solid waste management authority under the Resource Conservation and Recovery Act (“RCRA”). Certain ore processing and other wastes are currently regulated as hazardous wastes by the EPA under RCRA. If our future mine wastes, if any, were treated as hazardous waste or such wastes resulted in operations being designated as a “Superfund” site under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA” or “Superfund”) for cleanup, material expenditures would be required for the construction of additional waste disposal facilities or for other remediation expenditures. Under CERCLA, any present owner or operator of a Superfund site or an owner or operator at the time of its contamination generally may be held liable and may be forced to undertake remedial cleanup action or to pay for the government’s cleanup efforts. Such owner or operator may also be liable to governmental entities for the cost of damages to natural resources, which may be substantial. Additional regulations or requirements may also be imposed upon our future tailings and waste disposal, if any, in Nevada under the Federal Clean Water Act (“CWA”) and state law counterparts. We have reviewed and considered current federal legislation relating to climate change and we do not believe it to have a material effect on our operations. Additional regulation or requirements under any of these laws and regulations could have a materially adverse effect upon our results of operations.

Legal Proceedings

There are no current legal proceedings against the Company.

Employees/Consultants

We have no employees other than our President and CEO, Michael B. Lavigne. We do not currently have any pension, annuity, profit sharing, or similar employee benefit plans, although we may choose to adopt such plans in the future.

We engage independent contractors from time to time on an as-needed basis to consult with us on specific corporate affairs, or to perform specific tasks in connection with our business development activities, including accounting, mine services, geologists and engineers. We anticipate hiring employees when we have sufficient cash flow.

Corporate Information

Our headquarters are located at Magellan Gold Corporation, 602 Cedar St., Ste. 205, Wallace, ID 83873 and our telephone number is (208) 556-1600. Our website address is https://www.magellangoldcorp.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

DESCRIPTION OF PROPERTY

Center Star Mine

The property, Center Star Mine, is located near Elk City, Idaho on the south side of the Clearwater River about 42 miles southeast of Grangeville, Idaho in Section 26 and 35 of Township 29 N, Range 7 E.B.M. in the Ten Mile Mining District. The property consists of 31 unpatented lode claims totaling 620 acres. The Company owns 100% of the property.

Access to the property is gained by a paved state highway connecting Grangeville and Elk City. A good mountain road approximately 5 miles in length extends from the highway to the mine. The mountain road is of a sufficient quality to transport equipment and materials to the mine. The road is typically snowed in during certain winter months but could be maintained to allow for year-round access.

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DIRECTORS AND EXECUTIVE OFFICERS

Directors are elected to serve until the next annual meeting of stockholders until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which they were elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all Board members individually or collectively consent in writing to the action.

Executive officers are appointed by and serve at the pleasure of the Company’s Board of Directors, subject to any contractual arrangements.

The following table sets forth the names, positions, and ages of our current executive officers and directors.

Directors and Executive Officers

Name	Age	Position	Director Since
Michael B. Lavigne	64	CEO, President & Director	August 1, 2020
Mark Rodenbeck	72	Director	June 16, 2020
Deepak Malhotra	72	Director	September 1, 2020
Greg Schifrin	61	Director	July 1, 2020

Professional Backgrounds

Michael B. Lavigne was appointed CEO, President and as a Director on August 1, 2020. Mr. Lavigne has been involved in the mining industry since 1975, when he worked underground for Hecla Mining Company. After completing law school, Mr. Lavigne started a registered broker-dealer specializing in mining and resource companies. He was a member and on the Board of Directors for the Spokane Stock Exchange and was involved in a number of financings for exploration stage companies. Mr. Lavigne has served in management and board positions for a number of exploration companies with projects in Idaho, Montana, Nevada, Utah, Wyoming and Alaska including President of Silver Verde May Mining Company (SIVE). Additionally, from September 2012 to the present, Mr. Lavigne is owner and Managing Partner of Capital Peak Partners, LLC, which provides consulting services in the area of corporate and business development to a number of mining companies. Since 2018, Mr. Lavigne has been serving as the President of Silver Verde May Mining. Mr. Lavigne received his BA in Accounting from the University of Idaho in 1979 and J.D. from the Gonzaga University School of Law in 1983.

Mark Rodenbeck was appointed as a Director on June 16, 2020. Mr. Rodenbeck served as an officer and director of Mascota Resources, a Nevada mining Company, from February 2015–October 2019. He graduated (cum laude with Dean’s List honors) from Northwood Institute with a B.S. Degree in Business Administration in 1970. Between 1970 and 1976, Mark worked as General Manager, and then District Manager, for Foodplex Inc., a large operator of fast food restaurants. In 1976, he became President and 50% owner of Damark Inc. which owned and operated six fast food restaurants in Michigan. In 1981, Mr. Rodenbeck sold his restaurants and moved to Denver, Colorado, and became a stockbroker. In 1984, he was promoted to Branch Manager of Engler & Budd, a Minneapolis-based brokerage firm. In 1995, he co-founded Colorado Ceramic Tile, Inc. as a 50% owner and officer. Mr. Rodenbeck retired from Colorado Ceramic Tile in 2012.

Gregory Schifrin was appointed as a Director on July 1, 2020. Mr. Greg Schifrin has worked as a geologist and manager for over 36 years in the mining and mineral exploration industry where he has been involved in precious, base metals, rare earth and uranium exploration and project development. Mr. Schifrin has provided technical services and project management for major and junior mining companies through his consulting and service company. During his various tenures Mr. Schifrin has been a key executive and director where he managed corporate finance, budgets, accounting, legal and regulatory requirements, investors, personnel, exploration, geologic evaluation, project development, infrastructure construction, mining, operations, production, project generation and land acquisition.

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Since November 2019, Mr. Schifrin has been a director of Idaho Champion Gold Mines (ITKO). From December 2017 to May 2019, Gregory served as the CEO and director of Blackrock Gold Corp (BRC-V). Since September 2017, Mr. Schifrin has been serving as a director of American Cobalt Corp. From February 2011 to the June 2017, Mr. Schifrin served as President and CEO of West Mountain Gold (WMTN) and from February 2011 to January 2016, as a director of West Mountain Gold, Inc. and its subsidiary, Terra Gold Corp. Since 2007, Mr. Schifrin has been a director of Silver Verde May Mining Corporation (SIVE). In 1985, Mr. Schifrin founded Minex Exploration, an exploration consulting and service company. Mr. Schifrin is also a co-founder, President and director of Selkirk Environmental, Inc.(SET), an environmental consulting and service company. Mr. Schifrin earned a Bachelor of Science degree in Geology from the University of Idaho, Moscow in 1983. He is a registered professional geologist in the State of Washington #2146 and resides in Sandpoint, Idaho

Deepak Malhotra was appointed as a Director on September 1, 2020. Mr. Malhotra is a world-renowned processing expert, with over 48 years of mining industry experience, with expertise in process design, process development, plant auditing and troubleshooting, detailed engineering, and capital and operating cost management. His process work with mining organizations worldwide has led to the commercialization of about 15 plants, with capital ranging from $50 million to $750 million.

After working for AMAX Inc. for 17 years, Dr. Malhotra founded Resource Development Inc. (RDI), a metallurgical testing and consulting company, in 1990. His clients include World Bank/IFC, international financial institutions, mining companies, and governments. The consulting business of RDI was later spun off as an independent company, Pro Solv Consulting LLC, where Dr. Malhotra is currently serving as President.

Dr. Malhotra has a Ph.D. in Mineral Economics (1978) and M.S., Metallurgical Engineering (1973) from the Colorado School of Mines and B.S., Metallurgical Engineering (1970) from the Indian Institute of Technology. He is a Registered Member of Society of Mining Engineers, Member of Canadian Institute of Mining and Metallurgical Engineering, and a Qualified Person (QP) under National Instrument 43-101 in Canada. He has been awarded the Gaudin Award and Arthur C. Daman Lifetime Achievement Award by the Society of Mining and Metallurgy and Exploration Engineers. Dr. Malhotra is also currently Director at Canarc Resource Corp. and Cardero Resource Corp., and Consultant at RDI. He holds four patents and has published over 80 articles and edited several books.

Family Relationships

No family relationships exist among our directors. Additionally, there do not exist any arrangements or understandings between any director and any other person pursuant to which any director was elected as such.

Involvement in Certain Legal Proceedings

No director, officer, person nominated to become a director or officer of our of our Company or subsidiary has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Significant Employees

We do not have any significant employees other than our current director and executive officers named in this Offering Circular.

Director Independence

Our Common Stock is listed on the OTCQB, which does not have director independence requirements. Nevertheless, for purposes of determining director independence, we have applied the definition set forth in Nasdaq Rule 4200(a)(15). Mark Rodenbeck, Deepak Malhotra and Greg Schifrin are each considered to be independent. Michael B. Lavigne, the Company’s Chief Executive Officer, is not deemed to be independent.

Board Meetings

During the years ended December 31, 2019 and 2020, our Board members engaged in frequent informal discussions; and all Board actions have been undertaken by unanimous written consent.

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Committees of the Board of Directors

We currently do not have standing audit, compensation or nominating committees of the Board of Directors. We plan to form audit, compensation and nominating committees when it is necessary to do so to comply with federal securities laws or to meet listing requirements of a stock exchange or the Nasdaq Capital Market.

Code of Ethics

We have adopted a Code of Ethics that apples to, among other persons, our Company’s principal executive officer, as well as persons performing similar functions. As adopted, our Code of Ethics sets forth written guidelines to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in all reports and documents that we file with, or submit to, the SEC and in other public communications made by us that are within the executive officer’s area of responsibility;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the Code; and
•	accountability for adherence to the Code.

Our Code of Ethics is on file with the SEC. We will provide a copy of the Code of Ethics to any person without charge, upon request. Requests can be sent to: Magellan Gold Corporation, 602 Cedar St., Ste. 205, Wallace, ID 83873.

Potential Conflicts of Interest

Because we do not have an audit or Compensation Committee comprised of independent directors, the functions that such committees would have performed are performed by our directors. Our Board of Directors has not established an Audit Committee and does not have a financial expert, nor has our Board established a nominating committee. Our Board believes that such committees are not necessary since we only have one director, and to date, such director has been performing such committees’ functions. Thus, there is a potential conflict of interest in that our director and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth all compensation paid to our Named Executive Officers for the years ended December 31, 2020 and 2019.

SUMMARY COMPENSATION TABLE

		Salary	Bonus	Stock Awards	Option Awards	Non equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Michael B. Lavigne CEO and Director (1)	2020 (partial)	–	–	84,500	–	–	–	–	84,500	(2)

John Power CFO and Director (3)	2020 (partial)	–	–	–	–	–	–	–	–
	2019 (partial)	–	–	–	–	–	–	–	–

(1)	Michael B. Lavigne was appointed CEO and as a Director on August 1, 2020.

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(2)	Effective August 1, 2020, the Company and Michael B. Lavigne, executed a Restricted Stock Unit Agreement pursuant to which the Company agreed to grant to Mr. Lavigne, in consideration of services to be rendered as President, CEO and Director, restricted stock units consisting of 15,000 units for each month of service. The vested stock units will be settled in shares of Common Stock upon or as soon as practicable (a) upon written request any time after December 31, 2020 or (b) following the termination date, whichever occurs first. As of December 31, 2020, 75,000 restricted stock units may be settled in shares of Common Stock. During the year ended December 31, 2020, the Company recognized $84,600 of expense related to the agreement.

(3)	Mr. John Power resigned as President on August 1, 2020. He continued to continue to serve as Chief Financial Officer and a member of the Board of Directors until his resignation from such positions on November 24, 2020.

Executive Employment Agreement

Effective August 1, 2020, the Company and Michael B. Lavigne, executed a Restricted Stock Unit Agreement pursuant to which the Company agreed to grant to Mr. Lavigne, in consideration of services to be rendered as President, CEO and Director, restricted stock units consisting of 15,000 units for each month of service. The vested stock units will be settled in shares of common stock upon or as soon as practicable (a) upon written request any time after December 31, 2020 or (b) following the termination date, whichever occurs first. As of June 30, 2021, 165,000 restricted stock units may be settled in shares of common stock. During the six months ended June 30, 2021, the Company recognized $86,265 of stock based compensation related to the agreement.

2017 Equity Incentive Plan

The Board of Directors of the Company concluded, in order to attract and hire key technical personnel and management as our Company grows, it will be necessary to offer option packages in order to compete effectively with other companies seeking the support of these highly qualified individuals. After careful consideration, the Board recommended the approval of the Company’s 2017 Equity Incentive Plan as being in the best interests of Stockholders.

Effective September 1, 2017, the 2017 Equity Incentive Plan was approved by written consent of stockholders holding 75% of the Company’s outstanding common stock, and was adopted by the Board of Directors. The Company is authorized to grant rights to acquire up to a maximum of 200,000 shares of common stock under the Plan. The Plan is authorized to grant incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

The 2017 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights (collectively, “Stock Awards”). Incentive stock options granted under the 2017 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2017 Plan are intended not to qualify as incentive stock options under the Code.

As of June 30, 2021, the Company had 128,000 shares available for future grant.

On September 15, 2020, John Gibbs, a related party, transferred 330,000 warrants to purchase common stock back to the Company. The warrants were accounted for as if they were returned and re-granted. Deepak Malhotra, a member of the board, received 300,000 of the transferred warrants as compensation for services to be performed over a one year term. The warrants were valued $386,764 and will recognized over the one year service period. During the six months ended June 30, 2021, the Company recognized $193,382 of expense related to the issuance of these warrants. Mr. Malhotra exercised 50,000 warrants in the third quarter of 2020. On May 31, 2021, Mr. Malhotra’s remaining 250,000 warrants were extended until May 31, 2022. The incremental value of the warrant modification of $194,687 will be recorded over the remaining service period ending September 30, 2021. During the six months ended June 30, 2021, the Company recognized $48,671 of expense related to the warrant modification.

In May 2021, John Gibbs, a related party, transferred 75,000 warrants and five other warrant holders transferred 1,310,000 warrants to purchase common stock to various other holders. The transferred warrants were all set to expire on May 31, 2021 and had an exercise price of $0.20. In May 2021, 1,185,000 of the warrants were exercised resulting in proceeds to the Company of $237,000. On May 31, 2021 the remaining 200,000 transferred warrants were extended to May 31, 2022. These remaining warrants were exercised in June 2021 and resulted in proceeds to the Company of $40,000.

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Stock option activity within the 2017 Equity Incentive Plan and warrant activity outside the plan, for the six months ended June 30, 2021 is as follows:

	Stock Options		Stock Warrants
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at December 31, 2020	72,000	$2.00	1,858,635	$0.67
Granted	–	–	–	–
Cancelled	–	–	–	–
Expired	–	–	–	–
Exercised	–	–	(1,435,000)	0.20
Outstanding at June 30, 2021	72,000	$2.00	423,635	$0.28
Exercisable at June 30, 2021	72,000	$2.00	423,635	$0.28

As of June 30, 2021, the outstanding stock options have a weighted average remaining term of 6.33 years and has no intrinsic value, and the outstanding stock warrants have a weighted average remaining term of 1.75 years and an intrinsic value of $261,295.

Indemnification of Directors and Officers

Nevada Revised Statutes provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada Revised Statutes also provide that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our articles of incorporation authorize us to indemnify our directors and officers to the fullest extent permitted under Nevada Revised Statutes. Our bylaws set forth the procedures that must be followed in order for directors and officers to receive indemnity payments from us.

Director Compensation

At this time, our directors do not receive cash compensation for serving as members of our Board of Directors. The term of office for each director is one year or until his/her successor is elected at our annual meeting and qualified. The duration of office for each of our officers is at the pleasure of the Board of Directors. The Board of Directors has no nominating, auditing committee, or Compensation Committee. Therefore, the selection of a person or election to the Board of Directors was neither independently made nor negotiated at arm’s length.

During the fiscal year ended December 31, 2020, and quarter ended June 30, 2021, none of our directors received compensation for director services.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table and footnotes to it sets forth information regarding the number of shares of Common Stock beneficially owned by (i) each director and named executive officer of our Company, (ii) named executive officers, executive officers, and directors of the Company as a group, and (iii) each person known by us to be the beneficial owner of 5% or more of our issued and outstanding shares of Common Stock. Unless otherwise further indicated in the following table, the footnotes to it or elsewhere in this report, the persons and entities named in the following table have sole voting and sole investment power concerning the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and the footnotes, our named executive officers and directors’ address in the following table is c/o Magellan Gold Corporation, 602 Cedar St., Ste. 205, Wallace, ID 83873. Each person has sole voting and investment power with respect to the shares shown, except as noted.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Before Offering (3)

Officers and Directors

Michael B. Lavigne --CEO, President and Director	240,000	(4)	2.1%

Mark Rodenbeck --Director	--		--

Greg Schifrin --Director	750,000		6.6%

Deepak Malhotra --Director	300,000	(5)	2.6%

All officers and directors as a group (four persons)	1,290,000		10.9%

5% and More Stockholders

John Gibbs 807 Wood N Creek Ardmore, OK 73041	3,633,907	(6)	31.9%

Ronald and Paula Lavigne PO Box 698 Osburn, ID 83809	573,560		5.1%

(1)	Unless otherwise stated, address is 602 Cedar St., Ste. 205, Wallace, ID 83873.
(2)	Under SEC Rules, we include in the number of shares owned by each person, the number of shares issuable under outstanding options or warrants if those options or warrants are exercisable within 60 days of the date of this Annual Report. In calculating percentage ownership, we calculate the ownership of each person who owns exercisable options by adding (i) the number of exercisable options for that person only to (ii) the number of total shares outstanding and dividing that result into (iii) the total number of shares and exercisable options owned by that person.
(3)	Based upon 11,340,412 shares outstanding as of the date of this Offering Circular.
(4)	Effective August 1, 2020, the Company and Michael B. Lavigne, executed a Restricted Stock Unit Agreement pursuant to which the Company agreed to grant to Mr. Lavigne, in consideration of services to be rendered as President, CEO and Director, restricted stock units consisting of 15,000 units for each month of service. The vested stock units will be settled in shares of Common Stock upon or as soon as practicable (a) upon written request any time after December 31, 2020 or (b) following the termination date, whichever occurs first.
(4)	Includes 50,000 shares owned individually and a warrant exercisable to purchase 250,000 shares of Common Stock at $0.20 per share.
(5)	Includes 3,578,577 shares owned individually, warrant exercisable to purchase 45,000 shares of Common Stock at $0.20 per share, 1,000 shares owned by Redwood Microcap Fund, Inc. controlled by Mr. Gibbs. and 9,330 shares owned by Tri Power Resources, Inc., controlled by Mr. Gibbs.

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Changes in Control

There are no arrangements known to us the operation of which may at a subsequent date result in a Change in Control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

Except as disclosed herein, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our Common Stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On September 15, 2020, John Gibbs, a related party, transferred 330,000 warrants to purchase common stock back to the Company.

Deepak Malhotra, a member of the board, received 300,000 of the transferred warrants as compensation for services to be performed over a one year term. The warrants were valued $386,764 and will recognized over the one year service period. During the six months ended June 30, 2021, the Company recognized $193,382 of expense related to the issuance of these warrants. The remaining 30,000 warrants were transferred to three 2018A 10% Unsecured Convertible noteholders as inducements to convert their notes.

Accrued Interest - Related Parties

Accrued interest due to related parties at June 30, 2021 and December 31, 2021 as follows:

	June 30, 2021	December 31, 2020
Accrued interest payable – Mr. Gibbs	$4,581	$2,597
Accrued interest payable – Dr. Carson	–	752
Accrued interest payable – Mr. Schifrin	3,740	1,880
Accrued interest payable – Mr. Malhotra	637	241
	$8,958	$5,470

Advances Payable–Related Party

We borrowed and repaid non-interest bearing advances from/to related parties as follows:

	Six Months Ended June 30, 2021
	Advances	Repayments

Mr. Schifrin	$–	$(20,000)
Totals	$–	$(20,000)

	Year Ended December 31, 2020
	Advances	Repayments
Mr. Power	$15,830	$(156,011)
Mr. Schifrin	10,000	–
Mr. Gibbs	20,000	–
Totals	$45,830	$(156,011)

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During the six months ended June 30, 2021, a Director paid expenses on behalf of the Company of $30,252 and the Company made payments on advances of $20,000. As of June 30, 2021, the advances from related party balance were $20,252.

During the year ended December 31, 2020, Mr. Gibbs advanced $20,000 and Mr. Schifrin advanced $10,000 to the Company. During the year ended, Mr. Power advanced $15,830 cash and paid expenses using his personal credit card on behalf of the Company of $118,384, and the Company made repayments to Mr. Power and/or his credit card of $156,011.

On May 31, 2020, the Company issued 475,000 shares of Common Stock to Mr. Gibbs with a fair value of $332,500 for the settlement of advances in the amount of $95,000, resulting in a loss on settlement of $237,500.

In addition, the Company issued 475,000 warrants exercisable for a period of 12 months at an exercise price of $0.20 per share. The Company recognized an additional $288,046 loss related to the issuance of warrants for the settlement of liabilities. Amounts due to related parties was $20,252 and $47,762 as of June 30, 2021 and December 31, 2020, respectively.

Notes Payable

Series 2019A 10% Related Parties Unsecured Convertible Notes

In 2019, the Company sold $135,000 of Series 2019A 10% Unsecured Convertible Notes. The purchase price of the Note is equal to the principal amount of the Note. The Series 2019A Notes are convertible into shares of Common Stock at a conversion price of $1.00 during the life of the Note. The lenders were issued 100,000 common stock warrants with an exercise price of $2.00 per share. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature and relative fair value of the warrants as a debt discount and additional paid in capital in August and December 2019. The $135,000 debt discount is amortized over the term of the loan. The Notes will accrue interest at the rate of 10% per annum, payable quarterly in arrears. The Notes mature twelve (12) months from the date of issue. The maturity date can be extended at the option of the Company for an additional one (1) year. There are two Series 2019A 10% Unsecured Convertible Notes that were due and payable in August 2020 and are currently past due and in default. The default interest rate on the notes is 12%. As of June 30, 2021, the balance due under these notes net of unamortized discount of $0, is $75,000, with accrued interest of $12,945.

On October 1, 2019, the Company sold a 10% Unsecured Convertible Note for $145,978 due on demand to settle accounts payable. The purchase price of the 10% Unsecured Convertible Note is equal to the principal amount of the Note. The 10% Unsecured Convertible Note is convertible into shares of Common Stock at a conversion price of $1.00 during the life of the Note. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature as a debt discount and additional paid in capital in October 2019. The debt discount will be amortized over the term of the loan. The 10% Unsecured Convertible Note will accrue interest at the rate of 10% per annum payable quarterly, accruing from the date of issuance. As of June 30, 2021, the balance due under these notes net of unamortized discount of $0, is $145,978, with accrued interest of $25,476.

Series 2020A 8% Unsecured Convertible Notes

In 2020, the Company sold $285,000 of Series 2020A 8% Unsecured Convertible Notes with a maturity date of November 30, 2020. The purchase price of the Note is equal to the principal amount of the Note. The Series 2020A Notes are convertible into shares of Common Stock at a conversion price of $0.50 during the life of the Note. The lenders were issued 142,500 common stock warrants with an exercise price of $0.50 per share for a term of 5 years. Two related parties purchased $60,000 of the 2020A notes. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature as a debt discount and additional paid in capital as of December 31, 2020. The $237,263 debt discount will be amortized over the term of the loan. The Notes will accrue interest at the rate of 8% per annum, payable quarterly in arrears. In July 2020, $25,000 of Series 2020A 8% Unsecured Convertible Notes were converted into 50,000 shares of common stock at a conversion price of $0.50 per share. As of June 30, 2021, the balance due to a related party under these notes net of unamortized discount of $0, is $60,000, with accrued interest of $5,218. As of June 30, 2021, the balance due to a third party under these notes net of unamortized discount of $0, is $200,000, with accrued interest of $16,231.

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3% Secured Convertible Note

On July 1, 2020, the Company issued a $125,000 Secured Convertible Note to a related party for the as part of the purchase of Clearwater Mining Corporation. The convertible note is secured by common stock of the Company, matures on July 1, 2022 and will accrue interest at the rate of 3% per annum, payable yearly in arrears beginning July 1, 2021. The Note is convertible into shares of Common Stock at a conversion price of $0.50 during the life of the Note. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature and relative fair value of the warrants as a debt discount and additional paid in capital in July 2019. The $87,500 debt discount will be amortized over the term of the loan. Amortization expense of $21,695 was recognized during the six months ended June 30, 2020. As of June 30, 2021, the balance due to a related party under this note net of unamortized discount of $43,870, is $81,130, with accrued interest of $3,740.

AJB Convertible Note

On February 10, 2021, the Company entered into a debt agreement to borrow $200,000. The secured note has an original issuance discount of $16,000 along with $9,000 in legal and finder fees recorded as a discount, which will be amortized over the life of the note. The loan is secured by common stock of the Company, bears interest at a rate of 10% and has a six-month maturity. The unpaid principal is convertible into shares of the Company’s common stock at the conversion price. The conversion price shall be the less of 90% of the lowest trading price during the previous twenty (20) trading day period ending on the issuance date, or during the previous twenty (20) trading day period ending on date of conversion of this note. The Company issued the debtholder 266,667 common shares as a commitment fee. Due to the variable conversion feature the note conversion feature was bifurcated from the note and recorded as a derivative liability. The day one derivative liability was $95,715 was recorded as a discount on the convertible notes payable. As of June 30, 2021, the balance on the loan, net of unamortized discount of $26,826, is $173,173, with accrued interest of $645.

As of June 30, 2021, the total derivative liability on the above note was adjusted to a fair value of $103,107. During the six months ended June 30, 2021, $93,889 of the discount was amortized leaving an unamortized balance of $26,825. The fair value of the conversion option was estimated using the Black-Scholes option pricing model and the following assumptions during the period: fair value of stock $0.90 - 1.03, volatility of 91.27% - 105.28% based on a comparable company peer group, expected term of 0.50 years, risk-free rate of 0.05% - 0.06% and a dividend yield of 0%.

Line of Credit–Related Party

Effective December 31, 2012, we entered into a line of credit arrangement with John D. Gibbs, a significant investor, to facilitate timely cash flows for the Company’s operations. The line of credit originally provided for a maximum balance of $250,000, accrued interest at 6% annually, and matured on December 31, 2014.

On December 31, 2013 we amended our credit agreement with Mr. Gibbs to increase the borrowing limit under the line of credit to $750,000. All other terms of the credit agreement, including the interest rate and maturity date remained unchanged.

On December 31, 2014, we again amended the credit agreement to increase the borrowing limit to $900,000 and extend the maturity date to December 31, 2015. As part of the 2014 amendment and the subsequent appointment of Dr. Pierce Carson as the President, CEO and Director of G+W effective June 1, 2015, we had pledged all of our 85% equity interest in G+W, which owned the Silver District properties, as security for all amounts outstanding under the credit agreement. In July 2016, we completed a share exchange with Dr. Carson to re-acquire the 15% interest in G+W, and therefore at December 31, 2017 our entire 100% interest in G+W was pledged as security for outstanding amounts under this credit agreement.

On December 31, 2015 we again amended the credit agreement to increase the borrowing limit to $1,000,000 and extended the maturity date to December 31, 2016. Finally, on March 31, 2017 with an effective date of December 31, 2016 we again amended the credit agreement to extend the maturity date to December 31, 2018 and later extended to March 31, 2019. In April 2019, this credit facility was extended until December 31, 2019 in exchange for a fee equal to 2% of the outstanding balance. All other terms of the agreement were unchanged. The 2% fee of $17,050 was recorded as a debt discount and fully amortized with settlement of debt in September 2019.

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In 2018, $20,000 was received under this agreement. During the same period Mr. Gibbs converted $100,000 of the outstanding balance on the line of credit into 100,000 shares of Common Stock at $1.00 per share.

In September 2019, the Company established a Series A Convertible Preferred Stock (“Series A Preferred Stock”) to convert Company debt. The Company authorized an aggregate 2,500,000 shares of Series A Preferred Stock to be issued.

At September 30, 2019, the Company issued shares of Series A Preferred Stock with a stated value of $1,174,188 to settle the outstanding line of credit balance including accrued interest. See Note 10.

The outstanding balance under the line of credit was $0 at December 31, 2019. In addition, no interest was accrued on this obligation and is included in accrued interest–related parties on the accompanying consolidated balance sheets at December 31, 2019.

10% Unsecured Convertible Note

On October 1, 2019, the Company issued a 10% Unsecured Convertible Note in the principal amount of $145,977.65 to evidence accrued and unpaid legal fees owed to the Company’s attorney. The note is due on demand, and is convertible into shares of Common Stock at a conversion price of $1.00 per share.

Gulf + Western Industries

Effective July 1, 2020, the Company executed a Stock Purchase Agreement with Tripower Resources, Inc. (“Tripower”) pursuant to which the Company sold 100% of the issued and outstanding stock of its wholly-owned subsidiary Gulf + Western Industries, Inc. (“GW”) in consideration of the surrender for cancellation of an aggregate of 50,000 shares of Series A Preferred Stock owned by John Gibbs, who is a control person of Tripower. GW owns a portfolio of mining claims comprising the Silver District Project in Arizona.

Deferred Compensation

On June 1, 2016, we executed an employment agreement with Dr. Carson in which he assumed the positions of President and Chief Executive Officer of Magellan Gold Corporation. The agreement also provided that Dr. Carson be appointed a Director of Magellan Gold Corporation, and effective June 30, 2016, Dr. Carson was appointed a Director of Magellan. The term of the agreement covered the period from June 1, 2016 to May 31, 2017 and is subject to annual renewal. The agreement has subsequently been renewed each year and is currently effective from June 1, 2018 to May 31, 2019, with all terms of the original agreement remaining unchanged.

During the term of the agreement, Magellan agreed to pay Dr. Carson a base salary in equal semi-monthly installments less required withholding and other applicable taxes. Dr. Carson’s salary was set at $6,667 per month during the three-month period from June 1, 2016 through August 31, 2016, and thereafter at $10,000 per month.

In June 2019, Dr. Carson resigned as the President and Chief Executive Officer of Magellan Gold Corporation. Dr. Carson also resigned from all other positions with the Company and its affiliates and subsidiaries.

At December 31, 2019, a total of $110,000 and $18,469 of salary and associated payroll tax obligations, respectively, is accrued in connection with the agreement and included in accrued liabilities on the accompanying consolidated balance sheets.

Director Independence

Our Common Stock is listed on the OTCQB, which does not have director independence requirements. Nevertheless, for purposes of determining director independence, we have applied the definition set forth in Nasdaq Rule 4200(a)(15). Mark Rodenbeck, Deepak Malhotra and Greg Schifrin are each considered to be independent. Michael B. Lavigne, the Company’s Chief Executive Officer, is not deemed to be independent.

For transactions with our named executive officers, please see the disclosure under “Executive Compensation” above.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

DESCRIPTION OF SECURITIES

We are authorized to issue up to 1,000,000,000 shares of $0.001 par value Common Stock and 25,000,000 shares of $0.001 par value “blank check” Preferred Stock.

Units

We are selling up to 3,000,000 Units in this Offering on a “best efforts/no minimum basis” pursuant to an Offering Statement on Form 1-A, of which this Offering Circular is a part, under Regulation A of the Securities Act. Each Unit will consist of one share are of Common Stock and one warrant to purchase one share of Common Stock for a period of 24 months commencing on the date of issuance at a price of $1.50 per share. The Units are being offered at a purchase price of $1.00 per Unit on a “best efforts/no minimum” basis. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Shares and the Warrants comprising the Units are immediately separable and will be issued separately in this Offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire three years from the date of issuance.

Common Stock

Our authorized Common Stock consists of 1,000,000,000 shares of Common Stock. As of the date of this Offering Circular, there were 11,340,412 shares of Common Stock issued and outstanding.

Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of Common Stock are fully paid and nonassessable, and the shares of Common Stock to be issued upon completion of this offering will be fully paid and nonassessable. The holders of Common Stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of Common Stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Our Common Stock is quoted on the OTC Markets’ OTCQB Tier under the symbol “MAGE.”

Warrants

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant which is filed as an exhibit to the Offering Statement of which this Offering Circular is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

The Warrants issued in this offering entitle the registered holder to purchase one share of our Common Stock at a price equal to $1.50 per share, subject to adjustment as discussed below, immediately following the issuance of such Warrant and terminating at 5:00 p.m. (Eastern Time), 24 months after the date of issuance. There is no market for our Warrants and none is expected to develop.

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Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is twenty-four months after their original issuance. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Company, by utilizing the exercise form on the reverse side of the Warrant certificate completing and executing as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised.

Exercise Price. The exercise price per whole share of Common Stock purchasable upon exercise of the Warrants is $1.50 per share, subject to adjustment as summarized below.

Adjustment. If and whenever the shares of Common Stock of the Company are subdivided into a greater or consolidated into a lesser number of shares, or in the event of any payment by the Company of a stock dividend (other than a dividend paid in the ordinary course), or in the event that the Company conducts a rights offering to its stockholders, the exercise price will be decreased or increased proportionately as the case may be. Upon any such subdivision, consolidation, payment of a stock dividend or rights offering, the number of shares deliverable upon the exercise of a Warrant and the exercise price of the Warrant will be increased or decreased proportionately as the case may be.

In case of any reclassification of the capital of the Company, or in the case of the merger, reorganization or amalgamation of the Company with, or into any other company or of the sale of substantially all of the property and assets of the Company to any other company, each Warrant will, after such reclassification of capital, merger, amalgamation or sale, confer the right to purchase that number of shares or other securities or property of the Company or of the company resulting from such reclassification, merger, amalgamation, or to which such sale will be made, as the case may be, which the Holder would then hold if the Holder had exercised the Holder’s rights under the Warrant before reclassification of capital, merger, amalgamation or sale; and in any such case, if necessary, appropriate adjustments will be made in the application of the provisions set forth in the Warrant with respect to the rights and interest thereafter of the Holders to the end that the provisions set forth in the Warrant will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities or property thereafter deliverable on the exercise of a Warrant.

Fractional Shares. The Warrant may only be exercised for a whole number of shares and no fractional shares of Common Stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round the fractional share up to the nearest whole number.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agreement. The Warrants, substantially in the form of the Warrant filed as an exhibit to the Offering Statement of which this Offering Circular, will be issued in the name of the investor, or its designee(s).

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the Warrant Agent Agreement are governed by New York law.

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Preferred Stock

We are authorized to issue up to 25,000,000 shares, par value $0.001 per share, “blank check” Preferred Stock. Our Preferred Stock can be issued in one or more series as may be determined from time-to-time by our Board of Directors. In establishing a series our Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. Our Board of Directors has the authority, without stockholder approval, to fix the rights, preferences, privileges and restrictions of any series of Preferred Stock including, without limitation:

•	the rate of distribution,

•	the price at and the terms and conditions on which shares shall be redeemed,

•	the amount payable upon shares for distributions of any kind,

•	sinking fund provisions for the redemption of shares,

•	the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and

•	voting rights except as limited by law.

Series A Preferred

In September 2019, the Company established a Series A Convertible Preferred Stock (“Series A Preferred”) to convert debt of the Company. The Company authorized an aggregate 2,500,000 shares of Series A Preferred Stock to be issued. Effective May 31, 2021, the Company received notices of Conversion from five of its Series A Convertible Preferred stockholders that they had elected to convert a total of 192,269 shares of Series A Convertible Preferred Stock into an aggregate of 1,922,690 shares of Common Stock and $356,123 in accrued but unpaid dividends on the Series A Shares into an aggregate of 356,123 shares of Common Stock Each share of Series A Convertible Preferred Stock was convertible into ten shares of Common Stock. The Conversion Price of the Dividend Shares was $1.00 per share. On June 30, 2021, the Company issued 2,278,813 shares of common stock for the conversion of preferred stock and accrued dividends. As of June 30, 2021, there are no shares of Series A Preferred are issued and outstanding.

Series B Preferred

In September 2020, the Company established a Series B Convertible Preferred Stock (“Series B Preferred”) and authorized an aggregate of 5,000 shares with a par value of $0.001 per share and a stated value of $1,250.00 per share. The holders of outstanding Series B Preferred shall be entitled to receive dividends at the annual rate of 10% based on the stated value per share. Dividends on the share of Series B Preferred shall be cumulative. As of June 30, 2021, no shares of Series B Preferred Stock issued and outstanding.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation and Nevada Law

We are subject to Chapter 78 of the Nevada Revised Statutes, an anti-takeover law. In general, Chapter 78 prohibits a publicly held Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an “interested stockholder” is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 10% or more of the corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

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Transfer Agent and Warrant Registrar

The Company’s transfer agent is EQ Shareowner Services with offices located at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 and a website at equiniti.com/us. EQ Shareowner Services will also serve as the warrant registrar in connection with this offering.

Fully Paid and Non-Assessable

All outstanding Common Shares are, and the Common Shares to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable. All Warrant Shares issuable upon the exercise of the Warrant will be, when issued, be deemed to be validly issued, fully paid and non-assessable.

Trading Market

The Common Shares and Warrants will be separately transferable following the termination of any transfer hold periods under applicable law. Our Common Stock is currently quoted on the OTC Markets’ OTCQB tier under the symbol “MAGE.” There is currently no market for the Warrants and none is expected to develop.

Resale Restrictions

We intend to offer and sell our securities in this offering to retail customers in every state in the United States plus the District of Columbia and Puerto Rico. In each of the foregoing jurisdictions in which we intend to make offers and sales, we have made notice filings where required in respect of our intentions to make offers and sales there. Investors in the state of Arizona must either be accredited investors within the meaning of Rule 501 under Regulation D under the Securities Act or meet the qualified purchaser definition in Arizona Administrative Code Rule 13.9. Investors in Alabama, Arizona, Florida, New Jersey, North Dakota, Texas and Washington will be required by state law to purchase our securities in this offering through a broker-dealer of record. Our broker-dealer of record will be Dalmore Group, LLC, member FINRA/SIPC, a registered broker-dealer.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a U.S. federal statute, preempts the states from regulating transactions in certain securities, which are referred to as “covered securities.” NSMIA nevertheless allows the states to investigate if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can bar the sale of covered securities in a particular case.

We are a reporting company under Section 12(g) of the Exchange Act. Following this offering, we intend to continue filing periodic and current reports as required by the Exchange Act. Therefore, under NSMIA, the states and other jurisdictions of the United States are preempted from regulating the resale by security holders of our Common Stock. However, NSMIA does allow states and territories to require notice filings and collect fees with regard to resale transactions, and a state may suspend the offer and resale of our securities within such state if any such required filing is not made or fee is not paid. As of the date of this Offering Circular, the following states and territories do not require any resale notice filings or fee payments and security holders may resell our securities: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

As of the date of this Offering Circular, in the following states, district and territories, security holders may resell our securities if the proper notice filings have been made and fees paid: the District of Columbia, Illinois, Maryland, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont. As of the date of this Offering Circular, we have not determined in which of these states and other jurisdictions, if any, we will submit the required filings or pay the required fees. Additionally, if any additional states or other jurisdictions adopt a statute, rule or regulation requiring a filing or fee, or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would likely need to comply with those new requirements in order for our securities to become eligible, or continue to be eligible, for resale by security holders in those states or other jurisdictions.

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In addition, aside from the exemption from registration provided by NSMIA, we believe that our securities may be eligible for resale in various states without any notice filings or fee payments, based upon the availability of applicable exemptions from such states’ registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

The various states and other jurisdictions can impose fines on us or take other regulatory actions against us if we fail to comply with their securities laws. Although we are taking steps to help insure that we will conduct all offers and sales in this offering in compliance with all Blue Sky laws, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we do not achieve compliance.

Purchasers under this Offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Shares immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Shares in the secondary market.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least 12 months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

; provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

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EXPERTS

The financial statements as of December 31, 2020 and 2019 appearing in this document have been audited by MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Carmel, Milazzo & Feil LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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FINANCIAL STATEMENTS

TABLE OF CONTENTS

F-1

MAGELLAN GOLD CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash	$177,099	$–
Prepaid expenses and other current assets	22,501	2,168

Total current assets	199,600	2,168

Mineral rights and properties	1,000,000	1,000,000
Development costs	149,695	112,968

Total assets	$1,349,295	$1,115,136

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$159,510	$195,951
Accounts payable - related party	12,500	25,139
Accrued liabilities	206,468	618,480
Convertible note payable, net - related party	141,130	119,435
Convertible note payable, net - third party	594,151	420,978
Accrued interest - related parties	8,958	5,470
Accrued interest	56,049	35,015
Advances payable - related party	20,252	47,762
Advances payable - third party	18,223	10,000
Derivative liability	103,107	–

Total current liabilities	1,320,348	1,478,230

Total liabilities	1,320,348	1,478,230

Commitments and contingencies

Shareholders' equity (deficit):
Preferred shares, 25,000,000 shares	–	–
Series A preferred stock - $10.00 stated value; 2,500,000 authorized; 0 and 192,269 shares issued and outstanding, respectively	–	1,922,690
Series B preferred stock - $1,250.00 stated value; 5,000 authorized; no shares issued and outstanding	–	–
Common shares, $0.001 par value; 1,000,000,000 shares authorized; 11,340,412 and 7,098,394 shares issued and outstanding, respectively	11,341	7,099
Additional paid-in capital	17,337,560	13,540,086
Accumulated deficit	(17,319,954)	(15,832,969)
Shareholders' equity (deficit):	28,947	(363,094)

Total liabilities and shareholders' equity (deficit)	$1,349,295	$1,115,136

See accompanying notes to the unaudited consolidated financial statements

F-2

MAGELLAN GOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses:
General and administrative expenses	$531,550	$123,580	$1,250,987	$293,565

Total operating expenses	531,550	123,580	1,250,987	293,565

Loss from continuing operations	531,550	123,580	1,250,987	293,565

Other income (expense):
Interest expense	(84,893)	(74,241)	(148,494)	(148,973)
Other income	–	26,980	–	26,980
Loss on settlement of liabilities	–	(765,659)	–	(765,659)
Loss on conversion of debt	–	(1,309,588)	–	(1,309,588)
Loss on change in derivative liability	(16,491)	–	(7,392)	–

Total other income (expense)	(101,384)	(2,122,508)	(155,886)	(2,197,240)

Net loss from continuing operations	(632,934)	(2,246,088)	(1,406,873)	(2,490,805)

Net loss from discontinued operations, net of tax	–	(556)	–	(30,249)

Net loss	(632,934)	(2,246,644)	(1,406,873)	(2,521,054)

Series A preferred stock dividend	(32,045)	(59,738)	(80,112)	(119,476)

Net loss attributable to common shareholders	(664,979)	(2,306,382)	(1,486,985)	(2,640,530)

Other comprehensive income:
Foreign currency translation	–	–	–	68,636
Total other comprehensive income	–	–	–	68,636

Net comprehensive loss	$(664,979)	$(2,306,382)	$(1,486,985)	$(2,571,894)

Basic and diluted net loss per common share:
Continuing operations	$(0.09)	$(0.54)	$(0.20)	$(0.66)
Discontinued operations	$–	$–	$–	$(0.01)
Net loss attributable to common shareholders	$(0.09)	$(0.54)	$(0.20)	$(0.67)

Basic and diluted weighted-average:
Common shares outstanding	7,768,932	4,289,621	7,586,011	3,968,568

See accompanying notes to the unaudited consolidated financial statements

F-3

MAGELLAN GOLD CORPORATION

Consolidated Statements of Shareholders' Deficit

For the three and six months ended June 30, 2021 and 2020

(Unaudited)

					Additional	Accumulated Other
	Series A Preferred Stock		Common Stock		Paid - in	Comprehensive	Accumulated
	Shares	Amount	Shares	Par Value	Capital	Income (Loss)	Deficit	Total
Balance, December 31, 2020	192,269	$1,922,690	7,098,394	$7,099	$13,540,086	$–	$(15,832,969)	$(363,094)

Exercise of warrants	–	–	50,000	50	9,950	–	–	10,000
Common stock issued for settlement liabilities	–	–	261,538	262	135,738	–	–	136,000
Stock based compensation	–	–	266,667	267	651,083	–	–	651,350
Series A preferred stock dividend	–	–	–	–	–	–	(48,067)	(48,067)
Net loss	–	–	–	–	–	–	(773,939)	(773,939)
Balance, March 31, 2021	192,269	1,922,690	7,676,599	7,678	14,336,857	–	(16,654,975)	(387,750)

Exercise of warrants	–	–	1,385,000	1,385	275,615	–	–	277,000
Stock based compensation	–	–	–	–	448,552	–	–	448,552
Series A preferred stock dividend	–	–	–	–	–	–	(32,045)	(32,045)
Conversion of Series A preferred stock and accrued dividend	(192,269)	(1,922,690)	2,278,813	2,278	2,276,536	–	–	356,124
Net loss	–	–	–	–	–	–	(632,934)	(632,934)
Balance, June 30, 2021	–	$–	11,340,412	$11,341	$17,337,560	$–	$(17,319,954)	$28,947

Balance, December 31, 2019	242,269	$2,422,690	3,651,042	$3,651	$8,383,929	$(68,636)	$(11,902,725)	$(1,161,091)

Common stock issued for services	–	–	–	–	5,500	–	–	5,500
Stock based compensation	–	–	–	–	76,650	–	–	76,650
Series A preferred stock dividend	–	–	–	–	–	–	(59,738)	(59,738)
Disposition of assets, related party	–	–	–	–	206,860	–	–	206,860
Net loss	–	–	–	–	–	–	(274,410)	(274,410)
Other comprehensive loss	–	–	–	–	–	68,636	–	68,636
Balance, March 31, 2020	242,269	2,422,690	3,651,042	3,651	8,672,939	–	(12,236,873)	(1,137,593)

Debt discount from warrants and beneficial conversion feature	–	–	–	–	102,263	–	–	102,263
Stock issued for services	–	–	–	–	5,500	–	–	5,500
Stock and warrants issued for liabilities	–	–	773,770	774	962,774	–	–	963,548
Stock and warrants issued for convertible notes and accrued interest	–	–	1,183,635	1,184	1,545,132	–	–	1,546,316
Series A preferred stock dividend	–	–	–	–	–	–	(59,738)	(59,738)
Net loss	–	–	–	–	–	–	(2,246,644)	(2,246,644)
Balance, June 30, 2020	242,269	$2,422,690	5,608,447	$5,609	$11,288,608	$–	$(14,543,255)	$(826,348)

See accompanying notes to the unaudited consolidated financial statements

F-4

MAGELLAN GOLD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
	2021	2020
Operating activities:
Net loss from continuing operations	$(1,406,873)	$(2,490,805)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Accretion of discounts on notes payable	115,583	95,126
Stock based compensation	1,099,902	87,650
Loss on settlement of liabilities	–	2,118,383
Loss on change in derivative liability	7,392	–
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(20,333)	13,834
Accounts payable and accrued liabilities	(18,552)	91,585
Accrued interest	24,522	22,379

Net cash used in operating activities from continuing operations	(198,359)	(61,848)
Net cash used in operating activities from discontinued operations	–	(50,141)
Net cash used in operating activities	(198,359)	(111,989)

Investing activities:
Cash paid for development costs	(36,727)	–

Net cash used in investing activities from continuing operations	(36,727)	–
Net cash used in investing activities from discontinued operations	–	–
Net cash used in investing activities	(36,727)	–

Financing activities:
Payments on convertible debt from third parties	–	(10,000)
Proceeds from convertible debt from third parties	175,000	110,000
Proceeds from convertible debt from related parties	–	50,000
Proceeds from advances from related parties	–	20,000
Payments on advances from related parties	(20,000)	(83,284)
Payments on advances from third parties	(30,420)	–
Proceeds from advances from third parties	605	10,000
Proceeds from exercise of warrants	287,000	–

Net cash provided by financing activities from continuing operations	412,185	96,716
Net cash provided by financing activities from discontinued operations	–	–
Net cash provided by financing activities	412,185	96,716

Effect of foreign currency exchange	–	68,636

Net change in cash	177,099	53,363
Cash at beginning of period	–	167

Cash at end of period	$177,099	$53,530

Supplemental disclosure of cash flow information
Cash paid for interest	$6,022	$3,250
Cash paid for income taxes	$–	$–

Non-cash financing and investing activities:
Series A preferred stock dividend	$80,112	$119,476
Expenses paid on behalf of the Company	$30,528	$69,780
Common stock issued for settlement liabilities	$136,000	$137,500
Disposition of assets, related party	$–	$206,860
Conversion of debt and accrued interest	$95,715	$236,727
Discounts on convertible notes	$–	$102,263
Common stock issued for accounts payable	$–	$17,254
Conversion of Series A preferred stock and accrued dividend	$2,278,814	$–

See accompanying notes to the unaudited consolidated financial statements

F-5

MAGELLAN GOLD CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Organization, Basis of Presentation, and Nature of Operations

Organization and Nature of Operations

Magellan Gold Corporation (“we” “our”, “us”, the “Company” or “Magellan”) was incorporated on September 28, 2010, under the laws of the State of Nevada. Our principal business is the acquisition and exploration of mineral resources. We have not presently determined whether the properties to which we have mining rights contain mineral reserves that are economically recoverable.

Our primary focus is to explore and develop mineral properties in the United States. Effective March 31, 2020, we divested our subsidiary holding all of our international assets and plan to advance our recently acquired Idaho Gold project towards resource definition and eventual development, and possibly to acquire additional mineral rights and conduct additional exploration, development and permitting activities. Our mineral lease payments, permitting applications and exploration and development efforts will require additional capital. We rely upon the sale of our securities as well as advances and loans from executive management and significant shareholders to fund our operations as we have not generated any significant revenue.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

We prepare our financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The accompanying unaudited interim consolidated financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results for the full year. While we believe that the disclosures presented herein are adequate and not misleading, these interim financial statements should be read in conjunction with the audited financial statements and the footnotes thereto contained in our annual report on Form 10-K for the year ended December 31, 2020.

On July 1, 2020, the Company entered into a Stock Purchase Agreement to acquire Clearwater Gold Mining Corporation (“Clearwater”) which owns certain unpatented mining claims in Idaho County, Idaho. The Company will be evaluating the historic mine data to assess the potential to develop a gold resource at Center Star. The project area is located 45 miles from Grangeville, Idaho and near the town of Elk City, Idaho.

On August 25, 2020 the Company, formed a new wholly owned subsidiary, M Gold Royalty (“M Gold”), to expand into the royalty business. M Gold Royalty will engage in organically generating royalties derived from a portfolio of mineral property interests in North America. Royalties from this portfolio will be complemented by royalties from selected acquisitions as well as income from other strategic investments.

Our consolidated financial statements include our accounts and the accounts of our 100% owned subsidiary, Clearwater and M Gold. All intercompany transactions and balances have been eliminated. Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

F-6

Net Loss per Common Share

We compute basic net loss per common share by dividing our net loss attributable to common shareholders by our weighted-average number of common shares outstanding during the period. Computation of diluted net loss per common share adds the weighted-average number of potential common shares outstanding to the weighted-average common shares outstanding, as calculated for basic net loss per share, except for instances in which there is a net loss. For the six months ended June 30, 2021, 72,000 of stock options, 423,635 of warrants, and 1,283,375 shares issuable from convertible notes were considered for their dilutive effects. For the six months ended June 30, 2020, 72,000 of stock options, 2,281,135 of warrants, 242,269 shares issuable from Series A Preferred Stock and 550,978 shares issuable from convertible notes were considered for their dilutive effects.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments and measurement of their fair value for accounting purposes. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt under ASC 470, the Company will continue its evaluation process of these instruments as derivative financial instruments under ASC 815. The Company applies the guidance in ASC 815-40-35-12 to determine the order in which each convertible instrument would be evaluated for derivative classification. The Company’s sequencing policy is to evaluate for reclassification contracts with the earliest maturity date first.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives.

Recent Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Liquidity and Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which assumes that we will be able to meet our obligations and continue our operations during the next fiscal year. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern. At June 30, 2021, we had a working capital deficit of $1,120,747, we had not yet generated any significant revenues or achieved profitable operations and we have accumulated losses of $17,319,954. We expect to incur further losses in the development of our business, all of which raises substantial doubt as to our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due.

We anticipate that additional funding will be in the form of additional loans from officers, directors or significant shareholders, or equity financing from the sale of our common stock but cannot assure than any future financings will occur.

F-7

Note 3 – Mineral Rights and Properties

Center Star Gold Mine

On July 1, 2020, the Company entered into a Stock Purchase Agreement to acquire Clearwater Gold Mining Corporation (“Clearwater”) which owns certain unpatented mining claims in Idaho County, Idaho that include the historic Center Star Gold Mine (“Center Star”) near Elk City, Idaho. As a result of the Clearwater acquisition, Gregory Schifrin, the sole shareholder of Clearwater, was appointed to serve as a member of the Company’s Board on July 1, 2020. In consideration for 100% of the issued and outstanding shares of Clearwater, the Company has agreed to pay Clearwater’s sole shareholder 1,000,000 shares of Magellan common stock, $125,000 convertible note and $25,000 in cash. The 1,000,000 shares are to be issued to the shareholder on and under the terms as follows: 250,000 shares at the time of closing, 250,000 shares at the time the Center Mine receives its permit to reopen the main portal of the mine, 250,000 shares at the point the main portal has been reopened and 250,000 shares two-years from closing concurrent the pay-off of the $125,000 convertible note. As of June 30, 2021, the total purchase price for the Clearwater was determined to be $1,000,000 which consisted of $12,500 cash paid, $12,500 accrued in accounts payable – related party, a $125,000 convertible promissory note, and 1,000,000 shares of common stock with a fair value of $850,000. The Company concluded the transaction qualified as an asset acquisition and all such acquisition costs have been capitalized.

As of June 30, 2021 and December 31, 2020, the Company had $149,695 and $112,968 in capitalized development cost to develop gold resources at Center Star, respectively.

Note 4 – Disposition of Business

Mexico Operations

On March 3, 2017 the Company entered into a Memorandum of Understanding (“MOU”) with Rose Petroleum plc (“Rose”), a multi-asset natural resource business, to purchase an operating floatation plant that also includes a precious metals leach circuit and associated assets, licenses and agreements (together, the “SDA Mill”) located in the State of Nayarit, Mexico.

Prior to closing, all of the assets and operations related to the SDA Mill were transferred to a newly incorporated entity, Minerales Vane 2 S.A. de C.V. (“Minerales Vane 2”). Effective November 30, 2017, the Company’s newly incorporated wholly owned subsidiary, Magellan Acquisition Corporation (“MAC”), acquired 100% of the issued and outstanding shares of Minerales Vane 2 (“MV2”).

Effective March 31, 2020 the Company entered into an Agreement to Accept Collateral in Full Satisfaction of Obligations (the “Agreement”) with certain holders of Promissory Notes (the “Lenders”) due December 31, 2019 (the “Notes”) in the aggregate principal amount of $1.05 million. The Company is indebted under the Notes to the Lenders and the Company’s obligations to the Lenders are secured by a Stock Pledge and Security Agreement covering 100 shares of common stock of Magellan Acquisition Corporation and one (1) share of MV2 (the “Collateral”) held under a Collateral Agent Agreement. Magellan Acquisition Corp. and MV2 own the SDA Mill and El Dorado prospect in Nayarit, Mexico. The Notes matured on December 31, 2019 and remain unpaid and in default. The Lenders have accelerated the Company’s indebtedness. Pursuant to terms set forth in the Agreement, the Lenders have agreed to accept the Collateral in full satisfaction of the Notes and unconditionally and irrevocably waive any entitlement or right to receive payment of (i) the initial 10% Financing Fee included in the principal amount of the Notes, (ii) the 5% Rollover Fee agreed to in an Allonge and Modification Agreement. The effective date of the Agreement was March 31, 2020.

Silver District

On July 21, 2020, the Company entered into a Stock Purchase agreement with Tri Power Resources, LLC to sell 1,000 shares representing 100% ownership of Gulf+Western Industries, Inc (“Gulf+Western”) to Tri Power in consideration for the return and cancellation of 50,000 shares of the Company’s Series A Preferred Stock with a stated value of $10 per share. John Gibbs, a majority shareholder in the Company, is the Managing Member and Chief Executive Officer of Tri Power Resources, LLC.

F-8

Due to the related party nature of the above transactions, the gain of $206,860 associated with the disposals were recorded to additional paid in capital.

Summary

The agreements qualify as a discontinued operation in accordance with U.S. GAAP. As a result, operating results and cash flows related to the Gulf+Western, MAC and MV2 operations have been reflected as discontinued operations in the Company’s consolidated statements of operations and comprehensive loss and consolidated statements of cash flows.

	June 30, 2021	June 30, 2020

Revenue	$–	$–
Cost of sales	–	–
Exploration costs	–	–
General and administrative expenses	–	(30,249)
Operating loss	–	(30,249)
Other expense	–	–
Net loss from discontinued operations	$–	$(30,249)

Note 5 – Fair Value of Financial Instruments

Financial assets and liabilities recorded at fair value in our consolidated balance sheets are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level 1 – Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2 – Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3 – Inputs reflecting management’s best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The carrying values for cash and cash equivalents, prepaid assets, accounts payable and accrued liabilities, related party line of credit and notes payable approximate their fair value due to their short-term maturities.

F-9

Fair Value Measurements

The Company’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy.

The following table presents information about the Company’s liabilities measured at fair value on a recurring basis and the Company’s estimated level within the fair value hierarchy of those assets and liabilities as of June 30, 2021 and December 31, 2020:

	Level 1	Level 2	Level 3	Fair value at June 30, 2021
Liabilities:
Derivative liability	$–	$–	$103,107	$103,107

	Level 1	Level 2	Level 3	Fair value at December 31, 2020
Liabilities:
Derivative liability	$–	$–	$–	$–

There were no transfers between Level 1, 2 or 3 during the period.

The table below presents the change in the fair value of the derivative liability during the six months ended June 30, 2021:

Fair value as of December 31, 2020	$–
Fair value on the date of issuance recorded as a debt discount	95,715
Loss on change in fair value of derivatives	7,392
Fair value as of June 30, 2021	$103,107

Note 6 – Advances

Unsecured advances – related party

During the six months ended June 30, 2021, a Director paid expenses on behalf of the Company of $30,252 and the Company made payments on advances of $20,000. As of June 30, 2021, the advances from related party balance were $20,252.

Unsecured advances –third party

During the six months ended June 30, 2021, the Company received $605 in cash advances, had expenses paid on its behalf of $276 and made repayments on advances of $30,420. As of June 30, 2021, the advances from third party balance were $18,223.

Note 7 – Convertible Note Payable and Derivative Liability

Series 2019A 10% Unsecured Convertible Notes

In 2019, the Company sold $135,000 of Series 2019A 10% Unsecured Convertible Notes. The purchase price of the Note is equal to the principal amount of the Note. The Series 2019A Notes are convertible into shares of Common Stock at a conversion price of $1.00 during the life of the Note. The lenders were issued 100,000 common stock warrants with an exercise price of $2.00 per share. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature and relative fair value of the warrants as a debt discount and additional paid in capital in August and December 2019. The $135,000 debt discount is amortized over the term of the loan. The Notes will accrue interest at the rate of 10% per annum, payable quarterly in arrears. The Notes mature twelve (12) months from the date of issue. The maturity date can be extended at the option of the Company for an additional one (1) year. There are two Series 2019A 10% Unsecured Convertible Notes that were due and payable in August 2020 and are currently past due and in default. The default interest rate on the notes is 12%. As of June 30, 2021, the balance due under these notes net of unamortized discount of $0, is $75,000, with accrued interest of $12,945.

F-10

On October 1, 2019, the Company sold a 10% Unsecured Convertible Note for $145,978 due on demand to settle accounts payable. The purchase price of the 10% Unsecured Convertible Note is equal to the principal amount of the Note. The 10% Unsecured Convertible Note is convertible into shares of Common Stock at a conversion price of $1.00 during the life of the Note. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature as a debt discount and additional paid in capital in October 2019. The debt discount will be amortized over the term of the loan. The 10% Unsecured Convertible Note will accrue interest at the rate of 10% per annum payable quarterly, accruing from the date of issuance. As of June 30, 2021, the balance due under these notes net of unamortized discount of $0, is $145,978, with accrued interest of $25,476.

Series 2020A 8% Unsecured Convertible Notes

In 2020, the Company sold $285,000 of Series 2020A 8% Unsecured Convertible Notes with a maturity date of November 30, 2020. The purchase price of the Note is equal to the principal amount of the Note. The Series 2020A Notes are convertible into shares of Common Stock at a conversion price of $0.50 during the life of the Note. The lenders were issued 142,500 common stock warrants with an exercise price of $0.50 per share for a term of 5 years. Two related parties purchased $60,000 of the 2020A notes. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature as a debt discount and additional paid in capital as of December 31, 2020. The $237,263 debt discount will be amortized over the term of the loan. The Notes will accrue interest at the rate of 8% per annum, payable quarterly in arrears. In July 2020, $25,000 of Series 2020A 8% Unsecured Convertible Notes were converted into 50,000 shares of common stock at a conversion price of $0.50 per share. As of June 30, 2021, the balance due to a related party under these notes net of unamortized discount of $0, is $60,000, with accrued interest of $5,218. As of June 30, 2021, the balance due to a third party under these notes net of unamortized discount of $0, is $200,000, with accrued interest of $16,231.

3% Secured Convertible Note

On July 1, 2020, the Company issued a $125,000 Secured Convertible Note to a related party for the as part of the purchase of Clearwater Mining Corporation. The convertible note is secured by common stock of the Company, matures on July 1, 2022 and will accrue interest at the rate of 3% per annum, payable yearly in arrears beginning July 1, 2021. The Note is convertible into shares of Common Stock at a conversion price of $0.50 during the life of the Note. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature and relative fair value of the warrants as a debt discount and additional paid in capital in July 2019. The $87,500 debt discount will be amortized over the term of the loan. Amortization expense of $21,695 was recognized during the six months ended June 30, 2020. As of June 30, 2021, the balance due to a related party under this note net of unamortized discount of $43,870, is $81,130, with accrued interest of $3,740.

AJB Convertible Note

On February 10, 2021, the Company entered into a debt agreement to borrow $200,000. The secured note has an original issuance discount of $16,000 along with $9,000 in legal and finder fees recorded as a discount, which will be amortized over the life of the note. The loan is secured by common stock of the Company, bears interest at a rate of 10% and has a six-month maturity. The unpaid principal is convertible into shares of the Company’s common stock at the conversion price. The conversion price shall be the less of 90% of the lowest trading price during the previous twenty (20) trading day period ending on the issuance date, or during the previous twenty (20) trading day period ending on date of conversion of this note. The Company issued the debtholder 266,667 common shares as a commitment fee. Due to the variable conversion feature the note conversion feature was bifurcated from the note and recorded as a derivative liability. The day one derivative liability was $95,715 was recorded as a discount on the convertible notes payable. As of June 30, 2021, the balance on the loan, net of unamortized discount of $26,826, is $173,173, with accrued interest of $645.

As of June 30, 2021, the total derivative liability on the above note was adjusted to a fair value of $103,107. During the six months ended June 30, 2021, $93,889 of the discount was amortized leaving an unamortized balance of $26,825. The fair value of the conversion option was estimated using the Black-Scholes option pricing model and the following assumptions during the period: fair value of stock $0.90 - 1.03, volatility of 91.27% - 105.28% based on a comparable company peer group, expected term of 0.50 years, risk-free rate of 0.05% - 0.06% and a dividend yield of 0%.

F-11

Note 8 – Stockholders’ Deficit

Common Stock

On February 10, 2021, the Company issued the 266,667 common shares as a commitment fee. The shares were valued at $0.92, the closing price of the Company’s stock on February 10, 2021. During the six months ended June 30, 2021, the Company recognized $245,334 of stock-based compensation related to this issuance.

On August 6, 2020, the Company entered into a one-year investor relations consulting agreement. As consideration for its services under the Agreement, the Company agreed to pay to the consultant 261,538 restricted shares of the Company’s common stock. The shares were valued at $1.56, the closing price of the Company’s stock on August 6, 2020. As of December 31, 2020, the Company had not issued the shares and accrued $136,000 related to this agreement.

During the six months ended June 30, 2021, the Company issued the 261,538 shares related to this agreement, settled the prior year accrual of $136,000 for 2020 services and recognized $204,000 of stock-based compensation for services provided during the six months ended June 30, 2021.

During the six months ended June 30, 2021, the Company received net proceeds of $10,000 from the exercise of 50,000 warrants. On July 15, 2020, the Company issued 500,000 shares for services rendered pursuant to two investor relations agreements: 200,000 shares under a Services Agreement and 300,000 shares under a Consulting Agreement. The shares were valued at $1.29, the closing price of the Company’s stock on July 15, 2020. The Services Agreement is $7,500 per month and has a term of twelve months The Consulting Agreement is $7,500 per month and has an initial term of six months. If the Consulting Agreement is not terminated at least thirty days prior to the end of the initial term, the term will continue for an additional six months. During the six months ended June 30, 2021 the Company recognized $322,250 of expense related to these shares.

Preferred Stock

In September 2020, the Company established a Series B Convertible Preferred Stock (“Series B Preferred”) and authorized an aggregate of 5,000 shares with a par value of $0.001 per share and a stated value of $1,250.00 per share. The holders of outstanding Series B Preferred shall be entitled to receive dividends at the annual rate of 10% based on the stated value per share. Dividends on the share of Series B Preferred shall be cumulative.

During the six months ended June 30, 2021, the Company accrued $80,112 for the Series A preferred stock dividend.

Effective May 31, 2021, the Company received notices of Conversion from five of its Series A Convertible Preferred stockholders that they had elected to convert a total of 192,269 shares of Series A Convertible Preferred Stock into an aggregate of 1,922,690 shares of Common Stock and $356,123 in accrued but unpaid dividends on the Series A Shares into an aggregate of 356,123 shares of Common Stock Each share of Series A Convertible Preferred Stock was convertible into ten shares of Common Stock. The Conversion Price of the Dividend Shares was $1.00 per share. On June 30, 2021, the Company issued 2,278,813 shares of common stock for the conversion of preferred stock and accrued dividends.

Stock Warrants, Stock Options and the 2017 Equity Incentive Plan:

Under the 2017 Equity Incentive Plan, the Company is authorized to grant rights to acquire up to a maximum of 200,000 shares of common stock. The 2017 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights. As of June 30, 2021, the Company had 128,000 shares available for future grant.

F-12

On September 15, 2020, John Gibbs, a related party, transferred 330,000 warrants to purchase common stock back to the Company. The warrants were accounted for as if they were returned and re-granted. Deepak Malhotra, a member of the board, received 300,000 of the transferred warrants as compensation for services to be performed over a one year term. The warrants were valued $386,764 and will recognized over the one year service period. During the six months ended June 30, 2021, the Company recognized $193,382 of expense related to the issuance of these warrants. Mr. Malhotra exercised 50,000 warrants in the third quarter of 2020. On May 31, 2021, Mr. Malhotra’s remaining 250,000 warrants were extended until May 31, 2022. The incremental value of the warrant modification of $194,687 will be recorded over the remaining service period ending September 30, 2021. During the six months ended June 30, 2021, the Company recognized $48,671 of expense related to the warrant modification.

In May 2021, John Gibbs, a related party, transferred 75,000 warrants and five other warrant holders transferred 1,310,000 warrants to purchase common stock to various other holders. The transferred warrants were all set to expire on May 31, 2021 and had an exercise price of $0.20. In May 2021, 1,185,000 of the warrants were exercised resulting in proceeds to the Company of $237,000. On May 31, 2021 the remaining 200,000 transferred warrants were extended to May 31, 2022. These remaining warrants were exercised in June 2021 and resulted in proceeds to the Company of $40,000.

Stock option activity within the 2017 Equity Incentive Plan and warrant activity outside the plan, for the six months ended June 30, 2021 is as follows:

	Stock Options		Stock Warrants
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at December 31, 2020	72,000	$2.00	1,858,635	$0.67
Granted	–	–	–	–
Cancelled	–	–	–	–
Expired	–	–	–	–
Exercised	–	–	(1,435,000)	0.20
Outstanding at June 30, 2021	72,000	$2.00	423,635	$0.28
Exercisable at June 30, 2021	72,000	$2.00	423,635	$0.28

As of June 30, 2021, the outstanding stock options have a weighted average remaining term of 6.33 years and has no intrinsic value, and the outstanding stock warrants have a weighted average remaining term of 1.75 years and an intrinsic value of $261,295.

Note 9 – Commitments and Contingencies

Mining Claims

As part of our acquisition of the Center Star gold mine project, we acquire 15 Bureau of Land Management (“BLM”) unpatented mining claims and subsequently staked another 16 unpatented mining claims. In order to maintain the BLM lode \ claims, annual payments are required before the end of August of each year. As of June 30, 2021, all of these claims are in good standing.

Note 10 – Executive Employment Agreement

Effective August 1, 2020, the Company and Michael Lavigne, executed a Restricted Stock Unit Agreement pursuant to which the Company agreed to grant to Mr. Lavigne, in consideration of services to be rendered as President, CEO and Director, restricted stock units consisting of 15,000 units for each month of service. The vested stock units will be settled in shares of common stock upon or as soon as practicable (a) upon written request any time after December 31, 2020 or (b) following the termination date, whichever occurs first. As of June 30, 2021, 165,000 restricted stock units may be settled in shares of common stock. During the six months ended June 30, 2021, the Company recognized $86,265 of stock-based compensation related to the agreement.

F-13

Note 11 – Related Party Transactions

Conflicts of Interests

Athena Silver Corporation (“Athena”) is a company under common control. Mr. Gibbs is a significant investor in both Magellan and Athena. Magellan and Athena are both exploration stage companies involved in the business of acquisition and exploration of mineral resources.

Silver Saddle Resources, LLC is also a company under common control. Mr. Gibbs are significant investors and managing members of Silver Saddle. Magellan and Silver Saddle are both exploration stage companies involved in the business of acquisition and exploration of mineral resources.

The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Magellan, Athena and Silver Saddle been autonomous.

As of March 31, 2021, Mr. Power and Dr. Carson are no longer considered related parties, and therefore all amounts due to them have been reclassified out of related party accounts.

Accrued Interest - Related Parties

Accrued interest due to related parties is included in our consolidated balance sheets as follows:

	June 30, 2021	December 31, 2020
Accrued interest payable – Mr. Gibbs	$4,581	$2,597
Accrued interest payable – Dr. Carson	–	752
Accrued interest payable – Mr. Schifrin	3,740	1,880
Accrued interest payable – Mr. Malhotra	637	241
	$8,958	$5,470

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Magellan Gold Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Magellan Gold Corporation and its subsidiary (collectively, the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2011.

Houston, Texas

April 15, 2021

F-15

MAGELLAN GOLD CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash	$–	$167
Prepaid expenses and other current assets	2,168	18,667
Current assets of discontinued operations	–	42,379

Total current assets	2,168	61,213

Mineral rights and properties	1,000,000	–
Development costs	112,968	–
Other assets of discontinued operations	–	1,464,070

Total assets	$1,115,136	$1,525,283

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$195,951	$105,792
Accounts payable - related party	25,139	–
Accrued liabilities	618,480	280,870
Convertible note payable, net - related party	119,435	–
Convertible note payable, net - third party	420,978	373,395
Accrued interest - related parties	5,470	752
Accrued interest	35,015	25,305
Advances payable - related party	47,762	134,559
Advances payable - third party	10,000	32,500
Current liabilities of discontinued operations	–	1,602,466

Total current liabilities	1,478,230	2,555,639

Long term liabilities:
Long term liabilities of discontinued operations	–	130,735

Total liabilities	1,478,230	2,686,374

Commitments and contingencies

Shareholders' deficit:
Preferred shares, 25,000,000 shares
Series A preferred stock - $10.00 stated value; 2,500,000 authorized; 192,269 and 242,269 shares issued and outstanding, respectively	1,922,690	2,422,690
Series B preferred stock - $1,250.00 stated value; 5,000 authorized; none shares issued and outstanding	–	–
Common shares, $0.001 par value; 1,000,000,000 shares authorized; 7,098,394 and 3,651,042 shares issued and outstanding, respectively	7,099	3,651
Additional paid-in capital	13,540,086	8,383,929
Accumulated other comprehensive loss	–	(68,636)
Accumulated deficit	(15,832,969)	(11,902,725)
Shareholders' equity deficit:	(363,094)	(1,161,091)

Total liabilities and shareholders' deficit	$1,115,136	$1,525,283

See accompanying notes to the consolidated financial statements

F-16

MAGELLAN GOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2020	2019

Operating expenses:
General and administrative expenses	$1,175,110	$1,008,917

Total operating expenses	1,175,110	1,008,917

Loss from continuing operations	1,175,110	1,008,917

Other income (expense):
Interest expense	(424,858)	(526,273)
Other income	26,980	–
Loss on extinguishment of debt	–	(3,151,314)
Loss on settlement of liabilities	(2,110,047)	–
Gain on change in fair value	–	12,457

Total other expense	(2,507,925)	(3,665,130)

Net loss from continuing operations	(3,683,035)	(4,674,047)

Net loss from discontinued operations, net of tax	(31,599)	(461,753)

Net loss	(3,714,634)	(5,135,800)

Series A preferred stock dividend	(215,610)	(60,401)

Net loss attributable to common shareholders	(3,930,244)	(5,196,201)

Other comprehensive income:
Foreign currency translation	68,636	40,222
Total other comprehensive income	68,636	40,222

Net comprehensive loss	$(3,861,608)	$(5,155,979)

Basic and diluted net loss per common share:
Continuing operations	$(0.73)	$(1.35)
Discontinued operations	$(0.01)	$(0.13)
Net loss attributable to common shareholders	$(0.74)	$(1.48)

Basic and diluted weighted-average:
common shares outstanding	5,328,740	3,519,308

See accompanying notes to the consolidated financial statements

F-17

MAGELLAN GOLD CORPORATION

Consolidated Statements of Shareholders' Deficit

For the years ended December 31, 2020 and 2019

					Additional	Accumulated Other
	Series A Preferred Stock		Common Stock		Paid - in	Comprehensive	Accumulated
	Shares	Amount	Shares	Par Value	Capital	Income (Loss)	Deficit	Total

Balance, December 31, 2018	–	$–	3,264,752	$3,265	$4,310,699	$(108,858)	$(6,706,524)	$(2,501,418)

Sales of common stock and warrants	–	–	30,000	30	29,970	–	–	30,000
Stock issued for services	–	–	237,000	237	398,363	–	–	398,600
Stock and warrants issued for liabilities	242,269	2,422,690	46,692	47	3,312,153	–	–	5,734,890
Stock issued for deemed dividend	–	–	45,559	45	(45)	–	–	–
Conversion of debt	–	–	27,039	27	27,012	–	–	27,039
Debt discount from warrants and beneficial conversion feature	–	–	–	–	280,978	–	–	280,978
Stock based compensation	–	–	–	–	24,799	–	–	24,799
Series A preferred stock dividend	–	–	–	–	–	–	(60,401)	(60,401)
Net loss	–	–	–	–	–	–	(5,135,800)	(5,135,800)
Other comprehensive loss	–	–	–	–	–	40,222	–	40,222

Balance, December 31, 2019	242,269	2,422,690	3,651,042	3,651	8,383,929	(68,636)	(11,902,725)	(1,161,091)

Stock and warrants issued for cash	–	–	155,000	155	38,345	–	–	38,500
Stock issued for services	–	–	500,000	500	344,250	–	–	344,750
Stock based compensation	–	–	–	–	290,171	–	–	290,171
Stock and warrants issued for liabilities	–	–	773,770	774	962,774	–	–	963,548
Stock and warrants issued for convertible notes and accrued interest	–	–	1,268,582	1,269	1,639,744	–	–	1,641,013
Stock issued for purchase of Clearwater Gold Mining Corp	–	–	750,000	750	849,250	–	–	850,000
Debt discount from warrants and beneficial conversion feature	–	–	–	–	324,763	–	–	324,763
Series A preferred stock dividend	–	–	–	–	–	–	(215,610)	(215,610)
Disposition of assets, related party	–	–	–	–	206,860	–	–	206,860
Preferred shares returned and cancelled in exchange for Gulf + Western Industries Inc.	(50,000)	(500,000)	–	–	500,000	–	–	–
Net loss	–	–	–	–	–	–	(3,714,634)	(3,714,634)
Other comprehensive income	–	–	–	–	–	68,636	–	68,636

Balance, December 31, 2020	192,269	$1,922,690	7,098,394	$7,099	$13,540,086	$–	$(15,832,969)	$(363,094)

See accompanying notes to the consolidated financial statements

F-18

MAGELLAN GOLD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2020	2019
Operating activities:
Net loss from continuing operations	$(3,683,035)	$(4,674,047)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Accretion of discounts on notes payable	346,781	210,445
Stock based compensation	634,921	423,399
Loss on extinguishment of debt	–	3,259,365
Loss on settlement of liabilities	2,153,183	–
Gain on change in fair value	–	(12,457)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	16,499	(18,667)
Accounts payable and accrued liabilities	318,796	427,218
Accounts payable - related party	30,000	30,000
Accrued interest	46,052	132,774

Net cash used in operating activities from continuing operations	(136,803)	(221,970)
Net cash used in operating activities from discontinued operations	(51,491)	(207,034)
Net cash used in operating activities	(188,294)	(429,004)

Investing activities:
Cash paid for development costs	(101,328)	–
Cash paid for mineral rights	(12,500)	–

Net cash used in investing activities from continuing operations	(113,828)	–
Net cash used in investing activities from discontinued operations	–	(75,000)
Net cash used in investing activities	(113,828)	(75,000)

Financing activities:
Payments on convertible debt from third parties	(10,000)	–
Proceeds from convertible debt from third parties	235,000	135,000
Proceeds from convertible debt from related parties	60,000	–
Proceeds from advances from related parties	45,830	482,455
Payments on advances from related parties	(156,011)	(222,709)
Proceeds from advances from third parties	20,000	32,500
Proceeds from sale of common stock and warrants	38,500	30,000

Net cash provided by financing activities from continuing operations	233,319	457,246
Net cash provided by financing activities from discontinued operations	–	–
Net cash provided by financing activities	233,319	457,246

Effect of foreign currency exchange	68,636	42,489

Net change in cash	(167)	(4,269)
Cash at beginning of period	167	4,436

Cash at end of period	$–	$167

Supplemental disclosure of cash flow information
Cash paid for interest	$3,250	$–
Cash paid for income taxes	$–	$–

Non-cash financing and investing activities:
Series A preferred stock dividend	$215,610	$60,401
Expenses paid by related party credit cards	$118,384	$195,499
Common stock and warrants issued for the settlement of liabilities	$137,500	$54,652
Additions of assets under operating lease obligations	$–	$6,968
Preferred stock issued for settlement of liabilities	$–	$2,420,873
Transfer of investment to related party for settlement of liabilities	$–	$83,066
Deemed dividend on true-up share issuance	$–	$45
Disposition of assets, related party	$206,860	$–
Conversion of debt and accrued interest	$296,624	$27,039
Debt discount from warrants and beneficial conversion feature	$324,763	$280,978
Common stock issued for accounts payable	$17,254	$–
Convertible note issued to settle accounts payable	$–	$145,978
Preferred stock returned and cancelled	$500,000	$–
Noncash consideration for purchase of Clearwater Gold Mining Corp	$987,500	$–
Noncash consideration for development costs	$11,640	$–

See accompanying notes to the consolidated financial statements

F-19

MAGELLAN GOLD CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Nature of Operations

Organization and Nature of Operations

Magellan Gold Corporation (“we” “our”, “us”, the “Company” or “Magellan”) was incorporated on September 28, 2010, under the laws of the State of Nevada. Our principal business is the acquisition and exploration of mineral resources. We have not presently determined whether the properties to which we have mining rights contain mineral reserves that are economically recoverable.

On January 3, 2019, the Financial Industry Regulatory Authority (“FINRA”) informed Magellan Gold Corporation, a Nevada corporation (the “Company”) that a 1-for-50 reverse split of the Company’s common stock, previously disclosed in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission (the “SEC”) on September 22, 2017, would be effective at the market open on January 7, 2019. The stock split has been retroactively adjusted throughout these financial statements and footnotes.

Our primary focus is to explore and develop mineral properties in the United States. Effective March 31, 2020, we divested our subsidiary holding all of our international assets and plan to advance our recently acquired Idaho Gold project towards resource definition and eventual development, and possibly to acquire additional mineral rights and conduct additional exploration, development and permitting activities. Our mineral lease payments, permitting applications and exploration and development efforts will require additional capital. We rely upon the sale of our securities as well as advances and loans from executive management and significant shareholders to fund our operations as we have not generated any significant revenue.

Liquidity and Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which assumes that we will be able to meet our obligations and continue our operations during the next fiscal year. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern. At December 31, 2020, we had not yet generated any significant revenues or achieved profitable operations and we have accumulated losses of $15,832,969. We expect to incur further losses in the development of our business, all of which raises substantial doubt as to our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due.

We anticipate that additional funding will be in the form of additional loans from officers, directors or significant shareholders, or equity financing from the sale of our common stock but cannot assure than any future financings will occur.

Note 2 – Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

On July 1, 2020, the Company entered into a Stock Purchase Agreement to acquire Clearwater Gold Mining Corporation (“Clearwater”) which owns certain unpatented mining claims in Idaho County, Idaho. The Company will be evaluating the historic mine data to assess the potential to develop a gold resource at Center Star. The project area is located 45 miles from Grangeville, Idaho and near the town of Elk City, Idaho.

F-20

On August 25, 2020, the Company, a new wholly owned subsidiary, M Gold Royalty (“M Gold”), to expand into the royalty business. M Gold Royalty will engage in organically generating royalties derived from a portfolio of mineral property interests in North America. Royalties from this portfolio will be complemented by royalties from selected acquisitions as well as income from other strategic investments.

Our consolidated financial statements include our accounts and the accounts of our 100% owned subsidiary, Clearwater and M Gold. All intercompany transactions and balances have been eliminated. Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the period presented.

We make our estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. We believe that our significant estimates, assumptions and judgments are reasonable, based upon information available at the time they were made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation, including the discontinued operations presentation resulting from the disposition of the Company’s Mexico operations in March 2020 and Gulf + Western Industries, Inc. in September 2020. See Note 4.

Recent Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Fair Value of Financial Instruments

We value our financial assets and liabilities using fair value measurements. Our financial instruments primarily consist of cash, prepaid expenses, other current assets, accounts payable, accrued liabilities, amounts due to related parties and notes payable to related parties. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amount of cash, accounts payable, accrued liabilities, notes payable to related parties and other amounts due to related parties approximates fair value because of the short-term nature of these financial instruments.

Concentrations of Credit Risk

Our financial instruments which potentially subject us to credit risk are our cash and cash equivalents. We maintain our cash and cash equivalents at reputable financial institutions and currently, we are not exposed to significant credit risk.

F-21

Cash and Cash Equivalents

We consider all amounts on deposit with financial institutions and highly liquid investments with an original maturity of three months or less to be cash equivalents at the date of purchase.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Mineral Rights

We have determined that our mineral rights meet the definition of mineral rights, as defined by accounting standards, and are tangible assets. As a result, our direct costs to acquire or lease mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with leasing or acquiring patented and unpatented mining claims; leasing mining rights including lease signature bonuses, lease rental payments and advance minimum royalty payments; and options to purchase or lease mineral properties.

If we establish proven and probable reserves for a mineral property and establish that the mineral property can be economically developed, mineral rights will be amortized over the estimated useful life of the property following the commencement of commercial production or expensed if it is determined that the mineral property has no future economic value or if the property is sold or abandoned. For mineral rights in which proven and probable reserves have not yet been established, we assess the carrying values for impairment at the end of each reporting period and whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

The net carrying value of our mineral rights represents the fair value at the time the mineral rights were acquired less accumulated depletion and any abandonment or impairment losses. Proven and probable reserves have not been established for mineral rights as of December 31, 2020. There were no Impairment charges recognized for during the years ended December 31, 2020 and 2019, respectively.

Impairment of Long-lived Assets and Mining Rights

We continually monitor events and changes in circumstances that could indicate that our carrying amounts of long-lived assets, including mineral rights, may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flow. If the future undiscounted cash flow is less than the carrying amount of these assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation. Property and equipment is amortized on a straight-line basis over its estimated life:

•	SDA Mill – 10 years

•	Mill equipment – 10 years

•	Tailings Dam – 10 years

•	Office and Warehouse – 10 years

Comprehensive Income/Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive income/loss and its components in the financial statements. As of December 31, 2020 and 2019, the Company recognized $68,636 and $40,422 in comprehensive income related to foreign currency translation adjustments for the Mexico operations disposed in March 2020, respectively.

F-22

Notes Payable – Related Parties

Notes payable to related parties are classified as current liabilities as either the note holders have the ability to control the repayment dates of the notes or maturity dates are within one year of the reported balance sheet date.

Exploration Costs

Mineral exploration costs are expensed as incurred. When it has been determined that it is economically feasible to extract minerals and the permitting process has been initiated, exploration costs incurred to further delineate and develop the property are considered pre-commercial production costs and will be capitalized and included as mine development costs in our balance sheets.

Income Taxes

We recognize deferred tax assets and liabilities for temporary differences between the tax basis of assets and liabilities and the amounts at which they are carried in the financial statements and the effect of net operating losses based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. At December 31, 2020 and 2019, the Company had no uncertain tax positions.

Net Loss per Common Share

We compute basic net loss per common share by dividing our net loss attributable to common shareholders by our weighted-average number of common shares outstanding during the period. Computation of diluted net loss per common share adds the weighted-average number of potential common shares outstanding to the weighted-average common shares outstanding, as calculated for basic net loss per share, except for instances in which there is a net loss. For the year ended December 31, 2020, 1,858,635 of warrants, 192,269 shares issuable from Series A Preferred Stock and 990,978 shares issuable from convertible notes were considered for their dilutive effects. For the year ended December 31, 2019, 335,000 of warrants, 242,269 shares issuable from Series A Preferred Stock and 430,978 shares issuable from convertible notes were considered for their dilutive effects.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on January 1, 2018 using the modified retrospective method, with no impact to the Company’s comparative financial statements. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

•	Identification of the contact with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

All of the Company’s revenue is currently generated from the sales of similar products. As such no further disaggregation of revenue information is provided.

F-23

Performance Obligations

Revenues are recognized when all the following criteria are satisfied: (i) a contract with an end user exists which has commercial substance; (ii) it is probable the Company will collect the amount charged to the end user; and (iii) the Company has completed its performance obligation whereby the end user has received the benefit of the services or when control of products has transferred to the end user. A contract with commercial substance exists once the Company receives and accepts a purchase order or once it enters into a contract with an end user. If collectibility is not probable, the sale is deferred and not recognized until collection is probable or payment is received. Control of products typically transfers when title and risk of ownership of the product has transferred to the customer or the services are completed. Net revenues comprise gross revenues less customer discounts and allowances, actual and expected returns. Shipping charges billed to customers are included in net sales. Various taxes on the sale of products and services to customers are collected by the Company as an agent and remitted to the respective taxing authority. These taxes are presented on a net basis and recorded as a liability until remitted to the respective taxing authority.

Contract Costs

Costs incurred to obtain a customer contract are not material to the Company. The Company elected to apply the practical expedient to not capitalize contract costs to obtain contracts with a duration of one year or less, which are expensed and included within cost of goods and services.

Contract Liabilities

The Company may at times receive payment at the time the customer places an order or requests services. Amounts received for undelivered product are considered a contract liability and are recorded as deferred revenue. As of December 31, 2020 and 2019, the Company had no deferred revenue related to unsatisfied performance obligations included with accrued liabilities.

Stock-based Compensation

The Company determines the fair value of stock option awards granted to employees and nonemployees in accordance with FASB ASC Topic 718 – 10. Compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

Note 3 – Mineral Rights and Properties

Center Star Gold Mine

On July 1, 2020, the Company entered into a Stock Purchase Agreement to acquire Clearwater Gold Mining Corporation (“Clearwater”) which owns certain unpatented mining claims in Idaho County, Idaho that include the historic Center Star Gold Mine (“Center Star”) near Elk City, Idaho. As a result of the Clearwater acquisition, Gregory Schifrin, the sole shareholder of Clearwater, was appointed to serve as a member of the Company’s Board on July 1, 2020. In consideration for 100% of the issued and outstanding shares of Clearwater, the Company has agreed to pay Clearwater’s sole shareholder 1,000,000 shares of Magellan common stock, $125,000 convertible note and $25,000 in cash. The 1,000,000 shares are to be issued to the shareholder on and under the terms as follows: 250,000 shares at the time of closing, 250,000 shares at the time the Center Mine receives its permit to reopen the main portal of the mine, 250,000 shares at the point the main portal has been reopened and 250,000 shares two-years from closing concurrent the pay-off of the $125,000 convertible note. As of December 31, 2020, the total purchase price for the Clearwater was determined to be $1,000,000 which consisted of $12,500 cash paid, $12,500 accrued in accounts payable – related party, a $125,000 convertible promissory note, and 1,000,000 shares of common stock with a fair value of $850,000. The Company concluded the transaction qualified as an asset acquisition and all such acquisition costs have been capitalized.

During the year ended December 31, 2020, the Company has paid $77,916 and accrued $35,052 in capitalized development cost to develop gold resources at Center Star.

F-24

Silver District

In August 2012, we entered into an option agreement with Columbus Exploration f/k/a Columbus Silver Corporation, which granted us the right to acquire all of Columbus’ interest in its Silver District properties located in La Paz County, Arizona. We paid Columbus an initial $63,200 on signing of the option and a further $50,000 in December 2012. We paid other patented and unpatented mining claim purchase and lease obligations in 2013 and 2014 to maintain the project claims and leases in good standing. On December 31, 2014, we paid an additional $100,000 to Columbus Exploration to acquire all of Columbus’ interest in its Silver District properties located in La Paz County, Arizona. The properties acquired from Columbus were assigned into our subsidiary Gulf+Western Industries, Inc. and our total acquisition cost capitalized was $323,200.

The Silver District property consists of 110 unpatented lode and mill site mining claims, six patented lode claims, and an Arizona State Exploration Permit, all of which are held directly or under lease agreements, totaling over 2,000 acres. Certain of the claims are subject to third party net smelter royalties and/or net profits of varying percentages.

On July 9, 2015, G+W entered into two Lease and Purchase Agreements (“Agreements”) with an individual that grant the Company certain exploration and mining rights for two patented lode claims located in the Silver District, La Paz County, Arizona. The Agreements provide for scheduled variable annual advance minimum royalty payments to the lessor. In addition, the Agreements have an initial term of 20 years, and provide for the purchase of the properties for $125,000 each during the term of the lease, net of any advance royalty payments made up to the date of the purchase. The Company paid the initial advance royalty payments totaling $3,000 and advance royalty payments of $3,000 to maintain these Agreements. Due to an uncertainty associated with the clarification of the legal title for these two patented lode claims, these payments have not been capitalized as mining rights, and therefore are included in exploration costs during the period in which the obligation was due. The lease requires annual payments totaling $1,000 until the legal title can be perfected.

In January 2020, the Company and NV Gold Corporation (“NVX”) and its wholly-owned subsidiary NV Gold Corporation (USA) (“NV Gold”) entered into a binding letter of intent (“LOI”), whereby NV Gold has the exclusive right to purchase an undivided 100% right, title and interest in and to the Silver District Property and the Property Data in consideration of NV Gold completing certain payments and work commitments. In January 2020, NVX accepted the terms of the LOI and paid the Company $25,000. NVX had until May 11, 2020 to exercise their option to acquire the Silver District project under these terms. NVX did not exercise their option on May 11, 2020 and Magellan retained the $25,000 payment as liquidated damages which was recorded in other income.

In July 2020 G + W was disposed of as further discussed in Note 4.

Note 4 – Disposition of Business

Mexico Operations

On March 3, 2017 the Company entered into a Memorandum of Understanding (“MOU”) with Rose Petroleum plc (“Rose”), a multi-asset natural resource business, to purchase an operating floatation plant that also includes a precious metals leach circuit and associated assets, licenses and agreements (together, the “SDA Mill”) located in the State of Nayarit, Mexico.

Prior to closing, all of the assets and operations related to the SDA Mill were transferred to a newly incorporated entity, Minerales Vane 2 S.A. de C.V. (“Minerales Vane 2”). Effective November 30, 2017, the Company’s newly incorporated wholly-owned subsidiary, Magellan Acquisition Corporation (“MAC”), acquired 100% of the issued and outstanding shares of Minerales Vane 2 (“MV2”).

F-25

Effective March 31, 2020 the Company entered into an Agreement to Accept Collateral in Full Satisfaction of Obligations (the “Agreement”) with certain holders of Promissory Notes (the “Lenders”) due December 31, 2019 (the “Notes”) in the aggregate principal amount of $1.05 million. The Company is indebted under the Notes to the Lenders and the Company’s obligations to the Lenders are secured by a Stock Pledge and Security Agreement covering 100 shares of common stock of Magellan Acquisition Corporation and one (1) share of MV2 (the “Collateral”) held under a Collateral Agent Agreement. Magellan Acquisition Corp. and MV2 own the SDA Mill and El Dorado prospect in Nayarit, Mexico. The Notes matured on December 31, 2019 and remain unpaid and in default. The Lenders have accelerated the Company’s indebtedness. Pursuant to terms set forth in the Agreement, the Lenders have agreed to accept the Collateral in full satisfaction of the Notes and unconditionally and irrevocably waive any entitlement or right to receive payment of (i) the initial 10% Financing Fee included in the principal amount of the Notes, (ii) the 5% Rollover Fee agreed to in an Allonge and Modification Agreement. The effective date of the Agreement was March 31, 2020.

Silver District

On July 21, 2020, the Company entered into a Stock Purchase agreement with Tri Power Resources, LLC to sell 1,000 shares representing 100% ownership of Gulf+Western Industries, Inc (“Gulf+Western”) to Tri Power in consideration for the return and cancellation of 50,000 shares of the Company’s Series A Preferred Stock with a stated value of $10 per share. John Gibbs, a majority shareholder in the Company, is the Managing Member and Chief Executive Officer of Tri Power Resources, LLC.

Due to the related party nature of the above transactions, the gain of $206,860 associated with the disposals were recorded to additional paid in capital.

Summary

As a result of the agreements above, the assets and liabilities of the Gulf+Western, MAC and MV2 operations have been reflected as assets and liabilities of discontinued operations in the Company’s consolidated balance sheets as of December 31, 2020 and December 31, 2019 as follows:

	December 31, 2020	December 31, 2019

Cash	$–	$5,165
Prepaid expenses and other current assets	–	37,214
Current assets of discontinued operations	–	42,379

Mineral rights, net of impairment	–	101,672
Property, plant and equipment, net	–	973,930
Prepaid expenses and other assets	–	388,468
Other assets of discontinued operations	–	1,464,070
Total assets of discontinued operations	$–	1,506,449

Accounts payable	$–	$338,231
Accrued liabilities	–	145,766
Accrued interest - related parties	–	29,160
Accrued interest	–	23,377
Notes payable, related party	–	953,876
Notes payable, third party	–	115,500
Current liabilities of discontinued operations	–	1,605,910

Other long-term liabilities	–	9,857
Asset retirement obligation	–	120,878
Long term liabilities of discontinued operations	–	130,735
Total liabilities of discontinued operations	$–	$1,736,645

F-26

The agreements qualify as a discontinued operation in accordance with U.S. GAAP. As a result, operating results and cash flows related to the Gulf+Western, MAC and MV2 operations have been reflected as discontinued operations in the Company’s consolidated statements of operations and comprehensive loss and consolidated statements of cash flows.

	December 31, 2020	December 30, 2019

Revenue	$–	$32,500
Cost of sales	–	(286,085)
Exploration costs	–	(10,000)
General and administrative expenses	(31,599)	(196,227)
Operating loss	(31,599)	(459,812)
Other expense	–	(1,941)
Net loss from discontinued operations	$(31,599)	$(461,753)

Note 5 – Fair Value of Financial Instruments

Financial assets and liabilities recorded at fair value in our consolidated balance sheets are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level 1 – Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2 – Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3 – Inputs reflecting management’s best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The carrying values for cash and cash equivalents, prepaid assets, accounts payable and accrued liabilities, related party line of credit and notes payable approximate their fair value due to their short-term maturities.

Note 6 – Notes Payable – Related Parties

On May 31, 2017 we entered into three short-term notes with Mr. Gibbs, Dr. Carson and Mr. Power in the principal amounts of $100,000, $25,000 and $25,000, respectively. The notes bear interest at 6% and matured on November 15, 2017. The note balances were subsequently rolled into the Series 2017 Notes. A total of $752 of interest is accrued on these notes as of December 31, 2020 and December 31, 2019, respectively.

On November 30, 2017 we entered into a series of secured promissory notes (“Series 2017 Notes”) with both related and unrelated parties in the aggregate amount of $1,155,000, including financing fees of $105,000 recorded as a discount to the notes. During the year ended December 31, 2019, a total of $57,750 of additional fees were added to the principal amount and recorded as a discount to the notes related of an extension of the maturity date to December 31, 2019. Of the additional fees $52,250 was related to the related party portion of these notes and $5,500 was related to their third party portion. The balance on these notes, net of discount of $0, was $1,069,376 as of December 31, 2019. During the year ended December 31, 2019 $ 57,750 of debt discount related to the above notes was amortized to interest expense. The notes are secured by a stock pledge agreement covering 100% of the outstanding common stock of Magellan Acquisition Corporation, bear interest at 10%.

F-27

The total of portion of the Series 2017 Notes from related parties totaled $1,045,000, including financing fees of $95,000 recorded as discount to the notes. Mr. Gibbs, Dr. Carson, and Mr. Power transferred $100,000, $25,000, and $25,000, respectively, from the May 31, 2017 short term related party notes into the Series 2017 Notes.

The Series 2017 Notes were in default as of December 31, 2019. Consequently, on March 31, 2020, the Company entered into an Agreement to Accept Collateral in Full Satisfaction of Obligations (the “Agreement”) with the holders of the Series 2017 Notes (the “Lenders”) due December 31, 2019 in the aggregate principal amount of $1.14 million. The Company is indebted under the Series 2017 Notes to the Lenders and the Company’s obligations to the Lenders are secured by a Stock Pledge and Security Agreement covering 100 shares of common stock of MAC and one (1) share of MV2 (the “Collateral”) held under a Collateral Agent Agreement. MAC and MV2 own the SDA Mill and El Dorado prospect in Nayarit, Mexico. The Series 2017 Notes matured on December 31, 2019 and remain unpaid and in default. The Lenders have accelerated the Company’s indebtedness. Pursuant to terms set forth in the Agreement, the Lenders have agreed to accept the Collateral in full satisfaction of the Series 2017 Notes and unconditionally and irrevocably waive any entitlement or right to receive payment of (i) the initial 10% Financing Fee included in the principal amount of the Notes, (ii) the 5% Rollover Fee agreed to in an Allonge and Modification Agreement. The effective date of the Agreement was March 31, 2020.

Unsecured advances – related party

During the year ended December 31, 2020, Mr. Gibbs advanced $20,000 and Mr. Schifrin advanced $10,000 to the Company. During the year ended, Mr. Power advanced $15,830 cash and paid expenses using his personal credit card on behalf of the Company of $118,384, and the Company made repayments to Mr. Power and/or his credit card of $156,011. On May 31, 2020, the Company issued 475,000 shares of common stock to Mr. Gibbs with a fair value of $332,500 for the settlement of advances in the amount of $95,000, resulting in a loss on settlement of $237,500. In addition, the Company issued 475,000 warrants exercisable for a period of twelve months at an exercise price of $0.20 per share. The Company recognized an additional $288,046 loss related to the issuance of warrants for the settlement of liabilities. Amounts due to related parties was $47,762 and $134,559 as of December 31, 2020 and December 31, 2019, respectively.

Note 7 – Line of Credit – Related Party

Effective December 31, 2012, we entered into an unsecured line of credit arrangement with John D. Gibbs, a significant investor, to facilitate timely cash flows for the Company’s operations. The line of credit originally provided for a maximum balance of $250,000, accrued interest at 6% annually, and matured on December 31, 2014.

On December 31, 2013 we amended our credit agreement with Mr. Gibbs to increase the borrowing limit under the line of credit to $750,000. All other terms of the credit agreement, including the interest rate and maturity date remained unchanged.

On December 31, 2014, we again amended the credit agreement to increase the borrowing limit to $900,000 and extend the maturity date to December 31, 2015. As part of the 2014 amendment and the subsequent appointment of Dr. Pierce Carson as the President, CEO and Director of G+W effective June 1, 2015, we had pledged all of our 85% equity interest in G+W, which owned the Silver District properties, as security for all amounts outstanding under the credit agreement. In July 2016, we completed a share exchange with Dr. Carson to re-acquire the 15% interest in G+W, and therefore at December 31, 2017 our entire 100% interest in G+W remains pledged as security for outstanding amounts under this credit agreement.

On December 31, 2015 we again amended the credit agreement to increase the borrowing limit to $1,000,000 and extended the maturity date to December 31, 2016. Finally, on March 31, 2017 with an effective date of December 31, 2016 we again amended the credit agreement to extend the maturity date to December 31, 2018 and later extended to March 31, 2019. In April 2019 this credit facility was extended until December 31, 2019 in exchange for a fee equal to 2% of the outstanding balance. All other terms of the agreement were unchanged. The 2% fee of $17,050 was recorded as a debt discount and fully amortized with settlement of debt in September 2019.

F-28

In 2018, $20,000 was received under this agreement. During the same period Mr. Gibbs converted $100,000 of the outstanding balance on the line of credit into 100,000 shares of common stock at $1.00 per share.

In September 2019, the Company established a Series A Convertible Preferred Stock (“Series A Preferred Stock”) to convert debt by and between the Company. The Company authorized an aggregate 2,500,000 shares of Series A Preferred Stock to be issued.

At September 30, 2019, the Company issued shares of Series A Preferred Stock with a stated value of $1,174,188 to settle the outstanding line of credit balance including accrued interest. See Note 10.

The outstanding balance under the line of credit was $0 at December 31, 2019. In addition, no interest has been accrued on this obligation and is included in accrued interest - related parties on the accompanying consolidated balance sheets at December 31, 2019.

Note 8 – Notes payable

During the year ended December 31, 2020, $20,000 in unsecured advances were received from third parties with the intention to convert to shares in the Company. On May 31, 2020, the Company converted $42,500 of advances from third parties into 212,500 shares of common stock. The common shares had a fair value of $153,750, resulting in a loss on settlement of $111,250. In addition, the Company issued 212,500 warrants exercisable for a period of twelve months at an exercise price of $0.20 per share. The Company recognized an additional $128,863 loss related to the issuance of warrants for the settlement of liabilities.

As discussed in Note 6 – Notes Payable – Related Parties, on November 30, 2017 we entered into a series of secured promissory notes (“Series 2017 Notes”) with both related and unrelated parties in the aggregate amount of $1,155,000, including financing fees of $105,000 recorded as a discount to the notes.

The portion of the Series 2017 Notes from non-related parties totaled $110,000, including financing fees of $10,000 recorded as discount to the notes. The note maturity date was extended to December 31, 2019 in exchange for an increase in the principal balance of $5,500. As of December 31, 2019, the balance on the notes from non-related parties, net of unamortized discount of $0, was $115,500 with accrued interest of $23,377. On March 31, 2020, the Series 2017 Notes were settled. See Note 6.

As of December 31, 2020 and 2019, the total advances due were $10,000 and $32,500, respectively.

10% Unsecured Convertible Note

On October 1, 2019, the Company issued a 10% Unsecured Convertible Note in the principal amount of $145,977.65 to evidence accrued and unpaid legal fees owed to the Company’s attorney. The note is due on demand and is convertible into shares of common stock at a conversion price of $1.00 per share.

Note 9 – Convertible Note Payable

Series 2018A and 2018B 10% Unsecured Convertible Notes

In 2018, the Company sold $205,000 of Series 2018A and $150,000 of Series B 10% Unsecured Convertible Notes. The purchase price of the Note is equal to the principal amount of the Note. The Series A and Series B Notes are convertible into shares of Common Stock at a conversion price of $1.00 and $1.25, respectively, during the life of the Note. The Company evaluated the conversion option and concluded it was not required to be bifurcated as a derivative. The Company also concluded that no beneficial conversion feature was present at issuance. The Notes will accrue interest at the rate of 10% per annum, payable quarterly in arrears. The Notes matured twelve (12) months from the date of issue but were extended at the option of the Company for an additional one (1) year. Within thirty (30) days following the closing of an offering, the Company has agreed to prepare and file a Registration Statement on Form S-1 registering the resale of the shares of Common Stock issuable upon conversion of the Notes. Of the Series A issuance, $150,000 was sold to a related party, Mr. Gibbs. In December 2019, $25,000 of Series 2018A 10% Unsecured Convertible Notes and $2,039 of accrued interest were converted into 27,039 shares of common stock at a conversion price of $1.00 per share.  As of December 31, 2019, the balance due under the Series 2018A and 2018B notes is $180,000 in principal and $18,867 in accrued interest. On May 31, 2020, the Company converted $150,000 of principal and $22,412 of accrued interest into 862,055 shares of common stock. The common shares had a fair value of $603,439, resulting in a loss on conversion of debt of $431,028. The Company issued 862,055 warrants exercisable for a period of twelve months at an exercise price of $0.20 per share and recognized an additional $522,761 loss related to the issuance of warrants for the conversion of debt. In September 2020, the Company converted the remaining $30,000 of principal and $4,897 of accrued interest into 34,947 shares of common stock with a fair value of $34,897. The Company issued 30,000 warrants exercisable for a period of thirty days at an exercise price of $0.20 per share and recognized an additional $34,900 loss related to the issuance of warrants for the conversion of debt. As of December 31, 2020, the principal and interest balance due under the Series 2018A and 2018B notes were settled.

F-29

Series 2019A 10% Unsecured Convertible Notes

In 2019 the Company sold $135,000 of Series 2019A 10% Unsecured Convertible Notes. The purchase price of the Note is equal to the principal amount of the Note. The Series 2019A Notes are convertible into shares of Common Stock at a conversion price of $1.00 during the life of the Note. The lenders were issued 100,000 common stock warrants with an exercise price of $2.00 per share. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature and relative fair value of the warrants as a debt discount and additional paid in capital in August and December 2019. The $135,000 debt discount is amortized over the term of the loan. The Notes will accrue interest at the rate of 10% per annum, payable quarterly in arrears. The Notes mature twelve (12) months from the date of issue. The maturity date can be extended at the option of the Company for an additional one (1) year. There are two Series 2019A 10% Unsecured Convertible Notes that were due and payable in August 2020 and are currently past due. If a default notice is received the interest rate will be 12%. On May 31, 2020, the Company converted $60,000 of principal and $4,316 of accrued interest into 321,580 shares of common stock. The common shares had a fair value of $225,106, resulting in a loss on conversion of debt of $160,790. In addition, the Company issued 321,580 warrants exercisable for a period of twelve months at an exercise price of $0.20 per share. The Company recognized an additional $195,010 loss related to the issuance of warrants for the conversion of debt. Amortization expense of $87,583 and $47,417 was recognized during the years ended December 31, 2020 and 2019, respectively. As of December 31, 2019, the balance due under these notes net of unamortized discount of $87,583, is $47,417, with accrued interest of $2,799. As of December 31, 2020, the balance due under these notes net of unamortized discount of $0, is $75,000, with accrued interest of $8,481.

On October 1, 2019, the Company sold a 10% Unsecured Convertible Note for $145,978 due on demand to settle accounts payable. The purchase price of the 10% Unsecured Convertible Note is equal to the principal amount of the Note. The 10% Unsecured Convertible Note is convertible into shares of Common Stock at a conversion price of $1.00 during the life of the Note. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature as a debt discount and additional paid in capital in October 2019. The debt discount will be amortized over the term of the loan. The 10% Unsecured Convertible Note will accrue interest at the rate of 10% per annum payable quarterly, accruing from the date of issuance. Amortization expense of $0 and $145,978 was recognized during the years ended December 31, 2020 and 2019. As of December 31, 2020 and 2019, the balance due under the note is $145,978, with accrued interest of $18,237 and $3,639, respectively.

Series 2020A 8% Unsecured Convertible Notes

During the year ended December 31, 2020, the Company sold $285,000 of Series 2020A 8% Unsecured Convertible Notes with a maturity date of November 30, 2020 and became past due. If a default notice is received the interest rate will be 12%.The purchase price of the Note is equal to the principal amount of the Note. The Series 2020A Notes are convertible into shares of Common Stock at a conversion price of $0.50 during the life of the Note. The lenders were issued 142,500 common stock warrants with an exercise price of $0.50 per share for a term of 5 years. Two related parties purchased $60,000 of the 2020A notes. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature as a debt discount and additional paid in capital as of December 31, 2020. The $237,263 debt discount will be amortized over the term of the loan. The Notes will accrue interest at the rate of 8% per annum, payable quarterly in arrears. In July 2020, $25,000 of Series 2020A 8% Unsecured Convertible Notes were converted into 50,000 shares of common stock at a conversion price of $0.50 per share. Amortization expense of $202,756 was recognized during the year ended December 31, 2020. As of December 31, 2020, the balance due to a related party under these notes net of unamortized discount of $0, is $60,000, with accrued interest of $2,838. As of December 31, 2020, the balance due to a third party under these notes net of unamortized discount of $0, is $200,000, with accrued interest of $8,297.

3% Secured Convertible Note

On July 1, 2020, the Company issued a $125,000 Secured Convertible Note to a related party for the as part of the purchase of Clearwater Mining Corporation. The secured convertible note matures on July 1, 2022 and will accrue interest at the rate of 3% per annum, payable yearly in arrears beginning July 1, 2021. The Note is convertible into shares of Common Stock at a conversion price of $0.50 during the life of the Note. The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature and relative fair value of the warrants as a debt discount and additional paid in capital in July 2019. The $87,500 debt discount will be amortized over the term of the loan. Amortization expense of $21,935 was recognized during the year ended December 31, 2020. As of December 31, 2020, the balance due to a related party under this note net of unamortized discount of $65,592, is $59,435, with accrued interest of $1,880.

F-30

Note 10 – Stockholders’ Deficit

Common Stock

On May 31, 2020, the Company agreed to issue 86,270 common shares to settle of accounts payable related to services provided in 2019 and 2020 of $17,254. The common shares had a fair value of $60,389 resulting in a loss on settlement of accounts payable of $43,135.

On May 31, 2020, the Company agreed to issue 687,500 common shares and warrants to settle advances from third parties of $42,500 and settle advances from related parties of $95,000. Additionally, the Company issued 1,183,635 common shares and warrants to settle convertible notes payable of $236,727 including accrued interest. The common shares had a fair value of $486,250 resulting in a loss on settlement of liabilities of $348,750.

During the year ended December 31, 2020, the Company received net proceeds of $38,500 from the exercise of 155,000 warrants.

On July 15, 2020, the Company issued 500,000 shares for services rendered pursuant to two investor relations agreements: 200,000 shares under a Services Agreement and 300,000 shares under a Consulting Agreement. The shares were valued at $1.29, the closing price of the Company’s stock on July 15, 2020. The Services Agreement is $7,500 per month and has a term of twelve months The Consulting Agreement is $7,500 per month and has an initial term of six months. If the Consulting Agreement is not terminated at least thirty days prior to the end of the initial term, the term will continue for an additional six months. During the year ended December 31, 2020 the Company recognized $322,750 of expense related to these shares.

On December 9, 2019, the Company entered into a three month consulting agreement and paid $25,000. In addition, the Company issued 100,000 warrants with an exercise price of $1.00 per share that expire on December 9, 2020. During the years ended December 31, 2020 and, the Company recognized $76,650 and $24,799 of expense related to the warrants issued from this agreement, respectively.

In January 2019, 40,000 shares were issued for services rendered pursuant to an investor relations agreement. The shares were valued at $1.10, the closing price of the Company’s stock on December 31, 2018. The services will be provided over a two year service period. During the year ended December 31, 2020 and 2019 the Company recognized $22,000 of expense related to these shares.

On January 3, 2019, the Financial Industry Regulatory Authority (“FINRA”) informed Magellan Gold Corporation, a Nevada corporation that a 1-for-50 reverse split of the Company’s common stock, previously disclosed in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission (the “SEC”) on September 22, 2017, would be effective at the market open on January 7, 2019. The stock split has been retroactively adjusted throughout these financial statements and footnotes.

During the year ended December 31, 2019, the Company raised $30,000 through the sale of 30,000 Units at a price of $1.00 per Unit. Each unit consists of one share of common stock and four common stock warrants. Two of the warrants expire on May 8, 2019 and are exercisable at $2.00. The other two warrants expire on August 8, 2019 and are exercisable at $3.00. The warrants expiring on May 8, 2019 were extended until May 28, 2019 and the exercise price was reduced to $1.00 per share. On July 31, 2019 all of the stock warrants were extended until October 31, 2019 and they all expired unexercised.

Effective July 24, 2018, the Company and W. Pierce Carson executed a Restricted Stock Award Agreement pursuant to which the Company granted to Carson a restricted stock award consisting of 80,000 shares of Common Stock, valued at $1.00 per share. 20,000 of the shares vested upon closing of the El Dorado agreement and were issued, and the remaining 60,000 shares are subject to ratable vesting over an 18-month period. During year ended December 31, 2019 the Company issued 20,000 of these shares and recognized expense of $10,000 related to this issuance. Mr. Carson resigned effective June 1, 2019 and no further issuances under this agreement are expected.

F-31

In March 2019, the Company entered into an agreement to issue 5,000 shares for services. These shares were issued in April 2019. The Company recognized expense of $14,000 during the year ended December 31, 2019 related to this agreement.

The Company also agreed to issue 2,000 shares for services rendered during the year ended December 31, 2019. The Company recognized expense of $5,600 related to this commitment, and the shares were issued in April 2019.

In January 2019 the Company issued Mr. Martinez 14,118 shares in settlement of liabilities for services provided in 2018 of $24,000.

During the year ended December 31, 2019, the Company also issued 7,574 shares in settlement of other liabilities of $12,875 resulting in a loss on settlement of $758.

During the year ended December 31, 2019 Mr. Gibbs was issued 30,594 and Mr. Powers was issued 14,965 shares of common stock related to the price protection feature which expired in 2018.

In April 2019, the Company entered into an investor relations agreement and issued a total of 100,000 shares in exchange for a 6 month service period. During the year ended December 31, 2019 the Company recognized $200,000 of expense related to these shares.

In May 2019, the Company issued 70,000 shares to consultants in satisfaction for services rendered in 2019. During the year ended December 31, 2019 the Company recognized $147,000 of expense related to these shares.

In September 2019, the Company established a Series A Convertible Preferred Stock (“Series A Preferred”) and authorized an aggregate of 2,500,000 shares with a par value of $0.001 per share and a stated value of $10.00 per share. The holders of outstanding Series A Preferred shall be entitled to receive dividends at the annual rate of 10% based on the stated value per share. Dividends on the share of Series A Preferred share be cumulative. During the year ended, the Company issued a total 242,269 shares of preferred stock to settle liabilities with related parties. At the time of issuance, the fair value of the Preferred Shares was determined to be $5,572,187 based on the fair value of the common shares to which the Preferred Shares are convertible into. The Series A Preferred Shares issued carry a $2.45 million liquidation preference, subject to adjustments, convertible into common stock at $1.00 per share and bear a 10% annual dividend payable in kind at the option of the Company.

In October 2019, the Company issued 25,000 shares of common stock with a fair value of $40,000 for the settlement of accounts payable related to a toll milling agreement in the amount of $17,777, resulting in a loss on settlement of $22,223. In addition, the Company issued 100,000 warrants exercisable for a period of twelve months at an exercise price of $2.00 per share. The Company recognized an additional $85,070 loss related to the issuance of warrants for the settlement of liabilities which is reported in general and administrative expenses.

A summary of the settlement of liabilities is below:

	December 31, 2020	December 31, 2019

Liabilities Settled
Accounts payable and accrued expenses	$–	$22,223
Line of credit - related party	–	869,550
Notes payable - related parties	–	483,375
Convertible note payable - related party	236,728	150,000
Accrued interest	53,926	603,064
Advances payable	42,500	–
Advances payable, related parties	95,000	345,150
Accrued liabilities	5,971	70,577
Total liabilities settled	434,125	2,543,939

Consideration Paid
Preferred shares - fair value	–	5,572,187
Common shares and warrant- fair value	2,544,172	40,000
Investment in Rio Silver Equities	–	83,066
Loss on settlement of liabilities	$(2,110,047)	$(3,151,314)

F-32

Preferred Stock

In September 2019, the Company established a Series A Convertible Preferred Stock (“Series A Preferred”) and authorized an aggregate of 2,500,000 shares with a par value of $0.001 per share and a stated value of $10.00 per share. The holders of outstanding Series A Preferred shall be entitled to receive dividends at the annual rate of 10% based on the stated value per share. Dividends on the share of Series A Preferred share be cumulative. During the year ended, the Company issued a total 242,269 shares of preferred stock to settle liabilities with related parties. At the time of issuance, the fair value of the Preferred Shares was determined to be $5,572,187 based on the fair value of the common shares to which the Preferred Shares are convertible into. The Series A Preferred Shares issued carry a $2.45 million liquidation preference, subject to adjustments, convertible into common stock at $1.00 per share and bear a 10% annual dividend payable in kind at the option of the Company. During the years ended December 31, 2020 and 2019, the Company accrued $215,610 and $60,401 and for the Series A preferred stock dividend, respectively.

In September 2020, the Company established a Series B Convertible Preferred Stock (“Series B Preferred”) and authorized an aggregate of 5,000 shares with a par value of $0.001 per share and a stated value of $1,250.00 per share. The holders of outstanding Series B Preferred shall be entitled to receive dividends at the annual rate of 10% based on the stated value per share. Dividends on the share of Series B Preferred shall be cumulative.

Stock Options and the 2017 Equity Incentive Plan:

Under the 2017 Equity Incentive Plan, the Company is authorized to grant rights to acquire up to a maximum of 200,000 shares of common stock. The 2017 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights. As of December 31, 2020, the Company had 128,000 shares available for future grant.

During the year ended December 31, 2020, John Gibbs, a related party, transferred 380,000 warrants to purchase common stock back to the Company. Deepak Malhotra, a member of the board, received 300,000 of the transferred warrants as compensation for services to be performed over a one year term. The warrants were valued $386,764 and will recognized over the one year service period. A consultant for the Company, received $50,000 of the transferred warrants as compensation. The remaining 30,000 warrants were transferred to three 2018A 10% Unsecured Convertible noteholder as inducements to convert their notes. See Note 7 – Convertible Note Payable. During the year ended December 31, 2020, the Company recognized $128,922 of expense related to the issuance of these warrants.

Stock option activity within the 2017 Equity Incentive Plan and warrant activity outside the plan, for the nine months ended December 31, 2020 is as follows:

	Stock Options		Stock Warrants
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at December 31, 2018	72,000	$2.00	480,000	$2.50
Granted	–	–	455,000	$1.78
Cancelled	–	–	–	–
Expired	–	–	(600,000)	$2.00
Exercised	–	–	–	–
Outstanding at December 31, 2019	72,000	$2.00	335,000	$1.70
Granted	–	–	2,393,635	$0.21
Cancelled	–	–	(715,000)	$0.90
Expired	–	–	–	–
Exercised	–	–	(155,000)	$0.25
Outstanding at December 31, 2020	72,000	$2.00	1,858,635	$0.67
Exercisable at December 31, 2020	72,000	$2.00	1,858,635	$0.67

F-33

The Company valued the warrants using the Black-Scholes model with the following key assumptions ranging from: Stock price, $0.85- $1.57, Exercise price, $0.20-$0.50, Term 5 years, Volatility 195.66% - 225.13%, and Discount rate 0.12% - 0.36%.

As of December 31, 2020, the outstanding stock options have a weighted average remaining term of 6.82 years and $0 intrinsic value, and the outstanding stock warrants have a weighted average remaining term of 0.22 years and an intrinsic value of $1,451,658.

Note 11 – Commitments and Contingencies

Mining Claims

As part of our acquisition of the Center Star gold mine project, we acquire 15 Bureau of Land Management (“BLM”) unpatented mining claims and subsequently staked another 16 unpatented mining claims. In order to maintain the BLM lode \ claims, annual payments are required before the end of August of each year. As of December 31, 2020, all of these claims are in good standing.

On August 6, 2020, the Company entered into a one-year investor relations consulting agreement. As consideration for its services under the Agreement, the Company agreed to pay to the consultant 261,538 restricted shares of the Company’s common stock. The shares were valued at $1.56, the closing price of the Company’s stock on August 6, 2020. As of December 31, 2020, the Company has not issued the shares and has accrued $136,000 related to this agreement.

Note 12 – Executive Employment Agreement

Effective June 1, 2019, the Company and David E. Drips, executed a Restricted Stock Unit Agreement pursuant to which the Company agreed to grant to Mr. Drips, in consideration of services to be rendered as President, CEO and Director, restricted stock units consisting of 10,000 units for each month of service. The units will vest upon successful completion of a $1.25 million financing on or before November 30, 2019. Upon settlement if the common stock is less than $1.50 addition shares will be issued such that each month of service will have a value of $15,000. The agreement was extended through May 31, 2020 and eliminated the $1.25 million in financing as a condition of vesting and clarified that a total of 120,000 shares of stock will be issued to settle all services received. As of December 31, 2020, $78,000 has been accrued under this arrangement. On June 2, 2020, the Company received the written resignation of David E. Drips as President, CEO and Director of the Company, effective May 31, 2020.

Effective August 1, 2020, the Company and Michael Lavigne, executed a Restricted Stock Unit Agreement pursuant to which the Company agreed to grant to Mr. Lavigne, in consideration of services to be rendered as President, CEO and Director, restricted stock units consisting of 15,000 units for each month of service. The vested stock units will be settled in shares of common stock upon or as soon as practicable (a) upon written request any time after December 31, 2020 or (b) following the termination date, whichever occurs first. As of December 31, 2020, 75,000 restricted stock units may be settled in shares of common stock. During the year ended December 31, 2020, the Company recognized $84,600 of expense related to the agreement.

Note 13 – Related Party Transactions

Accrued Interest - Related Parties

Accrued interest due to related parties is included in our consolidated balance sheets as follows:

	December 31, 2020	December 31, 2019
Accrued interest payable – Mr. Gibbs	$2,597	$–
Accrued interest payable – Dr. Carson	752	752
Accrued interest payable – Mr. Schifrin	1,880	–
Accrued interest payable – Mr. Malhotra	241	–
	$5,470	$752

The accrued interest related to the Series 2017 Notes was settled on March 31, 2020. See Note 6.

F-34

Note 14 – Income Taxes

Our net operating loss carry forward as of December 31, 2020 was $3,874,000, which may be used to offset future income taxes. Our reconciliation between the expected federal income tax benefit computed by applying the federal statutory rate to our net loss and the actual benefit for taxes on net loss for 2020 and 2019 is as follows:

	Years Ended December 31,
	2020	2019
Expected federal income tax benefit at statutory rate	46,457	$160,292
State taxes	7,743	26,715
Change in valuation allowance	(54,200)	(187,007)
Income tax benefit	$–	$–

Our deferred tax assets as of December 31, 2020 and 2019 were as follows:

	December 31,
	2020	2019
Deferred tax asset	949,042	$894,842
Valuation allowance	(949,042)	(894,842)
Deferred tax assets, net of allowance	$–	$–

Note 15 – Subsequent Events

In February 2021, the Company entered into a debt agreement to borrow $200,000. The secured note has an original issuance discount of $16,000, which will be amortized over the life of the note. The loan bears interest at a rate of 10% and has a six-month maturity. The unpaid principal is convertible into shares of the Company’s common stock at the conversion price. The conversion price shall be the less of 90% of the lowest trading price during the previous twenty (20) trading day period ending on the issuance date, or during the previous twenty (20) trading day period ending on date of conversion of this note. The Company issued the debtholder 266,667 common shares as a commitment fee.

Subsequent to December 31, 2020, the Company issued 261,538 common shares related to a one-year investor relations consulting agreement. See Note 11.

F-35

PART III—EXHIBITS

Exhibit No.:	Description of Exhibit
1.1*	Broker-Dealer Services Agreement, dated May 24, 2021, with The Dalmore Group LLC
2.1	Articles of Incorporation filed September 28, 2010 (1)
2.2	Bylaws (1)
2.3	Amended and Restated Bylaws (4)
2.4	Second Amended and Restated Bylaws (6)
3.1	Specimen Common Stock Certificate (1)
3.2*	Form of Warrant
4.1*	Form of Subscription Agreement
6.1	Cowles’ Option and Mining Lease (1)
6.2	Mining Lease–Randall Claims (1)
6.3	Assignment of Randall Mining Lease Agreement (1)
6.4	Mining Lease–Secret Claims (1)
6.5	Consulting Agreement (1)
6.6	Promissory Note Dated August 23, 2011, in favor of John C. Power (2)
6.7	Promissory Note Dated August 23, 2011, in favor of John D. Gibbs (2)
6.8	First Amendment to Mining Lease–Secret Claims (3)
6.9	Second Amendment to Mining Lease–Randall Claims (3)
6.10	Promissory Note Dated February 28,2012, in favor of John D. Gibbs (5)
6.11	Third Amendment to Mining Lease–Randall Claims (7)
6.12	Option Agreement–Columbus Silver (8)
6.13	Amendment No. 1 to Promissory Note in favor of John C. Power (9)
6.14	Credit Agreement dated December 31, 2012 in favor of John D. Gibbs (10)
6.15	Amendment No. 1 to Silver District Option Agreement (11)
6.16	Allonge and Modification Agreement with John D. Gibbs (12)
6.17	Promissory Note in favor of John Power (13)
6.18	Silver District / Columbus Silver Purchase Agreement (14)
6.19	Promissory Note in favor of Clifford Neuman (14)
6.20	Second Allonge and Modification Agreement with John D. Gibbs (15)
6.21	Employment Agreement–W. Pierce Carson (16)
6.22	Employment Agreement–W. Pierce Carson (Magellan) (17)
6.23	Agreement and Plan of Merger (18)
6.24	Mining Option Agreement
6.25	Lock-Up/Voting Trust Agreement (19)
6.26	Intuitive Pty, Ltd. Agreement (19)
6.27	Mining Clip LLC Agreement (19)
6.28	Promissory Note (19)
6.29	Memorandum of Understanding (20)
6.30	Consulting Agreement (21)
6.31	Promissory Note in favor of W. Pierce Carson (21)
6.32	Promissory Note in favor of John Power (21)
6.33	Promissory Note in favor of John Gibbs (21)
6.34	Promissory Note in favor of John Power (22)
6.35	Securities Purchase Agreement between Magellan Gold Corporation and AJB Capital Investments, LLC (23)
6.36	Promissory Note in favor of AJB Capital Investments, LLC (23)
10.1*	Power of Attorney (included on Signature Page and incorporated by reference herein)
11.1*	Consent of Carmel Milazzo & Feil LLP (included in Exhibit 12.1 and incorporated by reference herein)
11.2*	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.
12.1*	Opinion of Carmel Milazzo & Feil LLP

*Filed herewith

Footnotes:

(1)	Incorporated by reference as an Exhibit to Form S-1 as filed with the Commission on May 18, 2011.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Commission on August 25, 2011.
(3)	Incorporated by reference as an Exhibit to Quarterly Report on Form 10-Q as filed with the Commission on November 14, 2011.
(4)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on February 7, 2012.
(5)	Incorporated by reference as an Exhibit to Current Report on Form 8-K/A-1 as filed with the Commission on March 29, 2012.
(6)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on March 30, 2012.
(7)	Incorporated by reference as an Exhibit to Annual Report on Form 10-K as filed with the Commission on March 30, 2012.
(8)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on August 30, 2012.
(9)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on February 4, 2013.
(10)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on February 4, 2013.
(11)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on August 23, 2013.
(12)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on January 2, 2014.
(13)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on April 29, 2014.
(14)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on October 2, 2014.
(15)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on February 3, 2015.
(16)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on June 11, 2015.
(17)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on June 2, 2016.
(18)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on July 27, 2016.
(19)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on October 27, 2016.
(20)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on March 7, 2017.
(21)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on June 20, 2017.
(22)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on July 21, 2017.
(23)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on April 23, 2021.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wallace, State of Idaho, on September 28, 2021.

MAGELLAN GOLD CORPORATION

By:	/s/ Michael B. Lavigne
Michael B. Lavigne
Chief Executive Officer and President (Principal Executive Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael B. Lavigne as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A Offering Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael B. Lavigne	Chief Executive Officer, President and Director (Principal Executive) (Principal Financial and Accounting Officer)	September 28, 2021
Michael B. Lavigne

/s/ Mark Rodenbeck	Director	September 28, 2021
Mark Rodenbeck

/s/ Deepak Malhotra	Director	September 28, 2021
Deepak Malhotra

/s/ Greg Schifrin	Director	September 28, 2021
Greg Schifrin